Exhibit 10.24

SUBLEASE

THIS SUBLEASE (the “Sublease”), dated for reference purposes only as of May 30, 2012, is made by and between REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation (“Sublandlord”), and CONFORMIS, INC., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, Sublandlord and RAR2-Crosby Corporate Center QRS, Inc. (“Master Landlord”), are parties to that certain Lease dated as of November 4, 2008, as affected by that certain (a) First Amendment to Lease dated as of February 20, 2009, and (b) Second Amendment to Lease dated as of July 12, 2010 (collectively, the “Master Lease”), pursuant to which Master Landlord leased to Sublandlord approximately 90,000 rentable square feet of space consisting of the entire first (1st) floor and a portion of the second (2nd) floor of that certain building in Bedford, Massachusetts located at 28 Crosby Drive (the Building”), as more fully described in the Master Lease.

WHEREAS, the parties hereto desire that Sublandlord sublet to Subtenant, and that Subtenant sublet from Sublandlord, the entirety of the premises leased to Sublandlord under the Master Lease (the “Subleased Premises”), which Subleased Premises is depicted on Exhibit A hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Sublease.  Sublandlord does hereby sublet to Subtenant, and Subtenant does hereby sublet from Sublandlord, the Subleased Premises, subject to the terms and conditions of this Sublease.  The parties hereto agree to the rentable square footage of the Subleased Premises is 90,000 rentable square feet.  A copy of the Master Lease is attached hereto as Exhibit B.  Subtenant shall occupy and use the Subleased Premises only for the Permitted Uses (as defined in Section 1.1. of the Master Lease) and for no other purpose.

2.                                      Term.

(a)                                 Master Landlord’s Consent.  Sublandlord and Subtenant expressly acknowledge and agree that this Sublease is subject to Master Landlord’s prior written consent pursuant to the terms and conditions of the Master Lease (“Master Landlord’s Consent”).  Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s Consent, and Subtenant agrees to cooperate in all reasonable respects in connection therewith.  If Sublandlord fails to obtain Master Landlord’s Consent by June 14, 2012, then either Sublandlord or Subtenant may terminate this Sublease by giving written notice thereof to the other, and Sublandlord shall return to Subtenant any amounts delivered by Subtenant under this Sublease.  Neither party shall have any liability to the other for any termination or cancellation of this Sublease as a result of Master Landlord’s failure or refusal to consent to this Sublease.

(b)                                 Sublease Term.  Subject to Sections 2(c) and 2(d) below, this Sublease shall be for a term (the “Sublease Term”) commencing on the date (the “Sublease Commencement Date”) which is the earlier of (i) August 1, 2012, or (ii) the date Sublandlord has vacated the Subleased Premises in its entirety, and ending on April 29, 2017 (the “Sublease Expiration Date”), one (1) day prior to the expiration date of the Master Lease, unless earlier terminated in accordance with the terms of this Sublease.  Within ten (10) days of Sublandlord’s request made after the Sublease Commencement Date, Subtenant shall complete and execute the Delivery Agreement form attached hereto as Exhibit C, confirming the Early Access Date, the Sublease Commencement Date and the Sublease Expiration Date.

(c)                                  Late Delivery.  If for any reason Sublandlord is unable to deliver the Subleased Premises in its entirety to Subtenant by August 1, 2012, then Base Rent (as defined in Section 4(a) below and with respect to months 4-9) shall be abated one day for each such day of delay beyond August 1, 2012 and for the succeeding thirty (30) days thereafter that Sublandlord fails to deliver the Subleased Premises in its entirety to Subtenant.  If for any reason Sublandlord is unable to deliver the Subleased Premises in its entirety to Subtenant by August 31, 2012, then Base Rent shall be abated two (2) days for each such day of delay beyond August 31, 2012 and for the succeeding fifteen (15) days thereafter that Sublandlord fails to deliver the Subleased Premises in its entirety to Subtenant.  If for any reason Sublandlord is unable to deliver the Subleased Premises in its entirety to Subtenant by September 15, 2012, then Subtenant shall have the right by written notice to Sublandlord given no later than September 25, 2012 to terminate this Sublease on the date specified by Subtenant in such notice (which date shall not be later than September 25, 2012), whereupon the Letter of Credit described in Section 6 hereto shall be returned to Subtenant, less only such amounts as to which Sublandlord has properly made draw pursuant to its terms, and neither party shall have any further right or obligation hereunder, except as otherwise expressly set forth herein.  For clarity, Subtenant’s entitlement to new Base Rent abatements (i.e., abatements not yet earned under the foregoing provisions of this Section 2(c)) shall immediately cease upon delivery of the Subleased Premises in its entirety to Subtenant.  Additionally, if the Subleased Premises is delivered to Subtenant in its entirety after September 15, 2012 but on or before September 25, 2012, the termination right set forth in this Section 2(c) shall be deemed null and void and any exercise thereof by Subtenant after September 15, 2012 shall be deemed rescinded.  Subject only to Subtenant’s explicit Sublease termination right set forth in this Section 2(c), Sublandlord’s failure to deliver the Subleased Premises in its entirety to Subtenant will not affect the validity of the Sublease, nor shall such failure extend the Sublease Term past the Sublease Expiration Date.

(d)                                 Early Access.

(i)                                     Subject to receipt of Master Landlord’s Consent, Subtenant shall have early access to the portion of the Subleased Premises consisting of approximately 9,789 rentable square feet as shown on Exhibit D hereto and identified therein as “Initial ConforMIS Space” (the “Early Access Area”) for the period commencing on June 15, 2012, or such earlier date as Sublandlord may determine in its sole discretion (the “Early Access Date”) until the Sublease Commencement Date (the “Early Access Period”), for the purposes of installing its telecommunications equipment, validating business equipment and operating any such validated equipment in support of Subtenant’s standard business operations (the “Early Access Work”).  All Early Access Work shall be performed in accordance with the terms of the Master Lease, including but not limited to Section 6 thereof.  In the event of a conflict between the terms and conditions of the Master Lease and the terms and conditions of this Section 2(d), the Master Lease shall control.

(ii)                                  Subtenant’s early access rights granted herein shall be subject to all the terms and conditions of this Sublease, including without limitation all insurance and maintenance obligations, except that no Base Rent or Additional Rent under Section 4(d) herein will be charged to Subtenant during the Early Access Period.  Notwithstanding the foregoing, Subtenant will be responsible for paying the Estimated Electricity Usage Charge during the Early Access Period based only on the 1st floor portion of the Early Access Area, as provided for in Section 5(a) below.

(iii)                               Prior to the Early Access Date, Sublandlord will, at its sole cost and expense, construct such demising partitions as may be necessary in Sublandlord’s sole discretion to separate the Early Access Area from the remainder of the Subleased Premises.  Sublandlord shall remove such demising partitions at Sublandlord’s expense at the end of the Early Access Period and repair any damage caused by the removal of the partitions and restore to its previous condition.

(iv)                              Subtenant agrees that (i) it will use commercially reasonable efforts to not interfere with Sublandlord’s use of or access to the remainder of the Subleased Premises during the Early Access Period, (ii) Subtenant and its contractors shall conduct the Early Access Work in a manner that shall minimize disruption and inconvenience to other tenants and occupants of the Building, and (iii) Sublandlord’s representative shall have the right to inspect any work performed by Subtenant or its contractor during the normal hours of operation of the Building or such other hours as Sublandlord may reasonably request.

(v)                                 Sublandlord makes no representation or warranty that the Early Access Area will be adequate to satisfy Subtenant’s needs with respect to the Early Access Work.  Subtenant has previously inspected the Early Access Area and has satisfied itself as to the adequacy of such space.  Notwithstanding the foregoing, Sublandlord agrees to cooperate with Subtenant and allow Subtenant reasonable access to other portions of the Subleased Premises to the extent reasonably necessary to perform the Early Access Work, which access (i) shall be requested (in writing, if commercially practicable, otherwise orally) at least twenty-four (24) hours in advance and (ii) may require, at Sublandord’s sole discretion, continuous escort by authorized personnel of Sublandlord.

(vi)                              Subtenant agrees to comply with the following terms and conditions during the performance of the Early Access Work:

(A)                               Subtenant shall keep all public and common areas of the Building where such work is being performed neat and clean at all times and Subtenant shall remove or cause all debris to be removed from the Building at the end of each work day.

(B)                               Subtenant shall promptly repair, at its sole cost and expense, any damage done to the Building or to the premises of any other tenant in the Building and to any existing heating, ventilating and air conditioning system (“HVAC”), electrical, plumbing, fire alarm, sprinkler and lighting systems serving the Building or other common areas appurtenant to the Building that are caused by or arise out of any work performed by Subtenant or its contractor pursuant to this Section.

(C)                               Any contractor performing such Early Access Work shall be subject to the prior written approval of Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Master Landlord if required pursuant to the terms and conditions of the Master Lease.

(D)                               In performing such work, Subtenant and its contractor shall observe Master Landlord’s and Sublandlord’s commercially reasonable rules and regulations regarding the construction, installation, and removal of tenant improvements in the Building, which rules and regulations, together with any modifications thereto, shall be provided to Subtenant, in writing, prior to enforcement.

(E)                                Subtenant shall be solely responsible at its sole cost and expense to correct and to repair any work or materials installed by Subtenant or Subtenant’s contractor, and Sublandlord shall have no liability to Subtenant whatsoever on account of any work performed or material provided by Subtenant or its contractor.

(F)                                 All work done and materials furnished by Subtenant and/or its contractor shall be of such quality, shall be performed in such manner and in accordance and compliance with such Laws (as hereinafter defined) as required for work done and materials furnished by Sublandlord and/or its contractor pursuant to the Master Lease.

3.                                      Delivery Condition and FF&E.

(a)                                 Condition.  Sublandlord shall deliver the Subleased Premises to Subtenant on the Sublease Commencement Date in “AS IS, WHERE IS” condition, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Subleased Premises, and Subtenant acknowledges that none of Master Landlord, Master Landlord’s agents, or Sublandlord or Sublandlord’s agents, have made any representation or warranty as to the suitability of the Subleased Premises for the conduct of Subtenant’s business.  Notwithstanding the foregoing, however, the Subleased Premises will be delivered broom clean, free of trash and debris, and the existing HVAC system, electrical, plumbing, fire alarm, sprinkler and lighting systems servicing the Subleased Premises shall be in good working order and condition on the Sublease Commencement Date.  Sublandlord shall not be required to provide a tenant improvement allowance to Subtenant.

(b)                                 FF&E.  Sublandlord shall provide Subtenant the right to use the furniture, fixtures and equipment (“FF&E”) currently existing within the Subleased Premises.  Sublandlord and Subtenant agree that Exhibit E hereto sets forth the mutually approved list of FF&E items within the Subleased Premises which Subtenant has elected to retain at the Subleased Premises for use by Subtenant during the Sublease Term.  At the Sublease Expiration Date, Sublandlord shall transfer to Subtenant at no additional cost or expense all of Sublandlord’s right, title and interest in and to the FF&E listed on Exhibit E hereto, on an “AS IS, WHERE IS, WITH ALL FAULTS” without representation or warranty.  Subtenant assumes all responsibility in connection with the FF&E listed on Exhibit E and hereby indemnifies and agrees to hold

Sublandlord harmless from and against any and all charges, obligations, demands or claims incurred by Sublandlord with respect to any sales tax that may be due and payable in connection with the transfer of the FF&E provided for herein.  Furthermore, Subtenant shall be responsible for, and shall indemnify Sublandlord from and against any cost, liability or damage arising from Subtenant’s removal of (or failure to remove) all such FF&E listed on Exhibit E from the Subleased Premises on or before the Sublease Expiration Date, including without limitation any damages to the Subleased Premises caused by such removal of FF&E listed on Exhibit E for which Sublandlord is responsible to Master Landlord under the Master Lease.

4.                                      Rent.

(a)                                 Base Rent.  During the Sublease Term, Subtenant shall pay to Sublandlord monthly base rent (the “Base Rent”) for the Subleased Premises as follows:

Period	Annual Base Rent	Monthly Base Rent
Months 1-3	$0	$0
Months 4-9	$607,500	$50,625	**
Months 10-15	$877,500	$73,125
Months 16-24	$1,215,000	$101,250
Months 25 to SED*	$1,305,000	$108,750

* Sublease Expiration Date (SED)

**Subject to Section 2(c)

Subject to Section 4(b) below, on the first day of each month during the Sublease Term, Base Rent shall be due and payable, in advance, at the address specified for Sublandlord below, or at such other place as Sublandlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever (except as otherwise expressly provided in this Sublease).  If the date upon which Subtenant’s obligation to pay Base Rent commences, or the Sublease Expiration Date occurs on a day other than the first or last day, respectively, of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month.

(b)                                 Free Rent Period.  Notwithstanding anything herein to the contrary, no Base Rent or Additional Rent under Section 4(d) herein will be payable for the first three (3) months of the Sublease Term (the “Free Rent Period”), provided, however, Subtenant shall remain liable during such period for Estimated Electricity Usage Charges as provided for in Section 5(a) below.

(c)                                  Additional Rent - General Rules.  Any sums payable by Subtenant under this Sublease other than Base Rent shall constitute and be due as Additional Rent.  All Additional Rent that is payable to Sublandlord shall be paid at the time and place that Base Rent is paid, except as otherwise provided in this Sublease.  Sublandlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent.  Together, Base Rent, Additional Rent and any other sums due hereunder from Subtenant are sometimes referred to in this Sublease as “Rent.”  Sublandlord shall include with any bills for Additional Rent appropriate back up materials for such amounts, including any applicable bills or invoices from Master Landlord relating to same.  In the event that Subtenant disputes or questions any bill from Sublandlord for Additional Rent, Sublandlord and Subtenant agree to act in a commercially reasonable fashion and in good faith to resolve any such disputed or questioned bills.

(d)                                 Expense and Tax Increases.  The base year for purposes of calculating Expenses and Taxes (as such terms are defined in the Master Lease) shall be calendar year 2013 (the “Base Year”).  During the Sublease Term, Subtenant shall pay, as Additional Rent, one hundred percent (100%) of Sublandlord’s liabilities accruing under the Master Lease with respect to the amount by which the Expenses and Taxes paid or incurred by Master Landlord under Section 4 of the Master Lease exceed the amount of Expenses and Taxes paid or incurred by Master Landlord in the Base Year (the “Expense and Tax Increases”).  The Expense and Tax Increases shall be due and payable by Subtenant to Sublandlord at set forth below, and shall be in addition to the Base Rent and all other payments under this Sublease.

(i)                                     Pursuant to Sections 4.3 and 4.4 of the Master Lease, Master Landlord will (A) use reasonable efforts to make an annual determination of actual Expenses and Taxes attributable to the Subleased Premises for each calendar year within 120 days after the end of such year (the “Annual Master Landlord Determination”), and (B) use commercially reasonable efforts to estimate, by April 1 of each year, the current year’s Expenses and Taxes attributable to the Subleased Premises (the “Annual Master Landlord Estimate”).  At such time in calendar year 2014 that Sublandlord has received from Master Landlord both the Annual Master Landlord Determination for the 2013 Base Year (such determination for the 2013 Base Year only subject to adjustment by Sublandlord pursuant to the terms and conditions of Section 5(c) below), and the Annual Master Landlord Estimate of 2014 Expenses and Taxes, Sublandlord will provide copies of same to Subtenant (and to the extent that Master Landlord’s documentation does not provide sufficient line item detail, Sublandlord will use commercially reasonable efforts to obtain same from Master Landlord) and will provide written notification to Subtenant setting forth Sublandlord’s estimate of Subtenant’s liability, if any, for Expense and Tax Increases for such 2014 calendar year (i.e., increases for 2014 over the 2013 Base Year).  On the first day of each calendar month after the date of such Sublandlord notice, Subtenant will pay one-twelfth (1/12th) of such estimated amount to Sublandlord as Additional Rent (the “Monthly Estimated Payments”), and such Monthly Estimated Payments will remain in effect until increased by subsequent annual notices from Sublandlord to Subtenant, which may be given by Sublandlord upon Sublandlord’s receipt of subsequent Annual Master Landlord Estimates for the next succeeding calendar years.  All calculations by Sublandlord of Expense and Tax Increases shall be based on determinations made by Master Landlord pursuant to the Master Lease.  By way of example, and without limiting the generality of the foregoing, such calculations will include the ninety-five percent (95%) gross up pursuant to Section 4.3 of the Master Lease and the Expense and Tax exclusions pursuant to Sections 4.1.2 and 4.1.3 of the Master Lease.

(ii)                                  After Sublandlord’s receipt of each Annual Master Landlord Determination of actual Expenses and Taxes for a preceding calendar year, the following reconciliations shall be made:

(A)                               Sublandlord will calculate Expense and Tax Increases for such preceding calendar year (i.e., the increases in actual Expenses and Taxes, as such terms are defined in the Master Lease, over actual Expenses and Taxes in the 2013 Base Year);

(B)                               If the total amount paid by Subtenant for the preceding calendar year on account of Expense and Tax Increases is less than Subtenant’s liability for Expense and Tax Increases for such year, then Subtenant shall pay such deficiency to Sublandlord as Additional Rent in one lump sum within thirty (30) days of receipt of Sublandlord’s bill therefor; and

(C)                               If the total actually paid by Subtenant for the preceding calendar year on account of Expense and Tax Increases is more than Subtenant’s liability for Expense and Tax Increases for such year, then Sublandlord shall credit the difference against the then next due payments to be made by Subtenant to Sublandlord hereunder or, if the Sublease has terminated, refund the difference in cash within sixty (60) days.

(iii)                               At Subtenant’s request, and with Master Landlord’s consent to the extent required under the Master Lease, Sublandlord will allow Subtenant to exercise Sublandlord’s rights under Section 4.3 of the Master Lease to review the books and records of Master Landlord related to Expenses and Taxes on the terms and conditions set forth in Section 4.3 of the Master Lease.  Within forty-five (45) days of Subtenant’s receipt thereof, Subtenant will provide a copy of the written results of such review to Sublandlord and Master Landlord.  If any such review proves an overcharge of Expenses and/or Taxes by Master Landlord for a particular calendar year, then Sublandlord will correct any corresponding overcharge in the amounts paid by Subtenant to Sublandlord for such same calendar year, and any reimbursement by Master Landlord to Sublandlord of the cost of such audit pursuant to Section 4.3 of the Master Lease will be promptly paid to Subtenant.

(iv)                              In consideration of the fact that the Sublease Expiration Date falls in the first quarter of calendar year 2017, it is agreed that the Monthly Estimated Payments established with respect to calendar year 2016 will continue without adjustment until the Sublease Expiration Date.  It is further agreed that at such time after the Sublease Expiration Date that Sublandlord receives an annual reconciliation statement from Master Landlord which requires a payment from or to Sublandlord, such payment shall be made by or to Subtenant, and such obligation shall expressly survive expiration of this Sublease and of the Master Lease.

(f)                                   Late Charge; Interest.  If any installment of Rent or any other sum due from Subtenant hereunder shall not be received by Sublandlord within five (5) business days after the date such payment is due, then Subtenant shall pay to Sublandlord a late charge equal to the lesser of (i) five percent (5%) of the amount then delinquent and (ii) the late charge actually charged by Master Landlord to Sublandlord under Section 3.2 of the Master Lease.  This late charge amount constitutes a fair and reasonable estimate of the administrative cost and expense Sublandlord will incur as a result of Subtenant’s delinquent payment, the exact amount of which would be extremely difficult to ascertain.  Such late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Sublandlord’s other rights and remedies hereunder.

5.                                      Utilities and Services.

(a)                                 Electricity Usage.  Throughout the Sublease Term, including without limitation the Free Rent Period, Subtenant will pay for all electricity used by Subtenant in the Subleased Premises during the Sublease Term for lights and plugs, as measured by a submeter, at the rates charged for such services by the local public utility.  As payment for such electricity, Subtenant will pay to Sublandlord estimated electricity usage charges (the “Estimated Electricity Usage Charges”) equal to $1.50 per rentable square foot of the Subleased Premises per annum, as such amount may be increased from time to time by notice from Sublandlord to Subtenant.  Such notice may be given if Sublandlord receives a notice of increase in the estimated electricity usage charges owed by Sublandlord under Section 13.1.1 of the Master Lease, and Sublandlord’s notice shall in such event include a copy of such Master Landlord notice.  Such Estimated Electricity Usage Charges hereunder shall be payable to Sublandlord in equal monthly installments (prorated for a partial calendar month on the basis of the actual number of days in such month) concurrently with Subtenant’s payment of monthly Base Rent to Sublandlord hereunder.  Notwithstanding the foregoing, during the Early Access Period, such Estimated Electricity Usage Charges shall be due and owing from Subtenant, but will be calculated on the rentable square footage of the Early Access Area rather than the total rentable area of the Subleased Premises.

(b)                                 Annual True-up.  In the event that, as a result of Master Landlord’s end of year reconciliation under Section 13.1.2 of the Master Lease of electricity usage charges for the Subleased Premises, Master Landlord bills Sublandlord for a deficiency payment, Subtenant will pay the amount of such bill to Sublandlord within ten (10) days of demand from Sublandlord (which demand will include a copy of such Master Landlord invoice).  In the event that such reconciliation under Section 13.1.2 of the Master Lease results in a determination by Master Landlord that a credit is due to Sublandlord, then Subtenant shall also be entitled to one hundred percent (100%) of the credit received by Sublandlord and credited against Subtenant’s next due Estimated Electricity Usage Charges hereunder or, if the Sublease has been terminated, then such amount shall be refunded to Subtenant in cash upon Sublandlord’s receipt of such cash refund from Master Landlord.

(c)                                  Excess Consumption Costs; Base Year Annual Determination Adjustment.  In the event any cost or expense is incurred by Sublandlord under the Master Lease which is directly for Subtenant’s benefit or which is directly attributable to Subtenant’s operations within the Subleased Premises, including, without limitation, (i) costs directly attributable to an increase in supply of Building services (e.g. electric, water and sewer) exceeding the level of Building services necessary to meet the Sublandlord’s existing use (assuming a fully operational facility), (ii) costs related to excessive use of utilities incurred pursuant to Section 13.4 of the Master Lease, (iii) the cost of installation of supplementary HVAC units under Section 13.3 of the Master Lease, (iv) costs incurred as a result of Subtenant’s express request for additional work or services (such as after-hours HVAC requested pursuant to Section 13.2 of the Master Lease), or (v) costs of additional insurance premiums due to an increase in rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Building or on the property and equipment of Sublandlord or Master Landlord or any other tenant or subtenant in the Building, Subtenant shall pay the entire cost thereof to Sublandlord within ten (10) days of receipt of an invoice from

Sublandlord related thereto, which invoice will include a copy of any applicable invoice from Master Landlord to Sublandlord regarding same.  The intent of this provision is that Subtenant shall be responsible for the payment for any services related to Subtenant’s occupancy that are billed by Master Landlord above and beyond the amounts normally included within Expenses and Taxes and/or Estimated Electricity Usage Charges.  In furtherance thereof, Sublandlord and Subtenant agree that the Annual Master Landlord Determination for the 2013 Base Year, as between Sublandlord and Subtenant, shall be subject to adjustment for purposes of determinations of Expense and Tax Increases (and estimates thereof) owed by Subtenant to Sublandlord hereunder, any such adjustment to be based on Sublandlord’s and Subtenant’s good faith and mutual determination, that Subtenant’s operations within the Subleased Premises during the Base Year resulted in excess, additional or above-normal use or consumption of the type or nature described in the foregoing subsections (i) through (v) of this Section 5(c), and Sublandlord will notify Subtenant of any such proposed adjustment within sixty (60) days after receipt of the Master Landlord’s Annual Master Landlord Determination for the 2013 Base Year.

(d)                                 Phone and Data; Security.  Subtenant agrees to leave in place without alteration during the Sublease Term the following items: (i) the wiring for voice and data equipment within the Subleased Premises, and (ii) the existing security system as it is currently connected throughout the Subleased Premises (but Subtenant may provide, at its sole cost and expense, any additional security equipment or services that it requires, subject to the terms of this Sublease and the Master Lease).  Subtenant shall contract directly with or otherwise obtain telephone, data and security services and any other services desired by the Subtenant and not provided by Master Landlord for the Subleased Premises, subject to the terms of this Sublease and the Master Lease.  Sublandlord makes no representation or warranty that the Subleased Premises will be adequate to satisfy Subtenant’s needs with respect to such services.  Subtenant has previously inspected the Subleased Premises and has satisfied itself as to the adequacy of such space with respect to telephone, data and security service availability and adequacy.

(e)                                  Master Lease Services and Other Master Landlord Obligations.  Subject only to the express limitations set forth in this Sublease, including this Section 5(e), during the Sublease Term, Subtenant shall be entitled to all services extended by Master Landlord to Sublandlord under Section 13.1 of the Master Lease, and to use of the loading dock and other Building common areas described in Section 1.3 of the Master Lease.  Such rights shall be subject to all conditions and limitations set forth in the Master Lease with regard to such rights, including without limitation the availability of services during “Building Business Hours,” as such term is defined in the Master Lease, the obligation to comply with Master Landlord’s rules and regulations regarding such services or uses, and any payment or reimbursement obligations required with respect to such services or uses (which shall be the obligation of Subtenant pursuant to Section 5(c) above).  Notwithstanding the foregoing, however, in no event shall Sublandlord be obligated to provide any such services or rights directly to Subtenant, nor shall Sublandlord be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease (and no such failure by Master Landlord shall excuse performance by Subtenant of its obligations hereunder or constitute a constructive eviction or breach of this Sublease by Sublandlord), but Sublandlord shall use commercially reasonable efforts (exclusive of commencing litigation or arbitration), upon receipt of a written request from Subtenant, to cause Master Landlord to perform same and otherwise provide such rights for Subtenant’s benefit under the Master Lease.  In the event Master Landlord abates rent under Section 13 of the

Master Lease, Subtenant shall be entitled to a corresponding abatement of Rent due hereunder.  During the Early Access Period, Subtenant shall be entitled to the non-exclusive use of (i) the loading dock and contiguous area consisting of approximately 3,763 rentable square feet as described in Section 1.3 of the Master Lease and as shown on Exhibit D hereto and identified therein as “Short Term - ConforMIS Shared Space”, (ii) other Building common areas necessary for Subtenant’s access to the Subleased Premises for performance of the Early Access Work and (iii) common rest rooms located on the second (2nd) floor of the Building, each such area as depicted on the attached Exhibit A.

6.                                      Security Deposit.

(a)                                 Letter of Credit Deposit.  Simultaneously with Subtenant’s execution and delivery to Sublandlord of this Sublease, Subtenant shall deliver to Sublandlord, as collateral for the full and faithful performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer as a result of any default by Subtenant under this Sublease, an irrevocable and unconditional negotiable letter of credit, in the form and containing the terms required herein running in favor of Sublandlord issued by a nationally recognized bank with a Standard and Poor’s rating of A or better in the amount of Nine Hundred Thousand Dollars ($900,000.00) (“Letter of Credit”).  The form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Sublandlord in Sublandlord’s sole, but reasonable, discretion, and shall provide, among other things, that: (i) Sublandlord shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Sublandlord’s statement that such amount is due to Sublandlord under the terms and conditions of this Sublease, it being understood that if Sublandlord be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company) an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (ii) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Subtenant disputes the content of such statement; (iii) the Letter of Credit and any replacement thereof shall automatically renew on a year to year basis until a period ending not earlier than one (1) month subsequent to the Sublease Expiration Date without any action whatsoever on the part of Sublandlord; and (iv) the Letter of Credit shall be fully transferable by Sublandlord without the payment of any fees or charges by Sublandlord.  If, for any reason, including but not limited to as a result of any application of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the required amount hereunder, Subtenant shall within five (5) days thereafter provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency, and each such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 6(a), and if Subtenant fails to do so, and such failure continues for a period of five (5) days after Subtenant’s receipt of written notice from Sublandlord regarding same, then such failure shall be deemed an Event of Default by Subtenant under Section 16 of this Sublease.  Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit, or any part thereof, and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  If there shall occur a default under this Sublease which continues beyond any applicable notice and cure period, Sublandlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, in such amount as is necessary to cure any default of Subtenant and/or to compensate Sublandlord for any and all damages of any kind or nature sustained or which in Sublandlord’s sole estimation may be sustained by Sublandlord resulting from Subtenant’s default.  Subtenant agrees not to interfere in any way with payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Sublandlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw from the Letter of Credit.  SUBTENANT ACKNOWLEDGES AND AGREES THAT ABSOLUTELY NO CONDITION OR TERM OF THIS SUBLEASE SHALL BE DEEMED TO RENDER THE LETTER OF CREDIT CONDITIONAL TO JUSTIFY THE ISSUING BANK OF THE LETTER OF CREDIT IN FAILING TO HONOR A DRAWING UPON SUCH LETTER OF CREDIT IN A TIMELY MANNER.  Sublandlord shall return the Letter of Credit to Subtenant within forty-five (45) days after the Sublease Expiration Date, less only such amounts as to which Sublandlord has properly made draw pursuant to the terms.  Each and every time during the Sublease Term that there is a change in the identity or address of the parties, the Letter of Credit shall immediately be amended or reissued to reflect such changes and the parties hereby agree to execute and submit to the issuing bank such further applications, documents and instruments as may be necessary to effectuate same.

(b)                                 Scheduled Reduction in Letter of Credit Amount.  Notwithstanding the foregoing: (i) if, after the first eighteen (18) months of the Sublease Term, no Event of Default by Subtenant under Section 18.1.1 of the Master Lease has previously occurred during the Sublease Term, then Subtenant is entitled to have the Letter of Credit reduced to $750,000; (ii) if, after the first thirty (30) months of the Sublease Term, no Event of Default by Subtenant under Section 18.1.1 of the Master Lease has previously occurred during the Sublease Term, then Subtenant is entitled to have the Letter of Credit reduced to $600,000; and (iii) if, after the first forty-two (42) months of the Sublease Term, no Event of Default by Subtenant under Section 18.1.1 of the Master Lease has previously occurred during the Sublease Term, then Subtenant is entitled to have the Letter of Credit reduced to $300,000, and no further reductions shall thereafter be allowed.  Sublandlord shall reasonably cooperate with Subtenant by exchanging with Subtenant the existing Letter of Credit for the new Letter of Credit in the reduced amount at Subtenant’s sole cost and expense.

7.                                      Compliance with Laws.  In addition to any other requirements set forth herein pertaining to applicable law, Subtenant and its employees, agents, contractors and invitees shall comply in all material respects with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity (collectively referred to as “Laws”), which relate to the use and occupancy of the Subleased Premises.  In addition to the foregoing, Subtenant shall comply in all material respects with any other commercially reasonable rules and regulations adopted by Master Landlord from time to time, provided that a written copy thereof is made available to Subtenant prior to enforcement.

8.                                      Maintenance and Repairs.  Except as such maintenance and repairs are the responsibility of Master Landlord pursuant to the terms of Section 7 of the Master Lease, Subtenant shall, during the Sublease Term, at its sole cost, keep and maintain in good condition and repair the Subleased Premises, and Subtenant hereby confirms its assumption, during the Sublease Term, of Sublandlord’s maintenance and repair obligations under the Master Lease (including without limitation Section 7.2 therein) arising during the Sublease Term.  Additionally, Subtenant shall bear all costs of repairing any damage (excluding ordinary wear and tear) caused by the acts or omissions of Subtenant and its employees, agents, invitees, and contractor.  Sublandlord shall in no way be liable to Subtenant for any failure by Master Landlord to undertake any maintenance and repair obligations that are the responsibility of Master Landlord under the Master Lease (and no such failure by Master Landlord shall excuse performance by Subtenant of its obligations hereunder or constitute a constructive eviction or breach of this Sublease by Sublandlord); provided, however, that if the performance of any maintenance or repair (or any other act) respecting the Subleased Premises is the responsibility of Master Landlord under the Master Lease, Sublandlord shall, upon receipt of Subtenant’s written request, make commercially reasonable efforts (exclusive of commencing litigation or arbitration) to cause Master Landlord to perform such obligations.  In the event Master Landlord abates rent under Section 7.3 of the Master Lease, Subtenant shall be entitled to a corresponding abatement of Rent due hereunder.

9.                                      Subtenant Improvements.

(a)                                 Subject to Sublandlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and Master Landlord’s prior written approval if required in accordance with the terms of the Master Lease, Subtenant shall have the right to construct, at Subtenant’s sole cost and expense, improvements to the Subleased Premises to accommodate Subtenant’s occupancy thereof (“Improvements”).  Such Improvements, if approved as provided above, may include supplemental HVAC units.  All Improvements shall be performed (i) by Subtenant’s selected contractor and (ii) in accordance with Subtenant’s plans for such work, each subject to the foregoing required approvals from Sublandlord (not to be unreasonably withheld, conditioned or delayed) and Master Landlord in accordance with the terms of the Master Lease.  Sublandlord shall approve or disapprove of any such proposed Improvements within (i) ten (10) business days of Sublandlord’s receipt of Subtenant’s written request or (ii) three (3) business days of Sublandlord’s receipt of Master Landlord’s written response to Subtenant’s written request, whichever is later.  Subtenant’s written request for consent to any proposed Improvements shall include any documentation required to be provided to Master Landlord in accordance with the terms of the Master Lease, and to the extent required by applicable Laws, copies of all drawings prepared by registered architects/engineers in connection with the Improvements.  In the event Sublandlord fails to notify Subtenant within the aforementioned applicable time period of its approval or disapproval of such proposed Improvements, such Improvements shall be deemed consented to by Sublandlord only.  All work shall be performed in accordance with the terms of Section 6 of the Master Lease and any other Master Lease terms applicable to tenant improvements in the Building.  Subtenant shall be solely responsible for removing any Improvements installed by or on behalf of Subtenant prior to the Sublease Expiration Date or earlier termination of this Sublease unless, in accordance with the terms of Section 6.2 of the Master Lease, the Master Landlord shall have determined that such removal is not required by the Master Lease, and such determination shall have been provided to Sublandlord in writing, to include with specificity that Master Landlord waives such removal requirement for the benefit of Sublandlord (each, a “Removal Waiver”).  Subtenant shall make all payments for Improvements in a timely manner and shall keep the Subleased Premises free and clear of liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant.  Subtenant will not be charged any supervisory, oversight, management or similar fee by Sublandlord in connection with any of Subtenant’s construction, provided, however, Subtenant agrees to reimburse Sublandlord for any costs or fees imposed by Master Landlord upon Sublandlord in accordance with the terms of the Master Lease as a result thereof, including but not limited to the construction management fee referenced in Section 6.2 of the Master Lease.  Subtenant shall be solely responsible for the planning, construction and completion of all Improvements; provided, however, that Sublandlord agrees to use commercially reasonable efforts (exclusive of commencing litigation or arbitration), upon receipt of a written request from Subtenant, to assist Subtenant with securing necessary Master Landlord approvals required under the Master Lease.  Notwithstanding the foregoing to the contrary, in no event shall Sublandlord be liable to Subtenant for any failure by Master Landlord to comply with the terms and conditions of the Master Lease with respect to the review and approval of Subtenant’s proposed Improvements to the Subleased Premises (and no such failure by Master Landlord shall excuse performance by Subtenant of its obligations hereunder or constitute a constructive eviction or breach of this Sublease by Sublandlord).  Any damage to the Subleased Premises or Building caused by Subtenant shall be promptly repaired by Subtenant at Subtenant’s sole cost and expense in accordance with the terms and provisions of the Master Lease.  If Subtenant shall fail to repair any damage within a reasonable time following written notice from Sublandlord, Sublandlord shall have the right to repair any damage caused by Subtenant at Subtenant’s sole cost and expense.  Sublandlord’s and Master Landlord’s input with respect to any proposed Improvements to the Subleased Premises, including without limitation Sublandlord’s and Master Landlord’s review and approval (if required) of Subtenant’s plans, specifications or work in connection with the installation, operation (including material repairs) and removal of the Nitrogen Tank (as described in Section 25(b) below), shall not be deemed an agreement by Sublandlord or Master Landlord that any plans, specifications or work related thereto conform with applicable Laws, nor shall such review and approval be deemed a waiver of Subtenant’s obligations under this Sublease with respect to all applicable Laws nor impose any liability or obligation upon Sublandlord or Master Landlord with respect to the completeness, design sufficiency or compliance with all applicable Laws of such plans, specifications and work.

(b)                                 Notwithstanding anything contained in this Section 9 to the contrary, Sublandlord’s consent shall not be required (but prior written notice from Subtenant to Sublandlord shall be required) with respect to proposed Improvements which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modifications of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) do not have an aggregate cost of more than One Hundred Thousand Dollars ($100,000.00) in any consecutive twelve (12) month period.  For purposes of the foregoing sentence, “prior written notice” shall require: (A) a general description of Subtenant’s planned Improvements, (B) estimated construction schedule and (C) estimated aggregate cost.

(c)                                  Sublandlord has designated Leonard M. Auchincloss (“Sublandlord’s Construction Representative”) as its sole authorized representative with respect to the construction matters set forth in this Sublease, who, until further written notice to Subtenant by Sublandlord, shall have full and exclusive authority and responsibility to act on behalf of Sublandlord as required in this Sublease.  Any instructions or approvals delivered to Subtenant by any other individual shall not be binding on Sublandlord.  The contact information for Sublandlord’s Construction Representative is as follows: email: Leonard.auchincloss@am.jll.com; phone: (410) 804 4171; mailing address: c/o Jones Lang LaSalle Americas, Inc., 1710 SA1C Drive, 4th Floor Tower 3.

(d)                                 Prior to commencement of construction of any Improvements, Subtenant shall designate a representative with respect to the construction matters set forth in this Sublease, who, until further written notice to Sublandlord by Subtenant, shall have full authority and responsibility to act on behalf of the Subtenant as required in this Sublease.

(e)                                  Subtenant acknowledges and agrees that: (i) Master Landlord may, as a condition to its consent to any particular Improvements, require a cash deposit to be made with Master Landlord, pursuant to the terms of Section 6.3 of the Master Lease, to cover the cost of removing such Improvements and restoring the Subleased Premises at the Sublease Expiration Date, or earlier termination of the Sublease (a “Restoration Deposit”), (ii) in the event Master Landlord requires a Restoration Deposit, Subtenant shall make such deposit directly to Master Landlord, provided, where Master Landlord requires Sublandlord to make such Restoration Deposit on behalf of Subtenant, Sublandlord agrees to undertake same, provided Subtenant has previously funded such Restoration Deposit amount directly to Sublandlord pursuant to a separate deposit agreement, in form and content satisfactory to Sublandlord in its commercially reasonable discretion and (iii) such Restoration Deposit obligations shall be in addition to, and not otherwise affect or limit, Subtenant’s obligations under this Sublease, including but not limited to Subtenant’s Letter of Credit obligations contained in Section 6, as modified by Section 9(f) below.

(f)                                   During the Sublease Term, Sublandlord and Subtenant shall use good faith efforts to (i) request from Master Landlord applicable Removal Waivers (as defined in Section 9(a) above) with respect to any Subtenant proposed Improvements, (ii) estimate the commercially reasonable costs of (A) removing all Subtenant proposed Improvements which were not specifically identified in a Removal Waiver and (B) restoring the Subleased Premises at the Sublease Expiration Date with respect thereto and (iii) account for such costs on an aggregated basis (the “Anticipated Restoration Costs”).  Anticipated Restoration Costs shall not include any costs associated with the removal and/or restoration of any proposed Improvements for which Master Landlord has requested, and Subtenant (or Sublandlord on Subtenant’s behalf) has provided, a Restoration Deposit, nor any removal or restoration costs for which Sublandlord is responsible.  Subtenant agrees, notwithstanding anything contained in this Sublease to the contrary, if, prior to expiration of the first forty-two (42) month period of the Sublease Term, established Anticipated Restoration Costs exceed $450,000.00, then Section 6(b)(iii) of the Sublease shall be modified such that the reduction amount of $300,000.00 applicable to the Letter of Credit referenced therein shall be automatically increased to $450,000.00, and no further reductions (below $450,000) of the Letter of Credit under Section 6 of the Sublease or otherwise shall thereafter be allowed.  Further notwithstanding anything contained in this Sublease to the contrary, at all times subsequent to the expiration of the first forty-two (42) month period of the Sublease Term, Sublandlord may require, as a condition to its consent to any proposed Subtenant Improvements for which Master Landlord requires removal and/or restoration at the end of the Sublease Term, that Subtenant deposit with Sublandlord as security for Subtenant’s performance of its obligations under the Sublease seventy-five percent (75%) of any Anticipated Restoration Costs to the extent that such costs exceed $450,000.00 in the aggregate.

10.                               Entry by Sublandlord.  Once Sublandlord has entirely vacated the Subleased Premises, Sublandlord may reenter the Subleased Premises accompanied by an authorized representative of Subtenant on forty-eight (48) hours prior notice of entry, which shall be given to Subtenant through electronic mail or in writing, for any purpose related to this Sublease, except that no such notice shall be required in the event of emergency.  For the purposes specified herein and in the Master Lease, both Sublandlord and Master Landlord (pursuant to Section 17.3 of the Master Lease) shall at all times have and retain keys with which to unlock the doors of the Subleased Premises, excluding any special security areas permitted to be maintained under the Master Lease and designated by Subtenant in advance.  In the event Master Landlord abates rent under Section 17 of the Master Lease, Subtenant shall be entitled to a corresponding abatement of Rent due hereunder.

11.                               Assignment and Subletting.

(a)                                 Consent Required.  Subtenant shall not assign, sublease, transfer or encumber any interest in this Sublease or allow any third party to use any portion of the Subleased Premises (collectively or individually, a “Transfer”), without the prior written consent of Sublandlord, which consent will not be unreasonably withheld, conditioned or delayed, and of Master Landlord, which consent may be given or withheld in accordance with Section 9.1 of the Master Lease.  Upon any Transfer request, Subtenant will pay to Sublandlord all costs capped at $1,000.00, including reasonable attorney’s fees, incurred by Sublandlord in investigating and considering any proposed Transfer (including any costs or fees imposed by Master Landlord upon Sublandlord as a result thereof), regardless of whether Sublandlord shall consent, refuse consent, or determine that consent is not required.  Except as expressly provided under Section 11(c) below, any Transfer or attempted Transfer without the consent of Sublandlord and Master Landlord shall be a default by Subtenant, and any purposed Transfer which does not comply with this Section 11 shall be void.  Subtenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent and compliance with all other obligations of the Subtenant under this Sublease, and Sublandlord may, upon an Event of Default hereunder, directly collect from such transferee all rents due and owing to Subtenant and apply such rent against all sums due hereunder.

(b)                                 Excess Subrents.  The terms and conditions of Section 9.4 of the Master Lease shall be applicable to any Transfers, provided, however, that all references therein to “Landlord”, “Tenant”, “Lease” and “Premises” shall mean “Master Landlord”, “Subtenant”, “Sublease” and the “Subleased Premises”, respectively.  All sums due hereunder as a result of such application shall be paid and distributed to Sublandlord within five (5) days of actual receipt.

(c)                                  Permitted Transfers.  So long as Master Landlord consents, or agrees that no consent is necessary in accordance with the terms of Section 9.1 of the Master Lease, Sublandlord agrees that Subtenant may, without Sublandlord’s prior written consent (but with at least fifteen (15) days prior notice), sublet all or any portion of the Subleased Premises to a “Permitted Transferee,” as defined under Section 9.1 of the Master Lease; provided that any such Permitted Transferee shall expressly agree in writing with Sublandlord to be and remain liable, jointly and severally with Subtenant (which shall also remain liable) for all of Subtenant’s obligations under this Sublease.

12.                               Indemnification.  Subtenant shall indemnify, defend and hold Sublandlord and its respective owners, partners, principals, members, trustees, officers, directors, shareholders, agents, and employees (each a “Sublandlord Related Party” and collectively, “Sublandlord Related Parties”) harmless from and against all liabilities, losses, damages, claims, and expenses, including, without limitation, reasonable attorneys’ fees (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Sublandlord or any of the Sublandlord Related Parties, or for which Sublandlord may be liable to Master Landlord, arising from (a) any act or omission of Subtenant and/or any of its agents, servants, employees, invitees, licensees, customers, contractors, officers, directors or shareholders (collectively, the “Subtenant Related Parties”) in or about the Subleased Premises or the Building during the Sublease Term; (b) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Subleased Premises during the Sublease Term to the extent that Subtenant’s or Subtenant Related Parties’ negligence or willful misconduct is the cause of such accident, injury or damage; (c) with respect to Subtenant’s activities on or about the Building, any accident, injury or damage occurring outside the Subleased Premises but on or about the Building or property on which the Building is situated to the extent that Subtenant’s or Subtenant Related Parties’ negligence or willful misconduct is the cause of such accident, injury or damage; or (d) any breach by Subtenant of any of its covenants or representations set forth herein; or (e) any violation by Subtenant of any term or provision of the Master Lease applicable to Subtenant.  Notwithstanding the foregoing, Subtenant shall not be required to protect, defend, indemnify or hold Sublandlord or a Sublandlord Related Party harmless to the extent that Sublandlord’s or such Sublandlord Related Party’s negligence or willful misconduct or act or omission is the cause, whether direct or indirect, of any Losses.

Sublandlord shall indemnify, defend and hold Subtenant and any of the Subtenant Related Parties harmless from and against all Losses which may be imposed upon, incurred by or asserted against Subtenant or any of the Subtenant Related Parties, arising from (a) any act or omission of Sublandlord or any of the Sublandlord Related Parties in or about the Subleased Premises or the Building; (b) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Subleased Premises to the extent that Sublandlord’s or Sublandlord Related Parties’ negligence or willful misconduct is the cause of such accident, injury or damage; (c) with respect to Sublandlord’s activities on or about the Building, any accident, injury or damage occurring outside the Subleased Premises but on or about the Building or property on which the Building is situated to the extent that Sublandlord’s or Sublandlord Related Parties’ negligence or willful misconduct is the cause of such accident, injury or damage; or (d) any breach by Sublandlord of any of its covenants or representations set forth herein; or (e) any violation by Sublandlord of any term or provision of the Master Lease applicable to Sublandlord.  Notwithstanding the foregoing, Sublandlord shall not be required to protect, defend, indemnify or hold Subtenant or a Subtenant Related Party harmless to the extent that Subtenant’s or such Subtenant Related Party’s negligence or willful misconduct or act or omission is the cause, whether direct or indirect, of any Losses.

The provisions of this Section 12 shall survive the expiration or any earlier termination of this Sublease.  The indemnifications in this Section 12 are in addition to any other indemnification obligations expressly provided under this Sublease.

Notwithstanding anything contained in this Sublease to the contrary, including the scope of the defined term “Losses” as set forth in this Section 12, (a) Sublandlord shall in no event be liable to Subtenant or any Subtenant Related Parties for consequential, punitive or indirect damages, and (b) except with respect to the consequences of a Subtenant holdover pursuant to the terms and conditions of Section 20 of this Sublease, Subtenant shall not be liable to Sublandlord or any Sublandlord Related Parties for consequential, punitive or indirect damages.

13.                               Insurance.  Subtenant shall be responsible for compliance with Section 11 of the Master Lease and all other insurance provisions of the Master Lease.  Such insurance shall name Master Landlord and Sublandlord (and its designees) as additional insureds, and all notices related to such insurance and all evidence of such policies must be delivered to both Sublandlord and Master Landlord when required under the Master Lease.  Subtenant shall provide Sublandlord and Master Landlord with certificates of insurance evidencing such coverage prior to the Early Access Date.  Subtenant’s Commercial General Liability Insurance policy or policies maintained hereunder shall also insure the performance by Subtenant of its indemnification obligations to Sublandlord hereunder pursuant to a contractual liability endorsement.

14.                               Waiver of Subrogation.  Notwithstanding anything to the contrary contained herein, Sublandlord and Subtenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Subleased Premises, and contents thereon or therein, whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party or its respective agents, invitees, contractors or employees.  Each casualty insurance policy shall include a waiver of the insurer’s rights of subrogation against the party hereto who is not an insured under said policy.  Each party shall look solely to the proceeds of its respective casualty insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction.

15.                               Damage or Destruction and Condemnation.  If the Subleased Premises are damaged or destroyed in whole or in part by fire or other casualty, or if a taking occurs as described in Section 23 of the Master Lease, and if Master Landlord or Sublandlord thereafter exercises any option either may have under the Master Lease to terminate the Master Lease, this Sublease shall terminate as of the same such date.  Sublandlord shall provide copies to Subtenant of any notices provided by Master Landlord to Sublandlord under Sections 22 and 23 of the Master Lease.  Sublandlord shall have no obligation to repair or replace any damage or loss to any FF&E or to any improvements made by or on behalf of Subtenant in the Subleased Premises in the event of fire or other casualty at the Subleased Premises.  If the Master Lease or this Sublease is not terminated following any damage, destruction or condemnation, this Sublease shall remain in full force and effect, and Rent hereunder shall be abated and/or adjusted (as applicable) for so long as, and to the same extent as, an abatement or adjustment is provided by Master Landlord under Sections 22 or 23 of the Master Lease, as applicable.  In no event shall Sublandlord have any obligation to Subtenant to restore the Subleased Premises if damaged, destroyed or condemned as described in Sections 22 and 23 of the Master Lease.  Subtenant shall immediately notify Sublandlord in case of fire or other damage to the Subleased Premises.

16.                               Events of Default.  The provisions of Section 18 of the Master Lease are hereby incorporated herein by this reference (provided, however, that all references therein to “Landlord”, “Tenant”, “Lease” and “Premises” shall mean “Master Landlord”, “Subtenant”, “Sublease” and the “Subleased Premises”, respectively).

17.                               Remedies.  Upon any Event of Default by Subtenant under Section 18 of the Master Lease, Sublandlord shall have the remedies set forth in Section 19 of the Master Lease (which are hereby incorporated into this Sublease by this reference) as if Sublandlord is Master Landlord, including, without limitation, the right to terminate this Sublease, in which case Subtenant shall immediately surrender the Subleased Premises to Sublandlord.  If Subtenant fails to surrender the Subleased Premises, Sublandlord may, in compliance with applicable Laws and without prejudice to any other right or remedy, enter upon and take possession of the Subleased Premises.  In addition to the right to terminate this Sublease and collect damages, Sublandlord shall have the right to pursue any other remedy provided under the Master Lease or that is now or hereafter available at Law or in equity.

18.                               Master Lease.

(a)                                 Subtenant takes possession of the Subleased Premises, and enters into this Sublease, subject and subordinate to all of the terms, covenants, conditions, and restrictions of the Master Lease.  All of the terms of the Master Lease are hereby incorporated into this Sublease by this reference and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Master Lease), constitute the terms of this Sublease, except to the extent they are inapplicable to, inconsistent with, or modified by the terms of this Sublease, and provided that all economic and performance requirements of the Master Landlord under the Master Lease shall remain the responsibility of Master Landlord and shall not be the responsibility of Sublandlord hereunder.  Subtenant shall be bound by the Master Lease in accordance with the terms and conditions contained in this Sublease.  Sublandlord shall not agree to any amendment, modification or termination of the Master Lease that impacts the rights and obligations of Subtenant hereunder without Subtenant’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(b)                                 Any default notice or other notice of any obligations (including any billing or invoice for any Rent or any other expense or charge due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly from Master Landlord or as a result of being forwarded by Sublandlord) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.

(c)                                  If Subtenant shall fail to perform any of its obligations hereunder and such failure shall continue beyond any cure period provided for herein, or Master Landlord shall give any notice of failure or default under the Master Lease arising out of any failure by Subtenant to perform any of its obligations hereunder then, in either case, Sublandlord shall have the right (but not the obligation), upon at least two (2) business days’ prior written notice to Subtenant, to cure such default by performing or endeavoring to perform such obligation, and Subtenant shall, within ten (10) days of Sublandlord’s demand, reimburse Sublandlord for all costs and expenses incurred by Sublandlord in doing so as Rent.

(d)                                 Subtenant shall do nothing that will subject the Master Lease to termination by Master Landlord under the provisions of the Master Lease.  If Subtenant is in default under the provisions of the Master Lease, Sublandlord shall be entitled, but not obligated, to cure such default on behalf of and for the account of Subtenant, in which case all damages and expenses, including without limitation reasonable attorneys’ fees, incurred by Sublandlord in connection with such cure, shall be paid by Subtenant to Sublandlord, as Rent hereunder, immediately upon Sublandlord’s demand therefor.  By so curing any such default of Subtenant on behalf of and for the account of Subtenant, Sublandlord shall not be deemed to have waived any of its rights or released Subtenant from any of its obligations under this Sublease.  Sublandlord shall, however, also be entitled to cure such default on its own account to preserve its interest in and under the Master Lease, and may terminate this Sublease by reason of such default of Subtenant if Subtenant does not pay to Sublandlord, as Additional Rent hereunder, all damages and expenses, including without limitation reasonable attorneys’ fees, incurred by Sublandlord in connection with such cure, together with interest thereon until paid at the maximum rate permitted under applicable law, within ten (10) days after demand therefor.  In the event that the Master Lease is terminated by Master Landlord by reason of Subtenant’s default, Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all damages and expenses that Sublandlord may become liable to pay under the Master Lease resulting from such default, plus all other expenses relating thereto, including without limitation reasonable attorneys’ fees.

(e)                                  Subtenant shall execute, acknowledge and deliver to Sublandlord within seven (7) business days following written request any estoppel certificate or other document evidencing the status of the Sublease or any document evidencing the subordination of this Sublease to the Master Lease, as Sublandlord or Master Landlord may reasonably request from time to time.

(f)                                   Sublandlord warrants to Subtenant that (i) Sublandlord has delivered to Subtenant a complete copy of the Master Lease, (ii) the Master Lease is, as of the date of this Sublease, in full force and effect, and (iii) no event of default by Sublandlord or, to Sublandlord’s knowledge, Master Landlord has occurred under the Master Lease.

(g)                                 If this Sublease has not previously terminated by its terms, this Sublease shall terminate upon the termination of the Master Lease.  If the Master Lease shall terminate for any reason during the Sublease Term, this Sublease shall simultaneously terminate on the date of such termination with the same force and effect as if such termination date had been specified herein as the termination date hereof.

19.                               Surrender of Subleased Premises.  At the expiration or earlier termination of this Sublease, Subtenant, at its sole cost and expense, shall promptly remove from the Subleased Premises any alterations made by or for the benefit of Subtenant, except if Master Landlord has permitted (whether in a Removal Waiver, or pursuant to the Master Lease) such alterations to remain at the Subleased Premises at the end of the Sublease Term.  Subtenant shall also remove Subtenant’s personal property and the FF&E listed on Exhibit E (as more specifically provided in Section 3(b) herein).  Subtenant shall repair any damage to the Subleased Premises caused by such removal, and otherwise quit and surrender the Subleased Premises to Sublandlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted.  If Subtenant fails to remove any items required to be removed by Subtenant hereunder on or before the Sublease Expiration Date or earlier termination of this Sublease, Sublandlord, at Subtenant’s sole cost and expense, shall be entitled (but not obligated) to remove, store and/or dispose of such items, and Sublandlord shall not be responsible for the value, preservation or safekeeping of Subtenant’s property.  Upon 30 days’ prior written notice from Sublandlord to Subtenant, which notice shall include with specificity the removal and restoration actions to be taken by Sublandlord and the estimated work schedule, Subtenant shall permit Sublandlord access to the Subleased Premises on such dates and at such times during the sixty (60) days prior to the end of the Sublease Term as mutually agreed by Sublandlord and Subtenant in order for Sublandlord to remove, as and to the extent required under the Master Lease and at Sublandlord’s sole cost and expense, Sublandlord’s satellite dish and related equipment, data and telecommunications cabling and wiring, and any other improvements (“Restorable Improvements”) as applicable and restore or repair any damages caused thereby, and Subtenant will reasonably cooperate with Sublandlord, at no expense to Subtenant, in such removal, provided that Sublandlord agrees not to interfere with or disrupt Subtenant’s operations during such period and provided further that upon any material interference or disruption of Subtenant’s operations, as reasonably determined by Subtenant, Subtenant may issue a notice of interference to Sublandlord, whereupon Sublandlord shall immediately cease its interference and Subtenant may immediately revoke or restrict Sublandlord’s access to the Subleased Premises until Sublandlord and Subtenant, using good faith and best efforts, coordinate mutually acceptable access rights, subject at all times however to Sublandlord’s continuing right of access in the event of an emergency.  Notwithstanding the foregoing to the contrary, in the event Subtenant provides to Sublandlord at any time prior to the commencement of the aforementioned sixty (60) day access period, at Subtenant’s sole cost and expense, a Removal Waiver stating that removal of certain Restorable Improvements identified therein will not be required by the Master Landlord, Sublandlord shall not exercise its access rights with respect to such identified Restorable Improvements, nor undertake to remove same.

20.                               Holding Over.  Subtenant shall have no right to holdover in the Subleased Premises pursuant to this Sublease after the Sublease Expiration Date.  If Subtenant does not surrender and vacate the Subleased Premises on the Sublease Expiration Date in accordance with the terms and conditions of this Sublease, Subtenant shall be a subtenant at sufferance and the parties agree that the Rent will be one hundred and fifty percent (150%) of the monthly Rent set forth in Section 4 in effect as of the last month of the Sublease Term.  Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord if Subtenant fails to surrender the Subleased Premises upon the Sublease Expiration Date, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all claims, actions, losses, damages and expenses resulting from such failure, including, without limitation, any such claims, actions, losses and damages to any third parties based on such failure to surrender to Sublandlord resulting therefrom.

21.                               Parking.  Subtenant shall have the right to lease the number and type of parking spaces in the Parking Facility (as defined in Section 30.1 of the Master Lease), as set forth on the Reference Pages of the Master Lease and on Exhibit A-2 of the Master Lease, subject to the same conditions and restrictions as are specified in Section 30 of the Master Lease.  Notwithstanding the foregoing, however, in no event shall Sublandlord be obligated to provide any such parking rights directly to Subtenant, nor shall Sublandlord be liable to Subtenant for any failure by Master Landlord to perform its obligations regarding parking under the Master Lease (and no such failure by Master Landlord shall excuse performance by Subtenant of its obligations hereunder or constitute a constructive eviction or breach of this Sublease by Sublandlord), but Sublandlord shall use its commercially reasonable efforts (exclusive of commencing litigation or arbitration), upon receipt of a written request from Subtenant, to cause Master Landlord to perform such parking related obligations.

22.                               Limitation of Liability.  Except with respect to Sublandlord’s indemnification obligations under Section 12, Subtenant hereby waives all claims against Sublandlord and Sublandlord Related Parties for any Losses sustained by Subtenant or any Subtenant Related Parties (or anyone claiming through them or on their behalf) resulting directly or indirectly from: (a) any latent defect in the Subleased Premises or the Building, including without limitation any parking or common areas thereof, (b) any accident or other occurrence in or about the Subleased Premises or the Building, including without limitation any parking or common areas thereof, (c) any failure to prevent or control criminal or otherwise wrongful conduct by any third party in connection with the Subleased Premises, or (d) any negligent acts or omissions of any owner, tenant, or other occupant of the Building (other than Subtenant with respect to its own activities on the Subleased Premises) or of any invitee or other person in the Building.  All property placed in the Subleased Premises, Building, parking areas or common areas by Subtenant or any Subtenant Related Parties shall be so placed at the sole risk of such party, and Sublandlord shall have no liability whatsoever for any damage thereto.  In no event shall Sublandlord or any Sublandlord Related Parties or Subtenant or Subtenant Related Parties be liable for consequential or incidental damages.  Notwithstanding anything set forth herein, in no event shall any personal liability be asserted against Sublandlord’s or Subtenant’s officers, directors, employees, agents or contractors or to the property or assets of any of them.

23.                               Intentionally Deleted.

24.                               Options to Extend and Expand; Satellite Dish.  It is expressly understood that Subtenant will have no rights to extend the Sublease Term or to expand the Subleased Premises pursuant to Sections 40 and 41 of the Master Lease, respectively, nor will Subtenant have any rights whatsoever under Section 43 of the Master Lease or otherwise with regard to Sublandlord’s Satellite Dish installed on the roof of the Building.  Notwithstanding the foregoing, however, Sublandlord agrees to provide a copy to Subtenant of any notice of Third Party Offer (as defined in Section 41 of the Master Lease) received by Sublandlord from Master Landlord within three (3) business days of Sublandlord’s receipt thereof.

25.                               Hazardous Substances.

(a)                                 Environmental Laws.  Except as otherwise expressly set forth hereinbelow, Subtenant’s use of the Subleased Premises and the common areas of the Building shall not involve or result in the use, generation, manufacturing, transportation, storage, handling, or disposal of “hazardous substance,” “hazardous material” or “hazardous waste”, as these terms are defined under federal, state, and local Laws related to hazardous materials (the “Environmental Laws”).  Notwithstanding the foregoing, Subtenant may use, generate, manufacture, transport, store, handle, and/or dispose of products containing small quantities of “hazardous substance,” “hazardous material” and “hazardous waste” (such as oil, aerosol cans containing insecticides, toner for copies, paints, paint remover and the like) to the extent reasonably necessary in connection with Subtenant’s Permitted Uses; provided, however, that Subtenant shall always use, generate, manufacture, transport, store, handle and/or dispose of such products in a safe and lawful manner, in compliance with all applicable Environmental Laws, and never allow such products to contaminate the Premises, the Building or the appurtenant land and the environment.  Subtenant shall indemnify Sublandlord and Master Landlord against, and hold Sublandlord and Master Landlord harmless from, any Losses arising out of any claim made by federal, state, or local government entities or private parties concerning violations of any such Environmental Laws.  In addition, Subtenant shall give Sublandlord prompt verbal and follow-up written notice of any actual or threatened violation of this Section

25, which violation Subtenant shall cure in compliance with all Environmental Laws and to the satisfaction of Sublandlord and Master Landlord.  Upon any default under this Section 25, in addition to all other rights available to Sublandlord under this Sublease, Master Landlord under the Master Lease, at law or in equity, Sublandlord and/or Master Landlord shall have the right but not the obligation to immediately enter the Subleased Premises, to supervise and direct actions taken by Subtenant to address such default, and, if Subtenant fails to promptly address same to Sublandlord’s and/or Master Landlord’s satisfaction, to perform, at Subtenant’s sole cost and expense, any action Sublandlord and/or Master Landlord deems necessary to address same.  If during the Sublease Term Master Landlord or any governmental agency shall require an assessment, testing or other action to ascertain whether a default under this Section 25 is pending or threatened, then Subtenant shall pay the reasonable costs thereof as Additional Rent.  Promptly upon request, Subtenant shall execute commercially reasonable forms, affidavits, representations and similar documents concerning Subtenant’s actual knowledge and belief regarding compliance with Environmental Laws and the presence, use, storage, and disposal of any “hazardous substance,” “hazardous material” and/or “hazardous waste” in, on, under or from the Subleased Premises or the Building by Subtenant.  Notwithstanding anything contained in this Sublease to the contrary, the indemnifications and obligations imposed on Subtenant under this Section 25(a) shall survive the earlier termination or expiration of this Sublease.

(b)                                 Nitrogen Tank.

(i)                                     Subject to the terms and conditions of this Section 25(b) Subtenant shall have the right at Subtenant’s sole expense, to place a liquid nitrogen storage tank (the “Nitrogen Tank”) in substantially the same make, model, size, capacity as the nitrogen tank depicted on Exhibit F-1 attached hereto at the location identified on Exhibit F-2 attached hereto (said location is hereinafter referred to as the “Nitrogen Tank Support Area”).

(ii)                                  The Nitrogen Tank Support Area shall be subject to all of the provisions of this Sublease as if it were located within the Subleased Premises.  Subtenant’s installation, operation (including material repairs) and removal of the Nitrogen Tank shall be subject to Sublandlord’s approval, not to be unreasonably withheld, conditioned or delayed, and the approval of Master Landlord obtained in accordance with the Master Lease.

(iii)                               Subtenant’s request for approval of Sublandlord and Master Landlord shall include, but not be limited to, mechanical and electrical drawings and specifications by a licensed professional engineer, which drawings and specifications shall include a written description of the Nitrogen Tank, including make, model, size, capacity, noise specifications, the proposed routing of cables, and location of peripheral equipment and other relevant specifications.  Subtenant shall comply with all Laws (including without limitation Environmental Laws) associated with the installation, operation and removal of the Nitrogen Tank.  The installation, repair, maintenance and operation of the Nitrogen Tank and the Nitrogen Tank Support Area will be at Subtenant’s sole risk, cost and expense.  Neither Master Landlord, nor Sublandlord or any Sublandlord Related Party shall be liable for any costs, expenses, damages or losses caused in any manner by such installation, repair, maintenance and operation.  Sublandlord and Master Landlord shall have the right, but not the obligation, to enter the Nitrogen Tank Support Area accompanied by an authorized representative of Subtenant upon reasonable advance notice at all reasonable times for the purpose of inspecting same, or at any time in the event of an emergency.  Without limiting the generality of the foregoing, Subtenant shall provide Sublandlord with no less than three (3) business days’ advanced notice of any installation, operation (including material repairs) and removal of the Nitrogen Tank, and Sublandlord’s and Master Landlord’s representatives shall be permitted to attend such events.

(iv)                              Subtenant will fully indemnify Master Landlord, Sublandlord and Sublandlord Related Parties with respect to any Losses directly or indirectly caused or alleged to be caused by the installation, operation or removal of the Nitrogen Tank in, at or around the Subleased Premises and Building.  Installation of the Nitrogen Tank shall be in accordance with sound construction practices, and in accordance with applicable Laws, and in a good and workmanlike manner, and shall not materially interfere with other tenants of the Building.  Subtenant shall, at its expense, obtain all permits, variances and licenses required by Laws relating to the installation, operation (including material repairs) and maintenance of the Nitrogen Tank and shall deliver copies to Sublandlord upon written request of Sublandlord with a copy to Master Landlord.  This subsection (iv) shall survive the expiration or earlier termination of this Sublease.

(v)                                 Subtenant shall submeter all electrical usage and pay the costs of all utility services required for Subtenant’s use of the Nitrogen Tank and Nitrogen Tank Support Area.

(vi)                              Upon expiration of the Sublease Term, Subtenant shall be responsible for the removal of the Nitrogen Tank in accordance with all applicable Laws and Environmental Laws (including any cables, wires, lines, pipes or piping installed in the Building in connection therewith) and for repairing any damage caused therefrom.

(vii)                           Neither Sublandlord nor Master Landlord make any warranties or representations concerning the suitability of the Nitrogen Tank Support Area for the installation of the Nitrogen Tank, Subtenant having satisfied itself concerning these matters.

26.                               Miscellaneous.

(a)                                 Notices shall be sent to the following addresses (each, a “Notice Address”):

If to Sublandlord:

Reveal Imaging Technologies, Inc.
28 Crosby Dr.
Bedford, MA 01730

With a copy to:

Science Applications International Corporation
10260 Campus Point Drive
M/S H-4B
San Diego, CA 92121

Attention: Corporate Real Estate Department

And a copy to:

Science Applications International Corporation - CRE Department
Jones Lang LaSalle
525 William Penn Place
Pittsburgh, PA 15259

If to Subtenant (prior to Lease Commencement Date):

ConforMIS, Inc.
11 North Avenue
Burlington, MA 01803
Attention: Chief Financial Officer

And after Lease Commencement Date:

ConforMIS, Inc.
28 Crosby Drive
Suite 100
Bedford, MA 01730
Attention: Chief Financial Officer

All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth above.  Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused.  Any party may, at any time, change its Notice Address (other than to a post office box address) by giving the other parties written notice of the new address.

(b)                                 Either party’s failure to declare a default immediately upon its occurrence or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel.  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Sublease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

(c)                                  This Sublease shall be interpreted and enforced in accordance with the Laws of the state in which the Subleased Premises is located.

(d)                                 Subtenant represents that Subtenant has dealt only with Cassidy Turley FHO (“Subtenant’s Broker”) as broker, agent, or finder in connection with this Sublease, whose commissions, if any, shall be paid by Sublandlord’s Broker (defined below) pursuant to a separate agreement between Sublandlord’s Broker and Subtenant’s Broker and Subtenant agrees to indemnify and hold Sublandlord harmless from all damages, judgments, liabilities an expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder for any commission or fee alleged to be due in connection with its participation in the procurement of Subtenant or the negotiation with Subtenant of this Sublease.  Sublandlord represents that Sublandlord has dealt only with Jones Lang LaSalle (“Sublandlord’s Broker”), whose commissions, if any, shall be paid by Sublandlord pursuant to separate agreement or agreements, as brokers, agents or finders in connection with this Sublease, and agrees to indemnify and hold Subtenant harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent, finder for any commission or fee alleged to be due in connection with its participation in the procurement of Sublandlord or the negotiation with Sublandlord of this Sublease.

The provisions of this Section 26(d) shall survive the expiration or earlier termination of this Sublease.

(e)                                  This Sublease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Subleased Premises.  This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

(f)                                   The execution, delivery, and performance by each of Subtenant and Sublandlord of its respective obligations under this Sublease have been duly authorized and will not violate any provision of Law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which it is a party or by which it is bound.

(g)                                 This Sublease may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement.

(h)                                 Submission of this Sublease to Subtenant for signature does not constitute a reservation of space or an option to lease.  Subject to the terms and conditions of Section 2(a), this Sublease is not effective until execution by and delivery to both Sublandlord and Subtenant.

27.                               Signage.  To the extent permitted by the Master Lease and subject to Master Landlord’s consent as required under Sections 1.4 and 1.5 of the Master Lease, Subtenant shall have all rights granted to Sublandlord under the Master Lease to install or cause to be installed interior and exterior signage at the Subleased Premises, provided that all such signage shall be installed at Subtenant’s sole cost and expense and in compliance with all Laws and the terms and provisions of Sections 1.4 and 1.5 of the Master Lease.  Subtenant shall be required to fully remove all signage installed by Subtenant upon expiration or earlier termination of this Sublease and to promptly and fully repair and restore any and all damage caused by installation and removal of such signs.  Notwithstanding the foregoing, however, in no event shall Sublandlord be obligated to provide any such signage rights directly to Subtenant, nor shall Sublandlord be liable to Subtenant for any failure by Master Landlord to perform its obligations regarding signage under the Master Lease (and no such failure by Master Landlord shall excuse performance by Subtenant of its obligations hereunder or constitute a constructive eviction or breach of this Sublease by Sublandlord), but Sublandlord shall use its commercially reasonable efforts (exclusive of commencing litigation or arbitration), upon receipt of a written request from Subtenant, to cause Master Landlord to perform such signage related obligations.

28.                               Guaranty.  Contemporaneously with the execution of this Sublease by Sublandlord, Science Applications International Corporation, a Delaware corporation (“Guarantor”) and

Sublandlord have executed a guaranty in the form attached as Exhibit G hereto for the benefit of Subtenant wherein Guarantor agrees to guarantee the performance of all obligations of Sublandlord under the Master Lease.

29.                               Exhibits.  The following exhibits are attached to and made a part of this Sublease:

Exhibit A - Subleased Premises

Exhibit B - Copy of Master Lease

Exhibit C - Form of Delivery Agreement

Exhibit D - Early Access Area

Exhibit E - Transferred FF&E Inventory List

Exhibit Fl - Nitrogen Tank Specifications

Exhibit F2 - Nitrogen Tank Support Area

Exhibit G - Form of Guaranty

[Signature Page Follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD:		SUBTENANT:

REVEAL IMAGING TECHNOLOGIES, INC.,		CONFORMIS, INC.

By:	/s/ Frederick R. Hazard	By:	/s/ Philipp Lang
Name:	Frederick R. Hazard	Name:	Philipp Lang
Title:	Senior Vice President for	Title:	CEO
Corporate Real Estate

Exhibit A

Subleased Premises

1

FOR INFORMATION ONLY

SMMA

SECOND FLOOR FURNITURE PLAN (REFERENCE ONLY)

A10.02

2

Exhibit B

Copy of Master Lease

LEASE

RAR2-CROSBY CORPORATE CENTER QRS, INC.,
a Maryland corporation -

Landlord,

and

REVEAL IMAGING TECHNOLOGIES, INC.,
a Delaware corporation

Tenant

i

37.	ENTIRE AGREEMENT	37
38.	EXAMINATION NOT OPTION	37
39.	RECORDATION	37
40.	OPTION TO EXTEND	37
41.	EXPANSION RIGHTS	38
42.	LIMITATION OF LANDLORD’S LIABILITY	39
43.	ROOF TOP SATELLITE DISH	40
44.	EQUIPMENT FINANCING	40
45.	ATTORNEYS’ FEES	40

EXHIBIT A	–	FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1	–	SITE PLAN
EXHIBIT A-2	–	PARKING PLAN
EXHIBIT A-3	–	MULTI-TENANT LOBBY PLAN
EXHIBIT B	–	LANDLORD’S WORK
EXHIBIT C	–	COMMENCEMENT DATE MEMORANDUM
EXHIBIT D	–	RULES AND REGULATIONS
EXHIBIT E	–	APPLICABLE REFUSAL SPACE
EXHIBIT F	–	SERVICES AND UTILITIES SPECIFICATIONS
EXHIBIT G	–	FORM LETTER OF CREDIT

OFFICE LEASE

REFERENCE PAGES

BUILDING:	28 Crosby Drive
Bedford, Massachusetts 01730

LANDLORD:	RAR2-CROSBY CORPORATE CENTER
QRS, INC., a Maryland corporation

LANDLORD’S ADDRESS:	c/o RREEF Management Company
Attn: Ron DeSimone, Operations Manager
34 Crosby Drive
Bedford, Massachusetts 01730

WIRE INSTRUCTIONS AND/OR ADDRESS	RAR2-CROSBY CORPORATE CENTER
FOR RENT PAYMENT:	QRS, INC. 75 Remittance Drive, Suite 1093
Chicago, Illinois 60675-1093

LEASE REFERENCE DATE:	Nov. 4, 2008

TENANT:	REVEAL IMAGING TECHNOLOGIES,
INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	28 Crosby Drive

Suite 100 and 200

(b) Prior to beginning of Terra (if different):	Bedford, Massachusetts 01730

201 Burlington Road Bedford, Massachusetts 01730

PREMISES ADDRESS:	28 Crosby Drive

Suite 100 and 200

Bedford, Massachusetts 01730

PREMISES RENTABLE AREA:	Approximately 90,000 sq., ft., covering the entire first (1st) floor of the Building and a portion of the second (2nd) floor of the Building (for outline of Premises see Exhibit A).

BUILDING RENTABLE AREA:	Approximately 121,063 sq. ft.

SCHEDULED COMMENCEMENT DATE:	April 1, 2009

COMMENCEMENT DATE:	The later of (a) April 1, 2009, or (b) the date upon which the “Landlord’s Work” (as defined in Exhibit B) has been Substantially Completed (as defined in Exhibit B) as determined under Exhibit B.

TERM OF LEASE:

Approximately eight (8) years, beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the ‘‘Commencement Month.”

TERMINATION DATE:

The last day of the ninety-sixth (96th) full calendar month after the Commencement Date (if the Commencement Month is not a full calendar month), or the last day of the ninety-six (96) month period that begins with and includes (if the Commencement Month is a full calendar month), the Commencement Month.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

		Rentable	Annual Rent		Monthly
Period		Square	Per Square		Installment of
From	Through	Footage	Foot	Annual Rent	Rent

Commencement Date	End of the one hundred twenty (120) day period that begins on the Commencement Date (the “Free Base Rent Period”)	90,000	$0.00	$0.00	$0.00

The first (1st day after the Free Base Rent Period (the “Rent Commencement Date”)	End of Month 12, which shall mean the end of the twelfth (12th) full calendar month after the Commencement Month (if the Commencement Month shall be a partial month) or shall mean the end of the twelve (12) month period that includes the Commencement Month (if the Commencement Month shall be a full calendar month).	90,000	$8.67	$780,000.00	$65,000.00

Month 13	End of Month 24	90,000	$15.56	$1,400,000.00	$116,666.67

Month 25	End of Month 36	90,000	$20.50	$1,845,000.00	$153,750.00

Month 37	End of Month 48	90,000	$21.00	$1,890,000.00	$157,500.00

Month 49	End of Month 60	90,000	$22.00	$1,980,000.00	$165,000.00

Month 61	End of Month 72	90,000	$22.50	$2,025,000.00	$168,750.00

Month 73	End of Month 84	90,000	$23.00	$2,070,000.00	$172,500.00

Month 85	Termination Date	90,000	$23.50	$2,115,000.00	$176,250.00

Notwithstanding anything to the contrary set forth above, Tenant shall pay for its electricity for the Premises during the Free Base Rent Period in accordance with the terms and provisions of this Lease.

BASE YEAR (EXPENSES):	Calendar Year 2009.

BASE YEAR (TAXES):	Calendar Year 2009.

TENANT’S PROPORTIONATE SHARE FOR EXPENSES:	Seventy-Four and thirty-four hundredths percent (74.34%)

TENANT’S PROPORTIONATE SHARE FOR TAXES:

Twenty-Seven and sixteen/one hundredths percent (27.16%) (which is the percentage derived by dividing the Premises Rentable Area by the Rentable Square Footage of the “Parcel” (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

SECURITY DEPOSIT:	Five Hundred Thousand and 00/100 Dollars ($500,000.00), subject to the provisions of Section 5.1.8.

AFTER-HOURS HVAC COST:

$30.00 per unit per hour, subject to change at any time, but in no event to exceed the actual cost to Landlord plus (a) a reasonable allowance for depreciation of any systems being used to provide such service, and (b) the cost of any administrative fee that Landlord may charge from time to time to implement such service (provided, however, that such administrative charge shall not exceed fifteen percent (15%) of the after hours per unit per hour charge in effect from time to time).

PARKING:

306 parking spaces which shall be non-exclusive parking spaces in the parking area shown on Exhibit A-2. In addition, Landlord shall install signs in the twelve (12) parking spaces shown on Exhibit A-2 identifying such spaces as “Visitor Parking” and such spaces shall also be non-exclusive and used on a first come first served basis. Tenant shall also have the right to park overnight no more than two (2) tractor trailers at any one time in the parking spaces shown on Exhibit A-2 as ‘Trailer Parking.” (See Article 30 on Parking).

REAL ESTATE BROKERS DUE COMMISSIONS:	Cushman & Wakefield of Massachusetts, Inc. and Richard Barry Joyce & Partners

TENANT’S SIC CODE:	3999

BUILDING BUSINESS HOURS:	8 a.m. to 6 p.m., Monday through Friday; 8 a.m. to 1 p.m., Saturday.

The Reference Pages information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.  This Lease includes Exhibits A through G, all of which are made a part of this Lease.

v

LANDLORD:		TENANT:

RAR2-CROSBY CORPORATE CENTER QRS, INC, a Maryland corporation		REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation

By:	RREEF Management Company, Delaware corporation, its Authorized Agent

By:	/s/ E B Reiss	By:	/s/ David Reissfender
Name:	Edward Reiss	Name:	David Reissfender
Title:	VP	Title:	VP Finance & Admin
Dated:	11/4/08	Dated:	11/4/08

LEASE

By this Lease, subject to the terms and conditions herein contained, Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages.  The Premises are depicted on the floor plan attached hereto as Exhibit A, the Building is depicted on the site plan attached hereto as Exhibit A-l, and the parking area serving the Building is depicted on the plan attached hereto as Exhibit A-2.  During the Term, Tenant will be entitled to the exclusive use of that portion of the common area of the lobby of the Building labeled “Reveal Reception Desk” on the floor plan attached hereto as Exhibit A-3 (the “Reveal Reception Desk”).  Tenant shall have the right to install such security components as it deems reasonably necessary and appropriate to secure the Reveal Reception Desk, during non-Building Business Hours, including without limitation, a security grille or gate, subject to the terms and provisions of Article 6 of this Lease and in any event subject to Tenant obtaining Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) with respect to such security components, including without limitation, any plans relating thereto and the contractors that will install and/or construct the same.

1.             USE AND RESTRICTIONS ON USE.

1.1          The Premises are to be used solely for general office, research and development, and light manufacturing purposes and other uses incidental thereto, so long as all of the same are permitted by applicable law (collectively, the “Permitted Uses”).  Tenant shall not do or permit anything to be done in or about the Premises which will in any way materially and adversely obstruct or interfere with the rights of other tenants or occupants of the Building or injure them, or allow the Premises to be used for any unlawful purpose.  Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained.  Tenant shall have the right to change its Permitted Uses upon the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall not commit waste or nuisance.  Subject to Article 7, Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land caused, or permitted by, or resulting from the specific use by Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense; provided, that, Tenant shall have the right to contest in good faith, and by proper legal proceedings, any such governmental orders and directions for the correction, prevention and abatement of any such violations so long as (a) Tenant’s election to so contest has no adverse impact on Landlord’s ability to manage or operate the Building, the Park or any other buildings in the Park, as reasonably determined by Landlord, (b) Tenant’s election to so contest has no adverse impact on the rights of any other tenants, subtenants or occupants of the Building or the Park to use the Building, the Park or any other buildings in the Park as provided under their respective leases, subleases and/or occupancy agreements, as the case may be, (c) to the extent that Landlord makes a good faith reasonable determination that it is necessary, Tenant first deposits with Landlord, as security for the resolution of any such contested order or direction, cash or a letter of credit in amount, form and substance reasonably acceptable to Landlord acting in good faith in order to cover the cost of having to comply with such contested order or direction in the event that such order or direction is enforced plus the estimated cost of any and all penalties and interest which may be payable if Tenant is ultimately required to comply with such contested order or direction, and (d) Tenant shall not remain out of compliance with such order or direction for such length of time as shall permit the Building, the Park or any other building in the Park to be subjected to any cease and desist order (or any equivalent order or direction) or any lien, penalty or attachment, or that would otherwise prevent Landlord or any other tenant, subtenant or occupant of the Building or the Park to use the Building, the Park or any other building in the Park for their permitted uses as a result of such non-compliance or contest by Tenant.  Tenant agrees that it shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability, damages (direct or consequential) or costs (including court costs and attorney’s fees) incurred by reason of any such non-compliance or contest by Tenant of such governmental order or direction, or by reason of any failure of Tenant to comply with the provisions of the foregoing sentence.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof; provided, however, that so long as Tenant complies with the foregoing provisions and uses the Premises for the Permitted Uses and otherwise in compliance with all applicable laws, ordinances, rules, orders and regulations, Tenant shall not be liable for any increase in the amount of Landlord’s insurance pursuant to this Section 1.1 to the extent such increase is a consequence of the Permitted Uses permitted under this Lease as of the Lease Reference Date.  Subject to emergencies, Landlord’s after hours security measures and events beyond Landlord’s reasonable control, Tenant shall have access to the Premises on a 24-hours, 7-day a week basis.  Following the Commencement Date, Tenant shall be responsible for ensuring that the Premises comply

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with the Americans With Disabilities Act of 1990, and any amendments thereto (collectively, and as the same may be hereafter amended from time to time, the “ADA”), should such compliance be necessary as a result of Tenant’s particular use of the Premises and/or the Building from time to time or as a result of any alterations, additions or improvements made by Tenant in or to the Premises and/or the Building from time to time, all at Tenant’s sole cost and expense unless the reason for such non-compliance is a result of the Premises not being in compliance with the ADA on the Commencement Date (in which case, Landlord shall be responsible for ensuring that such compliance is accomplished at Landlord’s expense).

1.2          Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”) nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials.  Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent reasonably necessary in connection with Tenant’s Permitted Uses.  Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or environment.  Tenant shall protect defend, indemnify and hold each and all of the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3          During the Term, Tenant and the Tenant Entities will be entitled to (a) the exclusive use of the two (2) tailboard loading docks at the Building, subject to Landlord’s reasonable rules and regulations regarding such use; and (b) the non-exclusive use of (i) the common areas of the Building as they exist from time to time during the Term, (ii) the parking facilities serving the Building, subject to Article 30 and Landlord’s reasonable rules and regulations regarding such use, (iii) the full-service cafeteria (the “Cafeteria”) located between the buildings known as and numbered 20 Crosby Drive and 22 Crosby Drive (collectively, the “Amenity Complex”) subject to Landlord’s and any operator’s reasonable rules and regulations regarding such use from time to time in connection therewith, (iv) the conference center for the Crosby Corporate Center (the “Park”) located within the Amenity Complex (the “Conference Center”), subject to Landlord’s and any operator’s reasonable rules and regulations regarding such use from time to time and subject to any reasonable clean up and set up charge that may be charged to Tenant in connection with Tenant’s use of the Conference Center from time to time, and (v) the fitness center for the Park located within the Amenity Complex (the “Fitness Center”), subject to Landlord’s and any operator’s reasonable rules and regulations regarding such use from time to time in connection therewith.  Notwithstanding the foregoing, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than provided in the Reference Pages.  The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces.

1.4          Subject to the next paragraph, Tenant will not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises or any portion of the Premises visible from outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises.  Landlord will not withhold consent for any signs and lettering to the entry doors to the Premises, provided that such signs or lettering comply with law and conform to any sign standards of Landlord uniformly applied to other tenants at the Park with regard to similar types of signs, and provided that Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors.  Notwithstanding the foregoing to the contrary, Landlord shall provide Building standard signage for Tenant at the signage monument for the Park, the building directory and entrance to the Premises, and generic building directional signage at Landlord’s sole cost and expense, all of which signage shall be non-exclusive.

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1.5          So long as (a) Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the Tenant identification sign that Tenant desires to install on the exterior of Building (the “Tenant’s Exterior Building Signage”), (b) Tenant itself or a Permitted Transferee (as hereinafter defined) (as opposed to any subtenants), at the time it seeks Landlord’s approval of Tenant’s Exterior Building Signage, is then occupying, and thereafter at all times occupies, at least sixty percent (60%) of the rentable square footage of the original Premises, (c) Tenant obtains all necessary permits, approvals and licenses with respect to Tenant’s Exterior Building Signage from all applicable governmental authorities, and (d) Tenant obtains Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, then Tenant shall have the right, at Tenant’s sole cost and expense, to install Tenant’s Exterior Building Signage on the Building in accordance with the provisions of this Section 1.5.  Upon the expiration or earlier termination of the Term, Tenant shall remove Tenant’s Exterior Building Signage, at Tenant’s sole cost and expense, and repair and restore the exterior portion of the Building where Tenant’s Exterior Building Signage was located to a condition consistent with the remaining exterior portion of the Building where Tenant’s Exterior Building Signage was located.  Any Permitted Transferee of Tenant shall have the right to exterior building signage subject to the terms and conditions of this Section 1.5.

2.             TERM.

2.1          The Term of this Lease shall begin on the Commencement Date as shown on the Reference Pages and shall terminate on the Termination Date as shown on the Reference Pages, unless sooner terminated or extended pursuant to the provisions of this Lease.  Landlord shall tender possession of the Premises with all of the Landlord’s Work Substantially Complete, as such terms are defined in the work letter (the “Work Letter”) attached as Exhibit B to this Lease.  At either party’s request, Landlord and Tenant shall execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Rent Commencement Date, Termination Date, and if necessary a revised rent schedule setting forth the actual dates when Annual Rent and Monthly Installments of Rent shall be due (but in no event providing for any increases or decreases in such amounts).

2.2          Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date with the Landlord’s Work Substantially Complete for any reason, Landlord shall not be liable for any damage resulting from such inability.  Notwithstanding the foregoing, if (a) Landlord is unable to deliver possession of the Premises with the Landlord’s Work Substantially Complete within ninety (90) days after the Scheduled Commencement Date, or (b) Landlord falls behind the Construction Schedule (as defined in the Work Letter attached hereto as Exhibit B) for the completion of the Landlord’s Work by more than sixty (60) days as determined by the Contractor (as defined in the Work Letter attached hereto as Exhibit B), subject in both cases to delays caused by Force Majeure (as defined below), Architect Delay and/or Tenant Delay (as both of such terms are defined in the Work Letter attached hereto as Exhibit B) as set forth hereinbelow, then Tenant shall have the option to terminate this Lease by written notice to Landlord given within two (2) business days following the expiration of such ninety (90) day or sixty (60) day period, as applicable, and any amounts paid by Tenant to Landlord prior to the date of such termination (including the first Monthly Installment of Rent and the Security Deposit) shall be returned to Tenant within five (5) days after Landlord’s receipt of such notice of termination.  If Tenant fails to timely deliver such termination notice to Landlord within such two (2) business day period, then Tenant will be deemed to have waived its right to so terminate this Lease for such reasons.  If a delay in the Substantial Completion of the Landlord’s Work is the result of a Tenant Delay, then the Scheduled Commencement Date (and both the ninety (90) day and sixty (60) day periods referred to hereinabove) shall be postponed one (1) day for each day that Landlord is unable to Substantially Complete Landlord’s Work due to such Tenant Delay and Tenant shall pay to Landlord a fee equal to 1/365th of the Annual Rent due for the first (1st) year of the Term for each such day that the Scheduled Commencement Date is postponed due to a Tenant Delay.  Tenant shall also be required to pay to Landlord any actual increase in the budgeted “turn key” cost of the Landlord’s Work as a result of such Tenant Delay.  Further, if a delay in the Substantial Completion of the Landlord’s Work is the result of Force Majeure or an Architect Delay, then the Scheduled Commencement Date (and both the ninety (90) day and sixty (60) day periods referred to hereinabove) shall be postponed one (1) day for each day that Landlord is unable to Substantially Complete the Landlord’s Work due to such Force Majeure or Architect Delay.  The term “Force Majeure” shall mean any delay not exceeding one hundred eighty (180) days in the aggregate with respect to any specific matter that is a result of strikes, lockouts or other labor troubles, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency, shortages of materials, fuel, supplies or labor, holdover tenancies or similar matters beyond the reasonable control of the party required to perform, excluding, however, the financial constraints of such party.

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Without limiting the foregoing, in the event that Landlord does not deliver possession of the Premises to Tenant with the Landlord’s Work Substantially Complete on or before the Scheduled Commencement Date, then, subject to delays caused by any such Force Majeure, Tenant Delay and/or Architect Delay (in which case, the Scheduled Commencement Date shall be postponed one (1) day for each day of delay caused by Force Majeure, Tenant Delay and/or Architect Delay), in addition to the Free Base Rent Period, Tenant shall be entitled to an abatement of one (1) day’s Annual Rent for each day following the Scheduled Commencement Date that Landlord does not deliver possession of the Premises to Tenant with the Landlord’s Work Substantially Complete.

3.             RENT.

3.1          Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first (1st) day of each full calendar month during the Term, except that the first (1st) full month’s rent shall be paid upon the execution of this Lease.  The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time.  Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month.  Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing.  Unless specified in this Lease to the contrary, all other amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.  Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent

3.2          Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other sum is not paid within five (5) business days following notice from Landlord that such payment is overdue (a “Late Notice”), then a late charge shall be imposed in an amount equal to five percent (5%) of the unpaid rent or other payment which is overdue (a “Late Charge”); provided, however, that Landlord shall not be obligated to deliver a Late Notice to Tenant more often than once in any twelve (12) month period in order to collect a Late Charge for amounts which are not paid on or before the date when due.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid.  The provisions of this Section 3.2 shall in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after the date due.

4.             RENT ADJUSTMENTS.

4.1          For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year:  Each calendar year during the Term.

4.1.2 Expenses:  Subject to the language of the second (2nd) paragraph of this Section 4.1.2, all costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation:  water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; common area utility costs, including, but not limited to, the cost of heat, light power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, the Cafeteria, the Conference Center and the Fitness Center, and window cleaning costs; the costs of operating the Cafeteria (subject to the terms and provisions set forth in the following paragraph); labor costs; costs and expenses of managing the Building including actual management fees without mark up not to exceed five percent (5%) of gross receipts from the Building; common area air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith, and any repair, management insurance and maintenance costs and expenses related to the common areas of the Park (which may include any parking areas in the Park, but specifically excluding such costs related to the interior common areas of any other building in the Park).  Notwithstanding

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the foregoing, or any language in this Lease to the contrary, capital expenses shall not be included in Expenses except for:  (i) the cost of capital improvement items which are reasonably calculated to reduce operating expenses; and (ii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not enacted or not effective as of the Commencement Date; but the costs described in this sentence shall be amortized over the useful life of such expenditures as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time.

Notwithstanding anything in this Lease to the contrary, Expenses shall not include any of the following:  the interest and amortization on any mortgage loans for the Building or leasehold interests therein; ground rent; depreciation, amortization or other non-cash charges on the Building or equipment or systems therein; costs in connection with leasing, releasing, or subleasing space at the Building (including but not limited to brokerage commissions); costs incurred in connection with the sale, financing or refinancing of the Building; the cost of repairs or other work to the extent payable by insurance or condemnation proceeds or by any other third party; costs incurred in enforcing leases against other tenants (including, without limitation, any court costs, attorney’s fees and disbursements in connection with any summary proceedings to dispossess any tenant); the cost of special services rendered to tenants (including Tenant) for which a special charge is made; leasehold improvements, alterations and decorations or other work done for tenants of the Building, and services (such as painting) performed for any tenant (including Tenant) of the Building, whether at the expense of Landlord or such tenant for which a special charge is made; advertising and promotional expenditures or contributions or gifts; costs incurred in connection with complying with any laws, insurance requirements, environmental and life safety requirements (including, without limitation, those related to air quality and mold), agreements, restrictions and covenants applicable thereto first enacted or first effective as of or prior to the Commencement Date, but only so long as (a) Landlord received written notice of the non-compliance with any of the foregoing matters as of or prior to the Commencement Date, (b) such non-compliance could have been practicably cured by Landlord prior to the Commencement Date, and (c) Landlord failed to take such action to cure such non-compliance prior to the Commencement Date; financing and refinancing costs in respect of any mortgage placed upon the Parcel or the Building, including points and commissions paid in connection therewith; interest or penalties for any late payments by Landlord (unless such late payments were made as a result of Tenant’s failure to timely make the payment relating to such charge to Landlord (in which case Tenant shall be liable to Landlord for the same)); costs (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability; compensation paid to any Building employee to the extent that the same is not fairly allocable to the work or service provided by such employee to the Building; costs relating to any retail, residential, garage or storage space in the Building or appurtenant or adjacent thereto; costs of installing, operating and maintaining any specialty service such as an observatory, broadcasting facility or luncheon club; costs of any repairs, alterations, additions, changes, replacements and other terms which, under generally accepted accounting principles, are classified properly as capital expenditures except as expressly provided in the first (lst) paragraph of this Section 4.1.2; costs of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain whether or not insurance proceeds or condemnation awards are recovered or adequate for such purposes (provided, however, that the cost of any deductible, up to the amount of $15,000.00, shall be included in Expenses); costs of any heating, ventilating, air-conditioning or outer Building services provided to other tenants during other than Building Business Hours; rent or imputed rent on any portion of the Building used in connection with the management or operation of the Building; legal and auditing fees or other professional fees, other than those reasonably incurred in connection with the maintenance and routine operation of the Building and/or the Park; any rent, additional rent or other charge under any lease or sublease to or assumed by Landlord; salaries and fringe benefits of personnel above the grade of building manager, and wages, salaries and other compensation paid for clerks or attendants in concession or newsstands operated by Landlord; lease payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were to have been purchased (subject to the first (1st) paragraph in this Section 4.1.2); the cost of furnishing and installing replacement light bulbs and ballasts in any tenanted areas of the Building; any expenditures on account of Landlord’s acquisition of air or similar development rights; costs and expenses of governmental licenses and permits, or renewals thereof, unless the same are for governmental licenses or permits relating to the operation or maintenance of the Building, the common areas of the Building or the Park; costs of any work or service performed for any facility or property other than the Building, the common areas of the Building or the Park; any costs which are not arms length competitive market prices for goods or services including any amounts paid to any person, firm or corporation related or otherwise affiliated with landlord or any general partner, officer or director of Landlord or any of its general partners; costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or outer entity, such as trustee’s fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations); and costs incurred to contain, encapsulate, remove, or remedy any hazardous or toxic wastes, materials or substances from the Building and/or any

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tests or surveys obtained in connection with the above.  Furthermore, there shall be deducted from Expenses an amount equal to all amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for Expenses which (i) previously were included in Expenses hereunder, (ii) are included in Expenses for the Lease Year in which the insurance proceeds are received or (iii) will be included as Expenses in a subsequent Lease Year.  In the event that less than thirty-three percent (33%) of the total rentable square feet of space in the buildings on the Parcel in the aggregate is occupied at any one time during the Term, then Tenant shall have the right by written notice to Landlord, to require Landlord to take commercially reasonable steps to require the then food service provider who is providing for-sale food and beverages at the Cafeteria to the tenants of the Park to change its business operation from a full-service food and beverage provider to a so-called “express” food and beverage provider (e.g., where such food service provider provides its food and beverage services by way of a kiosk or vending machine instead of a full-service, staffed cafeteria or restaurant operation) in order to reduce the costs and expenses of providing such food and beverage service to the Park.

In the calculation of Tenant’s rental obligations under this Lease, including, without limitation.  Tenant’s obligation to pay Expenses, Taxes, and the Estimated Electricity Submeter Charge (as hereinafter defined), it is understood that no expense shall be charged more than once.

4.1.3 Taxes:  Real estate taxes and any other taxes, charges and assessments (as adjusted for the amount of any abatement actually received) which are levied with respect to the Parcel and the buildings thereon, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located on the Parcel and used in connection with the operation of such buildings and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all reasonable fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year.  Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Parcel (or any individual components thereof) or any taxes to be paid by Tenant pursuant to Article 28, nor shall Taxes include any interest or penalties resulting from the late payment of Taxes by Landlord (unless such late payment is a result of Tenant’s failure to timely make the payment relating to such charge to Landlord, in which case Tenant shall be liable to Landlord for the same as additional rent).  For purposes of determining Tenant’s Proportionate Share For Taxes, the “Parcel” shall mean, collectively, the six (6) buildings located at 20 Crosby Drive, 22 Crosby Drive, 24 Crosby Drive, 26 Crosby Drive, 28 Crosby Drive and 30 Crosby Drive, and the connecting corridors, all located in Bedford, Massachusetts, it being understood and agreed that all of the foregoing buildings, collectively, are treated as a single parcel for purposes of determining Taxes.  In calculating Tenant’s Proportionate Share For Taxes with respect to the Premises, the “Rentable Square Footage of the Parcel” described in the Reference Pages above reflects the combined rentable area in the foregoing buildings, collectively, and “Tenant’s Proportionate Share For Taxes” with respect to the Premises, as described above, is based upon the foregoing Rentable Square footage of the Parcel (i.e., 331,390 sq. ft.).  However, notwithstanding the foregoing, if one or more buildings are removed from the group of buildings comprising the Parcel, as described above in this Section, whether as a result of a sale or demolition of the building(s), a reconfiguration of the Parcel or otherwise, then the definition of “Parcel” and the “Rentable Square Footage of the Parcel,” as described above, and “Tenant’s Proportionate Share For Taxes” with respect to the Premises, shall be appropriately modified or adjusted to reflect the deletion of such buildings, and, if Tenant’s Proportionate Share For Taxes with respect to the Premises is based upon increases in Taxes over a Base Year, then Taxes for the Base Year shall be restated on a going forward basis effective as of the date such buildings are deleted from the definition of Parcel as described in this Article.  In the event that one or more buildings owned by Landlord are added to the group of buildings comprising the Parcel as of the Lease Reference Date as described above in this Section, then such added buildings will be disregarded and not included in Landlord’s calculation of Taxes or for the Base Year (Taxes) or otherwise.

4.2          If in any Lease Year, Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses), Tenant shall pay, as additional rent for such Lease Year, Tenant’s Proportionate Share For Expenses of such excess.  If in any Lease Year, Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which become due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year, Tenant’s Proportionate Share For Taxes of such excess.

4.3          Landlord shall use reasonable efforts to make the annual determination of Expenses and Taxes within one hundred twenty (120) days after the end of each Lease Year and such determination shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3.  During the Term, Tenant may review, at Tenant’s sole cost and expense (unless otherwise provided herein), the books and records supporting any determination by Landlord of any item of additional rent made during the Term in an office of Landlord, or Landlord’s agent at the Park (provided, however, that

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Landlord may be required to obtain such information from other locations) during Building Business Hours (excluding Saturdays), upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to the execution of a commercially reasonable confidentiality agreement reasonably acceptable to Landlord.  Tenant shall be entitled to review the books and records supporting Landlord’s determination of any item of additional rent for the Base Years (Expenses and/or Taxes) simultaneously with its review of the books and records supporting Landlord’s determination of any item of additional rent for any Lease Year in dispute.  Tenant may utilize any reputable and experienced independent accountant or professional real estate consultant reasonably approved by Landlord to perform such review, but in no event shall such accountant or real estate consultant be compensated on a contingency fee basis.  If Tenant fails to object to Landlord’s determination of Expenses within one hundred fifty (150) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination.  In the event that Tenant’s review indicates that Tenant was overcharged in the aggregate for such Expenses for such applicable Lease Year by an amount that is greater than four percent (4%) of the Expenses (excluding Taxes) that Tenant should have paid for such Lease Year, then Landlord shall pay the reasonable and actual costs of Tenant’s review for such applicable Lease Year as evidenced by invoices provided by Tenant to Landlord for such costs.  In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year or Base Year.

4.4          By April 1st of each Lease Year, Landlord will use commercially reasonable efforts to estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for such Lease Year or portion thereof.  Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate.  Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5          When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to this Article on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to this Article on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash within sixty (60) days.  Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).

4.6                               If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Commencement Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.                                      SECURITY DEPOSIT.  The Security Deposit shall be in the form of an Irrevocable Standby Letter of Credit (the “letter of credit”), to which the following terms and conditions shall apply:

5.1.1 The letter of credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this paragraph and shall otherwise be in form acceptable to Landlord.

5.1.2 The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year-to-year basis until a period ending not earlier than one (1) month subsequent to the

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Termination Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than thirty (30) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit Tenant understands that the election by the issuing bank not to renew the letter of credit shall not in any event diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable letter of credit in favor of Landlord through the LOC Expiration Date.  Landlord agrees that a letter of credit in substantially the same form as Exhibit G attached hereto is acceptable to Landlord and complies with the requirements of this Article 5.

5.1.3 Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that Landlord has the right to use all or a part of the Security Deposit pursuant to tins Article 5, and the proceeds may be applied as permitted under this Article 5.  Funds may be drawn down on the letter of credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:

“[Beneficiary] is entitled to the use of Applicant’s Security Deposit pursuant to that certain Lease dated October [  ], 2008, between RAR2-Crosby Corporate Center QRS, Inc., as Landlord, and Reveal Imaging Technologies, Inc., as Tenant as amended from time to time.”

It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

5.1.4 Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement; provided, that, nothing in this Section 5.1.4. shall constitute a waiver by Tenant of any rights or remedies available to it under this Lease, at law or in equity.

5.1.5 In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and Tenant shall take whatever action necessary to effectuate such transfer and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; provided, however, that Landlord or the new landlord pays all fees to the issuer necessary to evidence such transfer.

5.1.6 Without limiting the generality of the foregoing, if the letter of credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord.  However, if (x) the letter of credit is not timely renewed, or (y) a substitute letter of credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with this Article 5.  Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant a fee in an amount not to exceed $2,500.00 for attorney’s fees actually incurred by Landlord in connection with the review of any proposed substitute letter of credit pursuant to this paragraph (excluding, however, the initial letter of credit required to be provided under this Lease).

5.1.7 The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default.  If Tenant defaults beyond any applicable notice and cure period with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except to such extent if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the termination of this Lease.

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5.1.8 Notwithstanding the above, so long as there then exists no default by Tenant under this Lease beyond the expiration of any applicable notice and cure period under this Lease, the Security Deposit shall be reduced automatically to:  (a) $425,000.00 at the end of Month 12 of the Term (as determined in the Annual Rent section of the Reference Pages); (b) $350,000.00 at the end of Month 24 of the Term; (c) $275,000.00 at the end of Month 36 of the Term; and (d) $250,000.00 at the end of Month 48 of the Term.  If the Security Deposit is being held in the form of cash and not in the form of a letter of credit, then so long as Tenant is not in default beyond any applicable cure period, within fifteen (15) days of Tenant’s notice to Landlord of its election to reduce the Security Deposit as provided herein, Landlord shall return the applicable portion of the Security Deposit to Tenant set forth herein.  If the Security Deposit is in the form of a letter of credit which does not automatically reduce by such stated amounts by its terms, then Tenant shall cause a replacement letter of credit in the appropriate amount stated above for such applicable time to be delivered to Landlord whereupon Landlord shall, promptly following its receipt of such replacement letter of credit, return the original letter of credit to Tenant.  Notwithstanding anything to the contrary contained herein, in no event shall the Security Deposit or letter of credit be in an amount less than $250,000.00.

6.                                      ALTERATIONS.

6.1                               Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed.  When applying for such consent (if required) or providing such notice (if Landlord’s consent is not required as hereinafter provided), Tenant shall, if reasonably requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.  Notwithstanding the foregoing, Landlord’s consent shall not be required (but prior written notice from Tenant to Landlord shall be required) with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) do not have an aggregate cost of more than One Hundred Thousand Dollars ($100,000.00) in any consecutive twelve (12) month period.

6.2                               If Landlord’s consent is required pursuant to Section 6.1, any such alteration, addition or improvement by Tenant shall be made by using, at Tenant’s option, either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense.  If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.  In any event, Landlord may require that Tenant pay Landlord the construction management fee charged to Landlord by Landlord’s property management company not to exceed five percent (5%) of the cost of such work plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due twenty (20) days after Landlord’s demand.  Tenant shall not be obligated to pay such fees in connection with the Landlord’s Work performed pursuant to the Work Letter attached as Exhibit B hereto or in connection with any work performed by Tenant to prepare the Premises for its initial occupancy.  Tenant shall be required to remove or restore any alterations, additions or improvements performed by Tenant unless, simultaneously with any such written consent of Landlord (if required) or notice to Landlord (if Landlord’s consent is not required) of such alteration, addition or improvement, Landlord provides Tenant with a written statement that the alteration, addition or improvement being performed does not need to be removed or restored by Tenant at the end of the Term.  In the event that Landlord fails to notify Tenant within ten (10) business days of Tenant’s request for Landlord’s consent (if required) or notice to Landlord (if Landlord’s consent is not required) of any alteration, addition or improvement whether such alteration, addition or improvement needs to be removed or restored at the end of the Term, then such failure shall constitute a determination by Landlord that such alteration, addition or improvement does not need to be removed or restored at the end of the Term.

6.3                               All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens (provided, however, that such surety company performance bonds and funded construction escrows shall not be required by

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Landlord so long as (a) Tenant is not then in default under this Lease beyond any applicable notice and core period, (b) Landlord has not applied the Security Deposit or drawn on the letter of credit as a result of a default by Tenant under this Lease beyond any applicable notice and cure period, and (c) such set of alterations, additions or improvements by Tenant do not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate).  Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.  Landlord may, as a condition to its consent to any particular alterations or improvements which Tenant would be required to remove or restore at the end of the Term, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations, additions or improvements and restoring the Premises; but only to the extent that the reasonably estimated costs of removal and restoration of such alteration, addition or improvement exceed seventy five percent (75%) of the Security Deposit to be held by Landlord at the end of the Term.

7.                                      REPAIR

7.1                               Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in the Work Letter attached as Exhibit B to this Lease and except that Landlord shall repair and maintain in good working order, condition and repair (including making any necessary replacements) and in compliance with all applicable laws, the common areas and structural portions of the Building and the Premises, including, without limitation, the roof, roof membrane, roof covering, concrete slab, footings, foundation, exterior and common area walls, exterior and common area windows, common area flooring and common area plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord (but excluding, however, any supplemental heating, ventilation and air conditioning units serving the Premises, which Tenant shall be responsible for maintaining, repairing, replacing and insuring at Tenant’s sole cost and expense) (collectively, the “Building Structure”).  In addition, Landlord shall be responsible, at its sole cost, for remedying any defects or deficiencies in the Landlord’s Work of which Tenant shall notify Landlord in writing within one (1) year following the Commencement Date.  It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2                               Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance, with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.  Notwithstanding anything to the contrary contained in this Lease, Landlord, not Tenant, shall, at its sole expense, be responsible for making any structural changes to the Premises or the Building in order to comply with any governmental laws, regulations or ordinances which Landlord has received written notice of unless such compliance is required (a) in connection with any alterations performed by or at the request of Tenant following the Commencement Date, or (b) as a result of Tenant’s specific manner of use or occupancy of the Premises.  Landlord further represents, warrants, covenants and agrees that upon Landlord’s delivery of the Premises to Tenant the Premises shall comply with all applicable governmental laws, ordinances and regulations, including, without limitation, the ADA.

7.3                               Notwithstanding the terms and provisions of this Article 7, if, for more than three (3) consecutive business days following written notice from Tenant to Landlord, Landlord shall fail to commence and diligently pursue to completion the making of any repairs or the performance of any maintenance required of Landlord under this Lease, and the making of such repairs or the performance of such maintenance is within Landlord’s reasonable control (subject in all cases to delays caused by Force Majeure), and as a result of such failure (a) Tenant shall not be reasonably able to use and occupy, or to have access to, the Premises, or a material portion of the Premises, as the case may be, for the normal conduct of Tenant’s business operations without extraordinary and unreasonable measures being required to be taken by Tenant in order to do so, and (b) Tenant does not use or occupy the same during said period, then the obligation of Tenant to pay Annual Rent and additional rent hereunder shall be abated in proportion to the portion of the Premises that Tenant is unable to use as a result of such failure until the date immediately following the day on which Landlord has commenced the making of such repairs or the performance of such maintenance (Landlord agreeing that it shall diligently pursue the making of such repairs and the performance of such maintenance until completion).

7.4                               Except as expressly provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the

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Building.  Except to the extent if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8.                                      LIENS.  Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant or obligations incurred by Tenant.  In the event that Tenant fails, within thirty (30) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within twenty (20) days of Landlord’s demand.

9.                                      ASSIGNMENT AND SUBLETTING.

9.1                               Except as otherwise expressly set forth herein below, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises.  In the event Tenant desires to sublet or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least fifteen (15) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.  Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to (a) a sublease or assignment to an entity controlling, controlled by, or under common control with Tenant, or (b) any assignment of this Lease to an entity acquiring all or substantially all of the stock or assets of Tenant or to an entity that Tenant is merged with or into; provided, that (i) any such assignee or transferee resulting from the events described in items (a) and (b) hereinabove (being for the purposes of this Lease, a ‘‘Permitted Transferee”) expressly agrees in writing with Landlord to be and remain liable, jointly and severally, for all of the Tenant’s obligations under this Lease (and in the event that Reveal Imaging Technologies, Inc. remains a separate entity from such Permitted Transferee following such transaction, Reveal Imaging Technologies, Inc. shall so agree in writing as well), (ii) Landlord has been delivered notice of such sublease, assignment or transfer, together with evidence showing compliance with toe provisions of this paragraph, at least fifteen (15) days prior thereto, and (iii) in the case of item (b) hereinabove, the tangible net worth (determined in accordance with generally accepted accounting principles) of any assignee of Tenant shall be equal to or greater than the tangible net worth (similarly determined) of Tenant as of the Lease Reference Date.

9.2                               Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3                               Intentionally Omitted.

9.4                               In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below) when and as such Increased Rent is received by Tenant.  As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.  The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight line basis, over the entire period for which Tenant is to receive Increased Rent the reasonable costs

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incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5                               Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, Tenant shall be in default in its obligations under this Lease beyond any applicable notice and cure period, or if the proposed assignee or sublessee is an entity:  (a) with which Landlord is already in negotiation for space in the market area; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is unreputable or incompatible with the character of occupancy of the Building and/or the Park in Landlord’s reasonable opinion; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use other than the Permitted Uses which would:  (i) involve a materially adverse increase in the wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require Landlord to make any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements (but only to the extent that Landlord is not already required to perform the same pursuant to this Lease); or (iv) involve a violation of Section 1.2.

9.6                               Upon any request to assign or sublet, Tenant will pay to Landlord a sum equal to all of Landlord’s actual costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

10.                               INDEMNIFICATION.  None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors.  Subject to the waiver of subrogation provisions set forth in Article 12, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any act, fault, negligence or willful misconduct by or of Tenant or any Tenant Entity with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.  Subject to the waiver of subrogation provisions set forth in Article 12 of this Lease, Landlord shall protect, indemnify and hold Tenant and Tenant’s members, managers, officers, agents, employees, independent contractors and invitees harmless from and against any and all loss, claims, liability or costs (including reasonable attorneys’ fees) incurred by reason of (i) any damage (except to the extent due to the acts or omissions of Tenant or Tenant’s Entities) to any person or property while on common areas of the Building or the Park to the extent resulting from the negligent acts or omissions of Landlord or any Landlord Entity with respect to the injury or damage, (ii) work being performed by Landlord, its employees, agents or contractors, or (iii) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease.  The provisions of this Article 10 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.                               INSURANCE.

11.1                        Tenant shall keep in force throughout the Term:  (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $3,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than

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$1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, including, without limitation, the Tenant Improvements (as defined in the Work Letter attached hereto as Exhibit B):  and (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2                        The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds under the Tenant’s Commercial General Liability insurance policy or policies; (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten (10) days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3                        Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4                        Landlord shall purchase and maintain during the Term with insurance companies qualified to do business in the Commonwealth of Massachusetts (except as otherwise set form hereinbelow) such insurance in amounts and with deductibles as a reasonably prudent landlord would purchase and maintain with respect to a similar class of building as the Building in the Bedford, Massachusetts market area, including the following:  (a) commercial general liability insurance for incidents occurring in the common areas, with coverage for premises/operations, personal injury, and for bodily injury and property damage per occurrence, together with such other coverages and risks as Landlord shall reasonably decide or a mortgagee may require; and (b) property insurance covering property damage to the Building and the Building Structure (but excluding the Tenant Improvements and any other alterations, additions or improvements performed by Tenant), for eighty percent (80%) of replacement cost value.  The cost of any such insurance shall be included in Expenses pursuant to Section 4.1.2.

12.                               WAIVER OF SUBROGATION.  So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.                               SERVICES AND UTILITIES.

13.1                        Landlord shall provide the Premises with services meeting or exceeding the specifications set forth on Exhibit F attached hereto.  Except as otherwise provided in Exhibit F, Landlord agrees to furnish to the Premises at all times during the Term and in a manner consistent with a similar class of office building as the Building in the Bedford, Massachusetts market area:  (a) hot and cold water suitable for the normal office use of Tenant; (b) heat and air conditioning required in Landlord’s judgment for the use and occupation of the Premises during Building Business Hours (it being understood that, to the extent necessary, Landlord shall activate such heat and air conditioning systems at no additional cost to Tenant in advance of Building Business Hours so that the Premises is maintained at comfortable temperatures during Building Business Hours in a manner consistent with a similar class of office building as the Building in the Bedford, Massachusetts market area); (c) elevator service by nonattended automatic elevators; and (d) equipment suitable to bring to the Premises electricity for lighting, convenience outlets and other Permitted Uses of Tenant.  Landlord agrees to furnish cleaning and janitorial service after Building Business Hours on generally recognized business days (but exclusive in any event of Saturdays, Sundays and national and local legal holidays).  Landlord shall be responsible for snow removal in a manner consistent with properties of a similar caliber to the Park in the Bedford, Massachusetts area.  Subject to Section 13.1.1. below, to the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within thirty (30) days of Landlord’s demand, for all electricity used by Tenant in the Premises as measured by a submeter, including, all electricity for lights and plugs.  Except as otherwise set forth below in Section 13.1.1, the charge shall be at the rates charged for such

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services by the local public utility.  Landlord will include electricity costs to operate the HVAC system in Expenses.  Notwithstanding the terms and provisions of this Article 13, if, for more than three (3) consecutive business days following written notice from Tenant to Landlord, Landlord shall fail to commence and diligently pursue to completion the restoration of any utility or other service required to be provided by Landlord under this Lease following the interruption, curtailment or suspension of such utility or other service, and the restoration of any such utility or other service is within Landlord’s reasonable control (subject in all cases to delays caused by Force Majeure), and as a result of such failure (i) Tenant shall not be reasonably able to use and occupy, or to have access to, the Premises, or a material portion of the Premises, as the case may be, for the normal conduct of Tenant’s business operations without extraordinary and unreasonable measures being required to be taken by Tenant in order to do so, and (ii) Tenant does not use or occupy the same during said period, then the obligation of Tenant to pay Annual Rent and additional rent hereunder shall be abated in proportion to the portion of the Premises that Tenant is unable to use as a result of such failure until the date immediately following the day on which Landlord has commenced and diligently pursued the restoration of any such utility or other service (Landlord agreeing that it shall diligently pursue the restoration of any such utility or other service until restored).

13.1.1 Notwithstanding the foregoing to the contrary, if and to the extent that electricity for the Premises is submetered by Landlord then as payment for such electricity, Landlord may elect to require Tenant to remit to Landlord as additional rent a sum equal to $1.50 per rentable square foot of the Premises per annum, which is Landlord’s estimate of the appropriate electricity charge for the Premises as of the Lease Reference Date, with such amount to be increased from time to time by notice from Landlord to Tenant to the extent that the market therefor increases based upon Landlord’s judgment (the “Estimated Electricity Submeter Charge”), with 1/12 of such amount being due and payable in monthly installments concurrently with Tenant’s payment of Monthly Installment of Rent hereunder.

13.1.2 Simultaneously with Landlord’s determination of actual Expenses and Taxes, Landlord shall review the total Estimated Electricity Submeter Charge paid by Tenant during such applicable billing period and if the Estimated Electricity Submeter Charge that Tenant pays pursuant to the preceding paragraph is less than the actual charges as measured by Landlord’s submetering for such electricity for such applicable billing period, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor.  If the Estimated Electricity Submeter Charge that Tenant pays during such applicable billing period pursuant to the preceding paragraph is more than the actual charges as measured by Landlord’s submetering for such electricity, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Section 13.1, or, if the Lease has been terminated, refund the difference to Tenant in cash.  Tenant shall have the right to review the Estimated Electricity Submeter Charge pursuant to Section 4.3.

13.2                        Should Tenant require any additional work or service, as described above, including services furnished outside of Building Business Hours, Landlord shall, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge more than Landlord’s actual cost therefor plus (a) a reasonable allowance for depreciation of any systems being used to provide such service, and (b) the cost of any administrative fee that Landlord may charge from time to time to implement such service (provided, however, that such administrative charge shall not exceed fifteen percent (15%) of the charge for any such additional service).  The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.  Notwithstanding the foregoing to the contrary, however, Tenant shall be responsible for furnishing its own security within the Premises at Tenant’s sole cost and expense.

13.3                        Wherever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate pursuant to the specifications set forth on Exhibit F attached hereto, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within ten (10) days of Landlord’s demand; provided, however, that before Landlord shall have the right to install such supplementary heating and/or air conditioning units for such purpose, Landlord shall first notify Tenant in writing of Landlord’s intention to do so and if Tenant shall fail to commence the remediation of the conditions that are giving rise to the need to install such units within five (5) days of such written notice and thereafter diligently pursue such remediation until completion following such written notice (provided, however, that such remediation period shall in no event exceed thirty (30) days), then Landlord shall have the right to proceed with the installation of such units as more particularly set forth hereinabove.

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13.4                        Tenant will not, without the written consent of Landlord (which shall not be unreasonably withheld or delayed), use any apparatus or device in the Premises that will cause Tenant’s aggregate usage of machines, equipment or devices to exceed the specifications set forth on Exhibit F attached hereto, or which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as set forth on Exhibit F attached hereto, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water.  If Tenant shall require water or electric current in excess of that required to be furnished or supplied for use of the Premises as set forth on Exhibit F attached hereto, Tenant shall procure the prior written consent of Landlord for the use thereof (which shall not be unreasonably withheld or delayed), and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current.  The cost of any such meters shall be paid for by Tenant.  Tenant agrees to pay to Landlord within ten (10) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

13.5                        Tenant will not without the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building.  Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”), at its own risk, from the existing telecommunications nexus in the Building to the Premises, sufficient for the Permitted Uses of Tenant.  Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

14.                               HOLDING OVER.  If Tenant shall hold over in the Premises beyond the expiration or earlier termination of this Lease, Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (Holdover Rate”) which shall be one hundred fifty percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus one hundred fifty percent (150%) of Rent Adjustments under Article 4 prorated on a daily basis, and also be liable for all damages sustained by Landlord by reason of such retention and such holding over shall be deemed to have created a tenancy at sufferance at the Holdover Rate.  In any event no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.                               SUBORDINATION.  Provided that Tenant receives a commercially reasonable non-disturbance agreement, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument.  Landlord hereby represents and warrants that there are no mortgages or ground leases affecting the Building as of the Lease Reference Date.

16.                               RULES AND REGULATIONS.  Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.  In the event that the rules and regulations attached hereto (as may be modified by Landlord pursuant to this Article 16) conflict with the terms of this Lease, the terms of this Lease shall control.

17.                               REENTRY BY LANDLORD.

17.1                        Upon at least two (2) business days’ prior notice and during Building Business Hours (except in the case of an emergency when no such notice shall be required), Landlord shall have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, investors, employees, mortgagees or tenants (but only during the last twelve (12) months of the Term for prospective tenants), and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other

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necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Subject to Section 17.2, Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known so long as such changes do not materially and adversely interfere with the Permitted Uses of the Premises by Tenant.  Notwithstanding the terms and provisions of this Section 17.1, if, for more than three (3) consecutive business days following written notice from Tenant to Landlord, Landlord shall fail to commence the cure of any interruption in Tenant’s normal business operations in the Premises that is caused by Landlord taking any of the foregoing actions and diligently pursue such cure to completion, and the curing of such business interruption is within Landlord’s reasonable control (subject in all cases to delays caused by Force Majeure), and as a result of such failure (a) Tenant shall not be reasonably able to use and occupy, or to have access to, the Premises, or a material portion of the Premises, as the case may be, for the normal conduct of Tenant’s business operations without extraordinary and unreasonable measures being required to be taken by Tenant in order to do so, and (b) Tenant does not use or occupy the same during said period, then the obligation of Tenant to pay Annual Rent and additional rent hereunder shall be abated in proportion to the portion of the Premises that Tenant is unable to use as a result of such failure until the date immediately following the day on which Landlord has commenced diligently pursuing the cure of such interruption (Landlord agreeing that it shall diligently pursue such cure until completion).  Except as set forth in this Section 17.1, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord’s authorized by this Article 17.

17.2                        So long as Reveal Imaging Technologies, Inc. or a Permitted Transferee is then occupying at least 60,000 square feet of the Building in the aggregate, Landlord shall not materially change or alter the lobby area(s) of the Building without the prior written consent of Tenant which shall not be unreasonably withheld, conditioned or delayed; provided, that Landlord shall be permitted to make the changes shown on the multi-tenant plan attached hereto as Exhibit A-3 generally in accordance with such plan, including, without limitation, constructing the elevator shown thereon.

17.3                        For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises.  In the case of emergency only, as to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within twenty (20) days of Landlord’s demand.  Except in the case of an emergency, Tenant shall have the right to require that any entry by Landlord pursuant to this Article 17 be accompanied by a representative of Tenant.

18.                               DEFAULT.

18.1                        Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice with respect to any Monthly Installment of Rent, Expenses or Taxes or for a period of twenty (20) days after written notice with respect to any other sum Tenant is obligated to pay under this Lease that such payment was not made when due.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for elsewhere in this Article 18 and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant; provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such thirty (30) day period and Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred eighty (180) days (subject to any day-for-day delays caused by Force Majeure).

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18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof.

19.                               REMEDIES.

19.1                        Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease following an Event of Default or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom.  Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of:  (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

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19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof.  Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire premises as a part of a larger area, and the right to change the character or use of the Premises.  In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems reasonably necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand.  Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness reasonably acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due.  Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2                        Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense.  Without limiting the generality of the foregoing, Landlord may, at Landlord’s option following an Event of Default, enter into and upon the Premises if Landlord determines in its reasonable discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3                        If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.

19.4                        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.5                        No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other

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violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.6                        Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, shall be handled, removed and/or stored, as the case may be, by or at the direction of Landlord with reasonable caution and care but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof except to the extent of Landlord’s gross negligence or willful misconduct.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

20.                               TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1                        If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of:  (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord thatTenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.                               QUIET ENJOYMENT.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, so long as this Lease has not been terminated shall peaceably and quietly have, hold and enjoy the Premises

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for the Term without hindrance or molestation from Landlord or by any party claiming through or under Landlord, subject to the terms and provisions of this Lease.

22.                               CASUALTY.

22.1                        In the event that the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred forty (240) days from the date of such fire or other cause, Landlord shall, forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage and continuing until the earlier of (a) sixty (60) days following the date that the Premises or the Building (as the case may be) have been materially restored (subject, in any case, to the terms and provisions of Section 22.7 below), or (b) the date upon which Tenant has taken occupancy of the Premises for the conduct of its business.  Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time, except that if (i) such casualty materially and adversely interferes with Tenant’s use of more than fifty percent (50%) of the Premises for the conduct of its business, (ii) such damage by fire other cause was not the result of Tenant’s negligence or willful misconduct, and (iii) Tenant, as a result of such interference, ceases using the entire Premises, then rent shall be abated entirely.  Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made (the “Target Restoration Date”).  For purposes of this Lease, the Building or the Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2                        If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred forty (240) days of the date of such fire or other cause, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.  In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3                        Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any paneling, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant, including, without limitation, the Tenant Improvements.  Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4                        In the event that Landlord should fail to complete such repairs and material restoration within forty-five (45) days after the Target Restoration Date, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the Target Restoration Date, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant or reasons of Force Majeure, then the Target Restoration Date shall be extended for the amount of time Landlord is so delayed.

22.5                        Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises or the Building and both Landlord and Tenant shall have the right to terminate this Lease when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof.  Additionally, in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that a substantial portion of the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.  Landlord shall use reasonable efforts to require any such holder to make such determination as soon as is reasonably practicable and shall keep Tenant informed of such developments at reasonable intervals.

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22.6                        In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7                        In the event that the Premises or the Building are damaged by fire or other cause and Landlord has proceeded with the restoration of such damage pursuant to Section 22.1, Landlord shall permit Tenant, Tenant’s employees and Tenant’s contractors which have been reasonably approved by Landlord to enter the Premises within a reasonable time prior to the substantial completion of Landlord’s restoration work in order that Tenant may do any work that may be necessary to restore the Tenant Improvements in the Premises to make the Premises ready for Tenant’s occupancy.  Such entry shall be subject to the condition that Tenant and Tenant’s contractors work in harmony and not interfere with Landlord, Landlord’s contractors and their agents and subcontractors in doing their work or with any other tenants and occupants of the Building.  If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its reasonable discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant and any further prior entry shall be prohibited until Tenant shall have cured the source of any such disruption or disharmony.  Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (including, without limitation, Tenant’s compliance with the insurance requirements of Article 11 of this Lease), except Tenant shall have no obligation to pay the Monthly Installment of Rent or any form of additional rent until the date which is specified in subsections (a) and (b) in Section 22.1.  In addition to any other conditions or limitations on such license to enter the Premises during such restoration period, Tenant expressly agrees that neither it nor any of Tenant’s contractors shall enter the Premises during such restoration period unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall reasonably require to protect Landlord against any loss, casualty, liability, liens or claims.

23.                               EMINENT DOMAIN.  If all or any substantial part of the Premises or the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, so as to materially and adversely interfere with Tenant’s use and occupancy of the Premises for the Permitted Uses, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances.  In addition to the rights of Landlord above, if, regardless of whether the Premises or any part thereof are so taken or appropriated, any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lien thereof so as to materially and adversely interfere with the ability to use and occupy the Building as a whole, Landlord shall have the right, at its sole option, of giving Tenant, at any time within thirty (30) days after such taking, notice terminating this Lease.  Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses.  Tenant shall make no claim for the value of any unexpired Term.  If this Lease is not terminated as aforesaid, then Landlord shall within a reasonable time thereafter, diligently restore what may remain of the Premises to a tenantable condition to the extent reasonably practicable.

24.                               SALE BY LANDLORD.  Provided that any such successor in interest to Landlord assumes the obligations and liabilities of Landlord under this Lease, in event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.                               ESTOPPEL CERTIFICATES.  Within ten (10) business days following any written request which Landlord or Tenant may make from time to time, the other party shall execute and deliver a sworn statement certifying to the best of such party’s actual knowledge:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have

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been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as otherwise provided; and (e) such other matters as may be reasonably requested.  Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser.  Neither party shall be in default under this Article 25 for failure to execute an estoppel certificate within said ten (10) business days if such party shall, in good faith, contest or request changes to the language of the estoppel certificate proposed by the other party within such ten (10) business day period

26.                               SURRENDER OF PREMISES.

26.1                        Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.

26.2                        All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term.  Upon the expiration or sooner termination of the Term, all Alterations, unless otherwise previously agreed to by Landlord in writing, shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale.  Subject to Article 6, at the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty.  Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from flora to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”).  Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.  Notwithstanding any language of this Article 26 to the contrary, Tenant shall not be obligated to remove and/or restore at the end of the Term (a) any wall to wall carpeting or (b) any improvements performed pursuant to the Work Letter attached hereto as Exhibit B (whether performed by Landlord or Tenant) to prepare the Premises for Tenant’s initial occupancy (except that, in any case, Tenant shall be required to remove all data/telecommunications cabling and wiring installed by or on behalf of Tenant pursuant to this Section 26.2, including, without limitation, Tenant’s Tel/Data Work (as defined in the Work Letter attached hereto as Exhibit B)).

26.3                        All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied.  Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.                               NOTICES.  Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27.  Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s or Landlord’s Notice Address.

28.                               TAXES PAYABLE BY TENANT.  In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease:  (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or

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29 with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises.  In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.                               INTENTIONALLY OMITTED.

30.                               PARKING.

30.1                        During the Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking spaces as set forth on the Reference Pages of this Lease.  This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

30.1.1 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner.  Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation.  Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.2 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis.  Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces.  Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.  Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty or reasons of Force Majeure.  Landlord acknowledges and agrees that it shall install signs in the Parking Facility identifying the twelve (12) parking spaces shown on the plan attached as Exhibit A-2 as “Visitor Parking,*’ but such parking spaces shall also be nonexclusive and used on a first come, first served basis.

30.1.3 Tenant acknowledges that (a) to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Parcel (including without limitation, any loss or damage to Tenant’s automobiles or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, unless such loss or damage results from Landlord’s negligence or willful misconduct, and (b) Landlord will not be providing any security services for, or policing of, the Parking Facility.  Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.  Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events (unless caused by Landlord’s negligence or willful misconduct), Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility.  Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.

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30.1.4 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease.  Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.2                        If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever.

30.3                        Notwithstanding the foregoing, Tenant shall have the right to park overnight no more than two (2) tractor trailers at any one time in the parking spaces shown as “Trailer Parking’’ on the plan attached hereto as Exhibit A-2 only, and only to the extent Tenant deems reasonably necessary in connection with its Permitted Uses.

31.                               DEFINED TERMS AND HEADINGS.  The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities’’, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.  Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.  In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.  The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.  The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building provided by Landlord to Tenant prior to the execution of this Lease (the “Initial Measurements’’).  Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; provided, that, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment; provided, however, that any such remeasurement shall be performed according to the same standards as the Initial Measurements.  The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.

32.                               TENANT’S AUTHORITY.  If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC:  “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33.                               FINANCIAL STATEMENTS AND CREDIT REPORTS.  Subject to the execution of a confidentiality agreement reasonably acceptable to Tenant, at Landlord’s request, but not more frequently than one (1) time per Lease Year (except in the case of a sale, financing or re-financing of the Building), Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects.

34.                               COMMISSIONS.  Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

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35.                               TIME AND APPLICABLE LAW.  Time is of the essence of this Lease and all of its provisions.  This Lease shall in all respects be governed by the laws of the state in which the Building is located.

36.                               SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37.                               ENTIRE AGREEMENT.  This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38.                               EXAMINATION NOT OPTION.  Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39.                               RECORDATION.  Tenant shall not record or register this Lease but may record a short form memorandum hereof in form and substance reasonably acceptable to Landlord, so long as Tenant pays all charges and taxes incident to such recording or registration.

40.                               OPTION TO EXTEND.  Provided that (a) this Lease is in full force and effect and Tenant is not in default beyond any applicable notice and cure periods under any of the other terms and conditions of this Lease at the time of notification and commencement, and (b) Reveal Imaging Technologies, Inc. has not assigned this Lease except to a Permitted Transferee, Tenant shall have one (1) option to extend this Lease for a term of five (5) years (the “Extension Term”) on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

40.1                        If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is fifteen (15) months prior to the Termination Date, but no later than the date which is twelve (12) months prior to the Termination Date.  If Tenant fails to provide such written notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

40.2                        The Annual Rent and Monthly Installment in effect as of the day immediately preceding the Termination Date shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the Extension Term is to commence, taking into account the specific provisions of the Lease which will remain constant.  Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant’s notice to extend the Term.  Said notification of the new Annual Rent and Monthly Installment may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the extension term.  If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than ninety (90) days following Tenant’s notice to Landlord to extend the Term (the “Rescission Deadline”) then Tenant may rescind such notice to extend by providing Landlord with written notice of such rescission on or before the date which is three (3) business days following such Rescission Deadline (the “Rescission Notice Deadline”) or, at Tenant’s option (which will be deemed to have been chosen if Tenant fails to provide Landlord with such notice of rescission on or before the Rescission Notice Deadline), Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two (2) independent MAI appraisers shall appoint a third (3rd) MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the Termination Date.  Landlord and Tenant shall equally share in the expense of this appraisal.

40.3                        This option is not transferable except to a Permitted Transferee; the parties hereto acknowledge and agree that they intend that the aforesaid option to extend this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee other than a Permitted Transferee have any rights to exercise the aforesaid option to extend.

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41.                               EXPANSION RIGHTS.  So long as Tenant is not then in default beyond any applicable notice and cure period under the terms, covenants and conditions of this Lease, then Tenant shall have the right to lease all (but not just a portion) of that certain space located on the second (2nd) floor of the Building that is contiguous to the portion of the original Premises that is located on the second (2nd) floor of the Building as of the Commencement Date (shown on Exhibit E hereto in its entirety as the “Refusal Space”) at such time as Landlord receives an offer from a third parry to lease the Refusal Space which Landlord is prepared to accept (the “Third Party Offer”).  In such a case, Landlord shall give written notice to Tenant of the Third Parry Offer, in all its particulars and Tenant shall have a period of twenty (20) days thereafter in which to exercise Tenant’s right to lease the Refusal Space, failing which Landlord may lease the Refusal Space to such third party on the basis of the Third Party Offer.  In the event that such third party does not lease the Refusal Space pursuant to the Third Party Offer, and so long as the conditions set forth in the first sentence of this paragraph are satisfied, then Landlord shall be obligated to follow the foregoing procedure for any subsequent Third Party Offer which it receives.  If Tenant exercises its option to include the Refusal Space hereunder, effective on the delivery date specified in the Third Party Offer, the Refusal Space shall automatically be included in the Premises and subject to all of the terms and conditions of the Lease, except as set forth in the Third Party Offer and as follows:

a.                                      Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Refusal Space.

b.                                      Except as set forth in the Third Party Offer, the Refusal Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Refusal Space or grant Tenant any improvement allowance thereon.

c.                                       If the lease term for the Refusal Space set forth in the Third Party Offer is less than the remaining Term for the Premises, then, at Tenant’s option, the lease term for the Refusal Space shall be automatically extended to be coterminous with the Term for the Premises, in which case the Annual Rent for the Refusal Space for such extended period of time shall be the greater of (i) the per rentable square foot Annual Rent set forth in the Third Party Offer, or (ii) the per rentable square foot Annual Rent for the Premises for such period.  If the lease term for the Refusal Space set forth in the Third Party Offer is greater than the remaining Term for the Premises, then, at Tenant’s option, the Term for the Premises shall be automatically extended to be coterminous with the lease term for the Refusal Space, in which event the Annual Rent for the Premises for the additional period of time so extended beyond the original Termination Date for the Premises to make the Term for the Premises coterminous with the lease term for the Refusal Space shall be the fair market rental for the Premises as agreed to by Landlord and Tenant.  In the event that Landlord and Tenant are unable to agree to the fair market rental for the Premises for such period within thirty (30) days following Tenant’s acceptance of the Third Party Offer, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, and in turn those two (2) independent MAI appraisers shall appoint a third (3rd) MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the original Termination Date for the Premises for the remainder of the Term for the Premises.  Landlord and Tenant shall equally share in the expense of such appraisals.  The extension of the Term for the Premises pursuant to this Section 41 shall not limit Tenant’s right to extend the Term pursuant to Section 40 of this Lease.

d.                                      Landlord and Tenant shall, prior to the beginning of the lease term for the Refusal Space, execute a written memorandum confirming the terms of the inclusion of the Refusal Space; provided, that, the execution of such memorandum shall not be a condition to the effectiveness of Tenant’s exercise of the option contained herein.

42.                               LIMITATION OF LANDLORD’S LIABILITY.  Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

26

43.                               ROOF TOP SATELLITE DISH.  Tenant shall have the right, at its sole cost and expense, to install one (1) satellite dish for satellite television purposes sufficient for residential service on the roof of the Building (e.g., a DirectTV or Dish Network satellite dish) (a “Satellite Dish”) for its own use provided Tenant complies with all local state and federal laws pertaining to the installation of any such equipment and Tenant shall obtain Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), as to the location of such equipment and the means of installation of the Satellite Dish.  In any event, Tenant shall not use more than five (5) square feet of the Building’s usable roof area in connection with its installation and use of the Satellite Dish.  Tenant shall be responsible, at Tenant’s sole cost and expense, to obtain any and all necessary and required permits and approvals from any and all applicable governmental authorities in connection with the installation and use of the Satellite Dish and shall (a) at all times comply with any and all such permits and approvals, (b) comply with the provisions of this Lease, including, without limitation, Article 6, in connection with its installation of the Satellite Dish, and (c) restore the roof to its prior condition upon Tenant’s removal of the Satellite Dish at the expiration or earlier termination of this Lease in accordance with the terms and provisions of this Lease, including, without limitation, Article 6.  Tenant’s installation and use of a Satellite Dish shall not at any time (i) affect the waterproofing of the roof, (ii) be visible from any public way, or (iii) cause any interference with (A) the Building’s operating or mechanical systems, (B) the operations of any other tenant in the Building or the Park, (C) any preinstalled telecommunications equipment in or on the Building, or (D) any future telecommunications equipment (1) of any telecommunications service provider which makes its services available generally to the tenants of the Building for a fee or (2) serving a larger portion of the Building than the Premises.  Tenant shall also cooperate with any rooftop management policy and any telecommunications management policy which Landlord may implement for the Building from time to time.  Tenant shall not be charged any additional rent as a result of the installation of such Satellite Dish unless Landlord’s insurance increases as a result of such installation or Tenant damages any portion of the Building or the roof in connection with such installation.

44.                               EQUIPMENT FINANCING.  Provided that Tenant is not then in default beyond any applicable notice and cure period under the terms, covenants and conditions of this Lease, Landlord shall waive and subordinate any statutory or other liens that Landlord may have or be entitled to on any fixtures, equipment or other personal property of Tenant (“Collateral”) in favor of Tenant’s lender and Landlord shall use good faith reasonable efforts to execute, within thirty (30) days of Tenant’s request, a commercially reasonable consent agreement whereby such lender shall have a reasonable period of access to the Premises to recover such Collateral on such terms and conditions as are reasonably acceptable to Landlord (provided, that, in any event, such lender shall be required to pay a pro rated portion of Annual Rent and additional rent hereunder, as well as for any utilities consumed, during any such period of access).

45.                               ATTORNEYS’ FEES.  If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

27

LANDLORD:		TENANT:

RAR2-CROSBY CORPORATE CENTER QRS, INC, a Maryland corporation		REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation

By:	RREEF Management Company, Delaware corporation, its Authorized Agent

By:	/s/ E B Reiss	By:	/s/ David Reissfender
Name:	Edward Reiss	Name:	David Reissfender
Title:	VP _M	Title:	VP Finance &
Dated	11/4/08	Dated:	11/4/08

44

EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES
attached to and made a part of Lease bearing the
Lease Reference Date of Nov. 4, 2008 between
RAR2-CRQSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be at scale; any measurements or distances shown should be taken as approximate,

[SEE ATTACHED]

45

COMMON AREA
VACANT

28 Crosby Corporate Center
Bedford, MA

Exhibit A
First Floor Plan

COMMON AREA
REVEAL
VACANT

28 Crosby Corporate Center
Bedford, MA

Exhibit A
Second Floor Plan

EXHIBIT A-l - SITE PLAN
attached to and made a partof Lease bearing
the Lease Reference Date of Nov. 4, 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

Exhibit A-1 is intended only to show the general location of the Building as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be at scale; any measurements or distances shown should be taken as approximate.

[SEE ATTACHED]

STATE HIGHWAY
CROSBY DRIVE

EXHIBIT A-1
SITE PLAN
CROSBY CORPORATE CENTER
20-36 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

2008_0572LE1 10/03/2008

RREEF

EXHIBIT A-2 - PARKING PLAN
attached to and made a part of Lease bearing the
Lease Reference Date of October       , 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

Exhibit A-2 is intended only to show the general location of the parking areas and the loading docks serving the Building as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be at scale; any measurements or distances shown should be taken as approximate.

[SEE ATTACHED]

REVEAL RECEPTION DESK
REVEAL SPACE
REVEAL SPACE
COMMON AREA
REVEAL

28 Crosby Corporate Center
Bedford, MA

Exhibit A-3
Multi-Tenant Lobby Plan

OVERNIGHT TRACTOR TRAILER PARKING
28 CROSBY DRIVE
VISITOR PARKING
30 CROSBY DRIVE
CROSBY DRIVE

EXHIBIT A-2
VISITOR PARKING & OVERNIGHT TRAILER PARKING
CROSBY CORPORATE CENTER

28 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

2008_0572LE2 10/03/2008

RREEF

EXHIBIT A-3 - MULTI-TENANT LOBBY PLAN
attached to and made a part of Lease bearing the
Lease Reference Date of Nov. 4, 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

Exhibit A-3 is intended only to show the general location of the Reveal Reception Desk and the improvements existing in the lobby of the Building as of the beginning of the Term of this Lease (or any improvements that may be undertaken by Landlord (without any affirmative obligation to do so) in the lobby of the Building in the future).  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be at scale; any measurements or distances shown should be taken as approximate,

[SEE ATTACHED]

EXHIBIT B - LANDLORD’S WORK
attached to and made a part of Lease bearing the
Lease Reference Date of Nov. 4, 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

1.                                      Landlord’s Work.  In relation to the construction of improvements and alterations at the Premises prior to Tenant’s occupancy thereof, the “Landlord’s Work” shall be that work set form on the concept plan and narrative attached as Schedule I hereto (together, the “Scope of Work”), which Landlord shall construct at Landlord’s cost and expense in accordance with the terms and provisions of this Exhibit B (the “Work Letter”) and this Lease, but which shall not include furnishings, equipment or any data/telecommunications cabling, wiring or systems required by Tenant for the Premises (collectively, “Tenant’s Tel/Data Work”).  Tenant shall contract with its vendors and contractors directly for the performance of the Tenant’s Tel/Data Work and shall be entirely responsible for the costs incurred in connection therewith and for all costs of Tenant’s furnishings or equipment As part of the Landlord’s Work, prior to Tenant’s occupancy of the Premises, Landlord shall, at Landlord’s cost and expense, (a) provide a new HVAC system for the Premises, (b) remove all existing telephone and data cabling, and (c) demise the Premises.  In addition, as part of the Landlord’s Work, prior to Tenant’s occupancy of the Premises, Landlord shall, at Landlord’s cost and expense, perform alterations to the island located in the portion of the parking area that serves the loading docks that serve the Building pursuant to Section 6 of this Work Letter.  For the purposes of this Lease, the “Tenant Improvements” shall mean, collectively, all aspects of the Landlord’s Work and Tenant’s Tel/Data Work with the exception of any aspects thereof that constitute a part of the Building Structure (which Building Structure shall be deemed to include the new HVAC system serving the Premises as of the Commencement Date, but not any supplemental HVAC unit that may serve the Premises or be installed by Landlord or Tenant to exclusively serve the Premises or any portion thereof from time to time).

2.                                      Plans and Specifications.

2.1                               As Tenant has requested, Landlord shall employ Symmes, Maini & McKee Associates (the “Architect”) and such other consultants designated by Landlord from time to time (collectively, the “Consultants”) for preparation of the necessary architectural, mechanical and electrical plans, drawings and specifications pertaining to the Landlord’s Work and a mutually agreed upon Construction Schedule for completing the same (the “Construction Schedule”) based upon the Scope of Work (collectively, the “Plans”).  Landlord shall use reasonable efforts to have the Contractor prepare the Construction Schedule within ten (10) business days following Landlord’s selection of the Contractor (which Landlord and Tenant acknowledge cannot occur until Landlord and Tenant have agreed upon the Plans pursuant to this Section 2.1).  Unless the same are delivered by the Architect to Landlord and Tenant simultaneously, within two (2) business days of its receipt of any particular portion of the Plans referenced in Section 2.2 below, Landlord shall deliver such portion of the Plans to Tenant, whereupon Tenant shall have three (3) business days to object to any portion of such Plans as not being in compliance with the terms of this Lease and this Exhibit B.  In the event that Tenant notifies Landlord that Tenant reasonably disapproves such portion of the Plans (or any revised portion of the Plans required hereunder), Landlord shall cause such portion of the Plans (or any revised portion of the Plans required hereunder) to be revised and resubmitted to Tenant for Tenant’s review and approval; such process being repeated until Landlord and Tenant have both approved such revised portion of the Plans in final form with respect to that portion of the Plans.  Landlord shall promptly make any changes to such portion of the Plans which are required to bring them into compliance; provided, that, any changes to such portion of the Plans shall be subject to Tenant’s review and approval pursuant to this Section 2.1.  Upon completion of the entire set of Plans, Landlord shall provide copies of such Plans to Tenant, whereupon Tenant shall have five (5) business days to object to any portion of such entire set of Plans as not being in compliance with the terms of this Lease and this Exhibit B.  In the event that Tenant notifies landlord that that Tenant reasonably disapproves of the Plans (or any revised Plans required hereunder), Landlord shall cause the Plans (or any revised Plans required hereunder) to be revised and resubmitted to Tenant for Tenant’s review and approval; such process being repeated until Landlord and Tenant have both approved the entire set of Plans in final form.  Landlord shall promptly make any changes to the Plans which are required to bring them into compliance; provided, that, any changes to the Plans shall be subject to Tenant’s review and approval pursuant to this Section 2.1.

2.2                               In connection with the preparation of the Plans, the Architect has advised Landlord that it shall be able to prepare the following portions of the Plans by the following dates (collectively, the “Plans Benchmarks” and each a “Plan Benchmark”):

Schematic Design Drawings:	No later than October 8, 2008;

Demolition Drawings:	No later than October 22, 2008;

Design Drawings:	No later than October 29, 2008;

Permit Set Drawings:	No later than November 6, 2008; and

Construction Drawings:	No later than November 19, 2008.

The Plans Benchmarks represent the dates by which the Architect shall deliver each respective portion of the Plans to Landlord and following such delivery, Landlord and Tenant shall follow the procedures for agreeing upon and finalizing each respective portion of the Plans set forth in Section 2.1 above.  Landlord and Tenant hereby acknowledge and agree that because Landlord cannot bid out the Landlord’s Work to a general contractor or commence the actual performance of the Landlord’s Work until the Plans are finalized and agreed upon pursuant to Section 2.1, and because Tenant has requested that Landlord use the Architect to prepare the Plans rather than Landlord’s architect, in the event that the Architect fails to deliver to Landlord any of the foregoing portions of the Plans by such portion’s Plan Benchmark, then each such day of delay beyond such Plan Benchmark shall be an “Architect Delay”.

2.3                               If Tenant shall request any modifications, revisions or changes to the Plans at any time after Tenant’s final approval thereof (a “Tenant Change”), such change shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  If Landlord approves such post-approval request or any request for changes which are not required to bring the Plans into compliance with this Lease and this Exhibit B, then the entire net incremental increased cost of the Landlord’s Work as a result of such change, including, without limitation, the cost of revising the Plans or preparing new plans, shall be borne by Tenant and any delay occasioned thereby shall constitute a Tenant Delay; provided, that, Landlord shall first notify Tenant of such costs and of the delay expected to be caused thereby and Tenant shall have the option of rescinding its request for the Tenant Change following the receipt of such information from Landlord.

2.4                               Landlord shall be obligated to pay for the costs incurred with respect to the preparation of the Plans by the Architect directly to the Architect as the preparation of the Plans progresses.

3.                                      Construction.  Landlord agrees to cause the Landlord’s Work to be constructed by Landlord’s contractor (the “Contractor”) in a good and workmanlike manner and in compliance with all applicable laws, and Landlord shall use commercially reasonable efforts to complete the Landlord’s Work by the Scheduled Commencement Date, subject to delays caused by Force Majeure, Architect Delay and/or Tenant Delay.

4.                                      Completion of the Landlord’s Work.

4.1                               In the event that Landlord anticipates that the Landlord’s Work will not be completed by the Scheduled Commencement Date or that any portion of the Landlord’s Work will not be completed in line with the Construction Schedule, Landlord shall promptly inform Tenant For purposes of this Work Letter and this Lease, the term “Substantial Completion” (or its grammatical variations) with respect to the Landlord’s Work shall mean when the Landlord’s Work has been completed in accordance with the Plans and the terms of this Work Letter notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which will not materially adversely interfere with the Permitted Uses of the Premises by Tenant.  Substantial Completion shall be evidenced by (a) the issuance of a certificate of substantial completion from the Architect on the then current form issued by the American Institute of Architects, and (b) the receipt of a certificate of occupancy (whether permanent or temporary) issued by the applicable local governmental authority; provided, however, that for the purposes of determining whether or not Substantial Completion has occurred, in the event that a certificate of occupancy has not been issued by the Scheduled Commencement Date but either (i) an authorization to occupy the Premises has been provided by the local building code enforcement officer pending the issuance of a certificate of occupancy in due course, or (ii) such sign-offs as are required under applicable municipal law in order to permit the occupancy of the Premises by Tenant have been provided by the local building code enforcement officer in the event that certificates of occupancy are not issued by the local building code enforcement officer or applicable local governmental authority, then subsection (b) hereinabove in this Section 4.1 shall nonetheless be deemed to have been satisfied.  Notwithstanding the foregoing, in no event shall Substantial Completion be deemed to have occurred unless Tenant shall have been given fifteen (15) days prior access to the Premises for installation of Tenant’s furniture, fixtures and equipment and to complete Tenant’s Tel/Data Work, with such access to be provided for in the Construction Schedule and coordinated pursuant to Section 6 of this Work Letter (the “Tenant’s Guaranteed Access Period”); provided, however, in the event that any such furniture, fixtures or equipment are not installed and Tenant’s Tel/Data Work is not complete by the end of Tenant’s Guaranteed Access Period, so long as the Landlord’s Work is Substantially Complete such that the evidence of Substantial Completion required under subsections (a) and (b) hereinabove in this Section 4.1 would otherwise be provided but for Tenant’s failure to install such furniture, fixtures or equipment or complete Tenant’s Tel/Data Work, then Substantial Completion will nonetheless be deemed to have occurred.  Contemporaneous with the Substantial Completion of the Landlord’s Work, Landlord shall provide Tenant with a preliminary list of the items of Landlord’s Work which Landlord believes remain to be completed.  Landlord and Tenant shall then promptly jointly inspect the Premises and note any additional items of Landlord’s Work that remain to be completed and any items of Landlord’s Work noted on Landlord’s preliminary list that have been completed.  On the basis of Landlord’s preliminary list, as modified during Landlord’s and Tenant’s joint inspection, Landlord shall prepare and deliver to Tenant a final list (the “Punch List”) setting forth all of the items of the Landlord’s Work that remain to be completed.  Landlord shall use reasonable efforts to cause all items set forth on the Punch List to be completed within one (1) month following preparation of the Punch List unless the item is a long-lead item that cannot reasonably by completed within that period, in which event Landlord shall diligently complete the same as soon as reasonably practicable, subject to delays caused by Force Majeure.  Without limiting the applicability of Landlord’s repair and maintenance obligations under this Lease, Landlord warrants all the Landlord’s Work required or performed under this Lease shall be free from defects in material or workmanship for a period of one (1) year following the Commencement Date.  To the extent that any vendor provides Landlord with any warranty for any work performed or materials provided pursuant to this Work Letter, Landlord agrees, at Tenant’s election, either to assign such warranty to Tenant or diligently enforce for the benefit of Tenant Landlord’s rights and remedies provided by such warranty.

4.2                               A Tenant Delay” shall be deemed to have occurred if Landlord shall be delayed in Substantially Completing the Landlord’s Work or in obtaining the evidence thereof pursuant to subsections (a) and (b) in Section 4.1 of this Work Letter as a result of any one or more of the following:

4.2.1                     Tenant’s failure to pay any amounts required hereunder within the period set forth herein; or

4.2.2                     Tenant’s request for any materials, finishes or installations other than as listed on Schedule I hereof; or

4.2.3                     Tenant’s delay in supplying the Architect or any of the Consultants with any requested information; or

4.2.4                     The performance or completion by Tenant, or any person or entity employed by Tenant, of any work on or about the Premises during any period other than Tenant’s Guaranteed Access Period, including, without limitation, any disharmony, labor disturbance or interference caused by such performance or completion; or

4.2.5                     A Tenant Change; or

4.2.6                     So long as Tenant’s Guaranteed Access Period commences on or before March 17, 2009 (subject to day-for-day delays caused by Force Majeure, Architect Delay and any other Tenant Delay), if Tenant fails to install all of Tenant’s furniture, fixtures or equipment or complete Tenant’s Tel/Data Work prior to the expiration of Tenant’s Guaranteed Access Period.

Landlord shall provide Tenant with notice of any Tenant Delay within one (1) business day following the date upon which Landlord is aware or has been made aware that such Tenant Delay has occurred and Landlord’s failure to do so shall constitute a waiver by Landlord of such particular Tenant Delay.

5.                                      Bathroom Upgrades.  Landlord and Tenant hereby acknowledge and agree that in connection with the budget that has been relied upon by the parties in determining what the cost of the Landlord’s Work should be, the parties have allocated Twenty-Five Thousand Dollars ($25,000.00) per bathroom to upgrade the four (4) bathrooms that will be located in the Premises following the completion of the Landlord’s Work (collectively, the “Bathrooms”), such upgrades totaling One Hundred Thousand Dollars ($100,000.00) in the aggregate (the “Bathroom Upgrade Allocation”).  Notwithstanding Landlord’s obligation to provide a “turn-key” buildout of the Premises per Section 1 of this Exhibit B in the event that the aggregate cost to upgrade the Bathrooms exceeds the Bathroom Upgrade Allocation as a direct result of Landlord having to comply with the local or Massachusetts building code in order to complete the upgrade of the Bathrooms in accordance with the Scope of Work and the Plans, Landlord shall be entirely responsible for such excess cost However, in the event that the aggregate cost to upgrade the Bathrooms exceeds the Bathroom Upgrade Allocation for reasons other than having to comply with the local or Massachusetts building code in order to complete the upgrade of the Bathrooms in accordance with the Scope of Work and the Plans, then Tenant, and not Landlord, shall be responsible for such excess cost and Tenant shall immediately deposit with Landlord the amount of such excess cost within twenty (20) days.

6.                                      Parking Island.  As part of the Landlord’s Work, Landlord shall, at Landlord’s sole cost and expense, perform alterations to the island located in the portion of the parking area that serves the loading docks that serve the Building in order to better facilitate the use of such loading docks by Tenant, which alterations shall include requisite alterations to the retaining wall located in the vicinity of such island (collectively, the “Island Alteration Work”); provided, however, in connection with performing the Island Alteration Work, Landlord shall first provide Tenant with plans and specifications for the Island Alteration Work for Tenant’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

7.                                      Lobby Work.  As part of the Landlord’s Work, Landlord shall, at Landlord’s sole cost and expense, perform the work in the lobby of the Building that is specifically listed on Schedule I hereto.

8.                                      Early Entry.  No less frequently than is provided in the Construction Schedule, Landlord shall permit Tenant, Tenant’s employees and Tenant’s contractors which have been reasonably approved by Landlord to enter the Premises prior to Substantial Completion in order that Tenant may do work in addition to the Landlord’s Work, including the installation of fixtures, furniture, equipment and Tenant’s Tel/Data Work, as may be desired by Tenant to make the Premises ready for Tenant’s occupancy.  Such entry shall be subject to the condition that Tenant and Tenant’s contractors work in harmony and not interfere with Landlord, Landlord’s Contractor and their agents and contractors in doing their work or with any other tenants and occupants of the Building.  If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its reasonable discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant and any further prior entry shall be prohibited until Tenant shall have cured the source of any such disruption or disharmony.  Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (including, without limitation, Tenant’s compliance with the insurance requirements of Article 11 of this Lease), except Tenant shall have no obligation to pay the Monthly Installment of Rent or any form of additional rent until the Commencement Date unless Tenant has commenced the operation of its business in the Premises.  In addition to any other conditions or limitations on such license to enter the Premises prior to the Commencement Date, Tenant expressly agrees that neither it nor any of Tenant’s contractors shall enter the Premises prior to the Commencement Date unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall reasonably require to protect Landlord against any loss, casualty, liability, liens or claims.

9.                                      Miscellaneous.

9.1                               Tenant expressly assumes the responsibility and obligation of supplying the Consultants with all information concerning Tenant’s requirements with respect to the Landlord’s Work as and when requested by any of the Consultants.

9.2                               Except as set forth in this Exhibit B, Landlord has no other agreement with Tenant and has no obligation to do any work except the Landlord’s Work with respect to the Premises.  Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and provisions of the Lease and such additional requirements as Landlord deems necessary or desirable.

9.3                               All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies.  All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

9.4                               This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

SCHEDULE I

LANDLORD’S WORK

[Attach Concept Plan, Set of Landlord Specifications and Narrative (to be supplied by the Consultants)]

28 Crosby Corporate Center
Bedford, MA

Exhibit B
Concept Plan First Floor

28 Crosby Corporate Center
Bedford, MA

Exhibit B
Concept Plan Second Floor

REVISED 10-29-08

INTERIOR CONSTRUCTION

ALL TENANT AND COMMON SPACES TO BE IN FULL COMPLIANCE WITH APPLICABLE LOCAL AND STATE CODES.  ADA ACCESSIBILITY COMPLIANCE IS REQUIRED IN ALL AREAS WHERE ADA GUIDELINES ARE APPLICABLE.

INTERIOR PARTITIONS

Gypsum Board Partitions

•                  Typical Gypsum Board Partitions:  5/8” thick gypsum board on 0.0179” (25 gauge) steel studs, 3-5/8” deep studs spaced 16 inches on center.  Screw gypsum board to studs.  Extend to 6” above the ceiling.

•                  Acoustical Partitions, Board Room:  Construction to meet STC of 38 or better, with acoustical insulation inside the wall and acoustical caulking at top and bottom of the partition.

•                  Full Height Partitions:  Full height partitions are to be located at the Board Room, Toilet Rooms, Cafeteria/Lunchroom, Server Room, Training Room and the second floor Break room.  These partitions are to be constructed from the finished floor to the underside of the deck.

•                  Wire Mesh Partitions:  Wire caging furnished by tenant and installed by Landlord will be a combination of reused existing and new.  Tenant will be responsible for moving any wire mesh partitions being reused.

•                  Sound Insulation:  Sound insulation to be included within gypsum wall partitions and wherever walls are not full height above ceilings 4 ft each side of partitions at the following locations:

•                  Board Room

•                  President’s Office

•                  1 Principal offices adjacent to the 2nd floor waiting area

•                  All Conference Rooms (TBD)

•                  All War Room (TBD)

Glazed Partitions

•                  Glass:  Clear butt glazed frameless tempered full height safety glass including door at second floor tenant entry; glass panels which are above waist level may be annealed.

•                  Training Room Partition:  Clear tempered safety glass with glass panels located above waist level to a point to align with door on west and south elevations of Training Room.  Glass may be annealed, detail to feature butt glazed glass with drywall returns.

1

•                  Firestopping:  U.L. rated when building services penetrate fire-rated partitions.

•                  Fire-Rated Joints:  U.L. rated top of fire-rated partitions.

•                  Access Doors:  Flush type with taped-in frame where required for access to building services.

DOORS AND FRAMES

•                  Wood Doors:  Flush wood doors, hardwood veneer face, AWI Premium Grade 7-ply construction, natural finish.  Factory-fit doors to frames.  Face veneer selected from door manufacturer’s standard selection.  Factory-finished with conversion varnish.

•                  Steel Frames:  0.053” thick cold-rolled steel hollow-metal frames; corners mitered and face-welded.  Drywall profile.  Shop-primed and field painted.

•                  Side Lights:  One per enclosed Office and Conference/Board Room 3’-0” wide.  Hollow-metal construction, 0.053” steel, with corners mitered and face-welded; shop-primed for field painting.

•                  Glass:  6mm clear; tempered at sidelights and where required by Code; annealed at other locations.

•                  Flush Steel Doors:  Where required for durability or fire rating:  flush steel doors in steel frames for mechanical equipment rooms, electrical equipment rooms, receiving area, and similar service locations.  ANSI 250.8 Level 2, “Heavy Duty” doors, with 0.042” thick cold-rolled steel faces, seamless edges.  Shop-primed and field painted.

•                  Door Hardware:  BHMA Grade 1; BHMA 652 or 626 satin finish.  Cylindrical locksets and latchsets, with lever handles; or better if required to meet building standard.

•                  Re-use of Existing Doors, Frames and Hardware:  Where in good condition is acceptable.  New doors, frames and hardware to match existing.

•                  Loading Dock Doors:  Must of at least 8’ wide and 10’ in height.

ARCHITECTURAL WOODWORK

Casework

•                  Plastic Laminate at Lunch Room:  Plastic-laminate-covered particleboard; reveal construction; adjustable shelves; European-hinges.

•                  Countertops:  Solid surfacing.

•                  Countertops at Main Coffee Gathering Area:  Stone or concrete.

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•                  There is to be 140 linear feet of tower cabinets and 140 linear feet of upper cabinets including those in the lunchroom, the coffee areas, and in the fax/copier rooms.  Upper cabinets will be included in all coffee areas, plastic laminate faced to match tower cabinets.  Copy areas and Storage areas will include laminate-covered open adjustable shelving above lower cabinets, to be 1’-0’ deep on heavy-duty adjustable hardware.

Paneling

•                  Wood Paneling, Boardroom:  Include an allowance of $5,000 for hardwood veneer paneling or other Boardroom upgrades, to be designed.  Face veneer to be determined, HPVA Grade AA.  Shop-finished with sealer, stain, three coats of catalyzed urethane varnish.

Closet Specialties

•                  Closet Shelving:  A plastic laminate covered particleboard shelf and chrome coat rod will be provided at each closet.

INTERIOR SPECIALTIES

Visual Display Boards

Markerboards:  Wail-mounted porcelain on steel markerboards with extruded aluminum trim and chalk tray, and tack-strip along top of board, or equivalent.  Manufacturer:  Claridge or Greensteel.

•                  Two 6’ long white markerboards, or equivalent, in each Conference Room.

•                 One 6’ long white markerboard, or equivalent, in each War Room.

•                  Two 6’ long white markerboards, or equivalent, in Board Room surrounded with wooden frame.

Sliding Door at Training Room

Standard hollow metal double door acceptable, sliding doors will not be required.

Restrooms

•                  $25K allowance per bathroom (4 total) provided by Landlord.

Coffee Areas

All coffee areas to be powered for one microwave oven, one under cabinet refrigerator and provided with one stainless steel sink with hot and cold water.

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Lunch Room

Lunch room to be powered for three microwave ovens, one full-sized refrigerator/freezer, and provided with one stainless steel sink with hot and i cold water.  All appliances to be provided by tenant.  Additional power requirements for soda and other food/candy machines up to four unite.

Wall and Corner Guards

Corner Guards:  Stainless steel comer guards in manufacturing area.

Interior Identifying Devices

Interior Signage:  Provide room Identification signs, directional signage, and safety signs.  Type and extent to be determined, Landlord to include $5,000 allowance to provide interior signage.

Audio/Visual

Manual Projection Screen:  Provide one manual projection screen (size:  100” diagonally) in, Training Room and three Conference Rooms.

Vertical Window Blinds

Existing vertical window blinds to remain, repair and replace as necessary where damaged.

AREA SPECIFIC SCOPES OF WORK

First Floor Lobby/Reception Scope of Work

•                  Provide a painted drywall finish over entire profile of curved wall behind reception desk.

•                  Overlay recessed wall area around door opening to the right as you enter lobby with drywall.

•                  Sand, refinish and repair existing reception desk.

•                  At rear of lobby area provide 6’-0” of laminated base cabinet with a new sink.

•                  At rear of lobby area provide two (2) outlets for vending machines.

•                  Touch and repair existing paint finishes where necessary.

Shower Room Scope of Work:

•                  New acoustical ceiling and lighting.

•                  Revise entry for vision and/or provide curtain.

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•                  New floor finishes.

•                  New laminate at countertops.

•                  Shower curtains to replace existing doors.

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INTERIOR FINISHES

FINISH SCHEDULE

Room	Floor	Walls	Ceiling
lST Floor Reception (*see below)	Existing to remain	Wood paneling; gypsum board painted	Existing to remain
Corridors	Carpet tile	Gypsum board, painted	2x2 acoustical
Board Room	Broadloom carpet	Gypsum board, painted	4 x 4 acoustical
Conference Rooms	Carpet tile	Gypsum board, painted	2x2 acoustical
Enclosed Offices	Broadloom carpet	Gypsum board, painted	2x2 acoustical
Open Offices	Carpet tile	Gypsum board, painted	2x2 acoustical/ gypsum board soffits
Lunch Room	VCT	Gypsum board, painted	2x2 acoustical/Open
Break Room	Carpet Tile	Gypsum board, painted	2x2 acoustical
Café/Coffee Area	VCT	Gypsum board, painted	2x2 acoustical
Storage Rooms	VCT	Gypsum board, painted	2x2 acoustical
Manufacturing Area	Sealed concrete with Industrial stain non-slip surface	Exposed structure, painted	2x2 acoustical
Training Center	Sealed Concrete Stained	Gypsum board, painted	2x2 acoustical
Training Classroom	Carpet tile	Gypsum board, painted	2x2 acoustical
Customer Conference	Carpet tile	Gypsum board, painted	2x2 acoustical
Server Room	VCT	Gypsum board, painted	2x2 acoustical
X-Ray Rooms	Sealed Concrete	Lead lining over existing walls	Lead lining to enclose room
Aloha Room	VCT	Gypsum board, painted	2x2 acoustical

WALL FINISHES

Gypsum Board Wall Finishes

Gypsum Board/ Latex Paints: Gypsum board with joints taped and finished; painted with one coat primer and two top coats of low-VOC latex paint.

FLOOR FINISHES

Concrete Floor Finishes

•                  Concrete Floor Coating:  Surface to be prepared by shotblasting to create the sandpaper-like anchor profile required for new coatings to

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achieve maximum possible adhesion to the concrete substrata.  Coating system will be two roller-applied coats of either water-borne or solvent based pigmented polyamide epoxy such as Tru-Glaze by ICI-Devoe, M36/M38 by Benjamin Moore, or Armorseal by Sherwin Williams.  Dry film thickness is 5-6 mils.  For increased skid resistance, a fine-grained polypropylene plastic additive can be mixed into the coating during application.

Resilient Flooring

•                  VCT:  Vinyl composition tile; 12” x 12” x 1/8” thick.  Standard Excelon or equal.

Carpet

•                  Broadloom Carpet:  Nylon broadloom, glued down, 28 oz/sq. yd face weight Upgraded carpet in Customer Conference and Training Classroom, similar quality to recently installed carpet in first floor lobby.

•                  Carpet Tile:  Nylon.

•                  Provide carpet tiles matching tenant open office carpet finish in common corridor on second floor.

CEILING

Gypsum Board Soffits

Locations:  Provide drywall soffits at four (4) second floor locations.

Finish:  Suspended gypsum board assembly with joints taped and finished; painted with one coat primer and two top coats of low-VOC latex paint

Acoustical Ceilings

Acoustical Ceiling:  Existing acoustical lay-in panels, replaced where damaged and supplemented as necessary, supported by new steel double-web grid with narrow face 15/16” wide painted face cap.

Ceiling Heights

Ceiling Heights:  Ceilings in Manufacturing Assembly area to be a minimum of 9’-3’ clear AFF.

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PLUMBING SYSTEMS CODES

Provide systems in compliance with all applicable local, State and Federal codes, including 248 CMR Massachusetts Plumbing Code.

FIXTURES

Provide vitreous china water saving water closets, urinals, lavatories and stainless steel break room sinks, In compliance with the ADA requirements.  Provide automatic flush valves and automatic faucets.

WATER HEATERS

Provide light commercial water heaters.

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HVAC SYSTEMS

CODES

Provide systems in compliance with all applicable local, State and Federal codes, including 780 CMR Massachusetts State Building Code.

VENTILATION

Provide filtered and conditioned outdoor air to accommodate the proposed occupancy in accordance with 780 CMR Massachusetts State Building Code.

Provide mechanical exhaust of pantries, restrooms, janitor’s closets, utility closets and other such spaces to satisfy Code and according to the specific requirements of each space as it relates to temperature control or odor control.

ZONING

Provide zone control of the space HVAC systems according to the following criteria:

•                  Separate zones shall be provided for each space type

•                  No more than three offices shall be part of a common zone

•                  Spaces with specific temperature control requirements shall be served separately (e.g., entry vestibules, conference rooms, training rooms)

COOLING

Provide cooling to the occupied spaces through a variable air volume system, including zone variable air volume terminals with reheat where required.  Except where additional supplemental cooling is specifically required below, distribute the common cooling systems according to the following base building system capacities, subject to refinement through a detailed space heat load calculation specific to the Tenant’s space usage requirements:

•                  1st Floor Base Building Capacity:  120 Tons

•                  2nd Floor Base Building Capacity:  80 Tons

•                  Computer Room Spaces - As defined below

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Server Room Cooling System

Provide a system of two Liebert Mini-mate2 split, air-cooled, ducted air conditioning units with independent roof-mounted, air-cooled condensers to support the proposed Server and Aloha Room.  Configure the system with a low-ambient cooling kit and provide condenser wind screens.  The units must be sized such that the primary, operating unit will support the heat load (48,000 Btu/hr sensible heat gain) for the space, and the system must be controlled to automatically to provide the following functions:

•                  Maintain the space setpoint temperature (70°F, adjustable)

•                  Automatic lead/lag/standby control

•                  Alarms with dial-out capability

•                  AC unit failure

•                  Space temperature

Configure the ductwork to provide supply air to the cold aisles and to return from the common hot aisle.  Provide such control dampers are required to automatically isolate the operating unit from the standby unit.

Aloha Area Cooling Requirements

Size the above referenced units to satisfy the proposed 20,000 Btu/hr sensible heat lead for the Aloha Area of the Server Room.

HEATING

Provide a system for heating the space with a capacity suitable to maintain space temperatures in accordance with Code.  Provide supplemental heating terminal equipment for points of entry to the Tenant space, including entry vestibules, utility spaces, and stairways and loading dock spaces.

CONTROL

Provide new or tie into an existing digital (DDC) base building control system suitable for extending to control the zoned HVAC system for the Tenant space, where a panel is located in the building core on the floor of the proposed occupancy.  The control system shall allow occupied and unoccupied scheduling through a single operator workstation and shall allow for occupied/unoccupied scheduling adjustments by zone.  Provide manual; override capability for each zone thermostat to call for occupied setpoint control during unoccupied periods; override shall be set to 2-hour period (adjustable).

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FIRE PROTECTION SYSTEMS

Provide a fire suppression system with suitable capacity and distribution to accommodate the proposed occupancy to be in compliance with Code.

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ELECTRICAL SYSTEMS

CODES

Provide systems in compliance with all applicable local, State and Federal codes.

LIGHTING

Complete interior lighting system with the illumination levels per IES recommended value for applicable activity type and in compliance with an Energy Standard of Massachusetts Building Code.

ILLUMINATION LEVELS AND FIXTURE TYPES

Location	Illumination Level	Type
Offices, Conference Rooms, War Rooms	50 FC	Existing 2’x2’ or 2’x4’ recessed troffers with parabolic louvers
Test Rooms	50 FC	Existing 2’x4’ recessed troffers with parabolic louvers
Mechanical and Electrical	20 FC	Fluorescent strips, pendant
Corridors, Toilets	20 FC	Existing 2’x2’recessed troffers and/or compact fluorescent down lights, vandal resistant In all the areas used by the residents.
Board Room	75 FC	Existing recessed troffers plus ten recessed downlights over central table and ten directional downlights along sides of room to flight walls. All lighting should be dimmable.
Training/Presentation	75 FC	Existing recessed troffers plus twenty recessed/dimmable downlights centered within room.

In general, existing code compliant fluorescent 2x2 interior lighting fixtures can be reused, repaired and supplemented as necessary.  Supplement with downlighting in select locations as described above.  Any lighting in the final design over and above the base requirements outlined above to be priced as alternate upgrades by Landlord and paid for by tenant where alternate pricing is accepted.

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Manual local switching is proposed for lighting control in the test area and conference rooms.  Perimeter offices shall utilize multi-level lighting control which will be an energy-efficient and cost-effective method to provide illumination levels as required for the different working tasks and time of the day.

Local switches and occupancy sensors will be provided for lighting control in the private offices and conference rooms.

Exit signs and egress lighting will be connected to the emergency power distribution system to provide illumination level required by Code in emergency egress in a case of normal power failure.  Should an emergency generator not be available then battery units will be installed to maintain minimum illumination level.  Emergency lighting battery units will be 12 volt, long life, lead-calcium batteries.  Units will be fully automatic, with solid state battery charger and voltmeter.  Lighting heads will be either unit mounted or remote heads may be used.

Lighting system and control will comply with the requirements of Massachusetts Building Code, Chapter 13 Energy Conservation.

POWER DISTRIBUTION

Provide power distribution systems that will support the following:

Lead Type	Watts/Sq Ft	System Voltage
Office Equipment	3	120/208V
Test Bay	18	120/208V
Lighting	2.2	277/480V
HVAC	5	277/480V

Interior electrical dry-type transformers shall be provided to reduce 480 volt, three phase interior distribution voltage to 208Y/120 volts for small equipment power requirements and convenient outlets.  Transformers shall be general purpose dry-type, air cooled with Indoor ventilated steel enclosure, energy efficient and shall comply with NEMA standard ST 20 and TP-1.  Where required to accommodate computer equipment and other non-linear type loads, the transformers shall he K-13 factor related, and be provided with an electrostatic shielding.

Electrical branch circuit panelboards will be dead-front type with thermal-magnetic molded case circuit breakers.  Panelboards will be provided with copper phase and neutral busses and copper equipment ground bus.  Neutral bus 200% rated shall be specified for the panelboards where substantial non-linear

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type loads are present Panelboards will be rated 480Y/277 volts, three phase, four wire for power and lighting loads and 208Y/120 volts, three phase, four wire for small power and convenience outlets.  All panelboards will be Underwriters Laboratories (UL) listed and labeled, and comply with NEMA standard PB1 for panelboards.

MISCELLANEOUS AND EQUIPMENT POWER

In general, wiring will be insulated conductors installed in metal conduit or metallic tubing run concealed in the finished areas or exposed in the unfinished areas such as mechanical and electrical rooms.  Minimum conduit size will be 3/4”.

Metal clad MC type cable may be used for branch circuit wiring above suspended ceiling with a maximum whip 6’ from a junction box and in dry wall partitions.  MC type cable shall not be used for the branch circuit homeruns.

All conductors will be copper, 75°C insulation, type XHHW or THHN/THWN rated 600 volt Minimum wire size for power and lighting circuits will be #12 AWG.  Control wiring conductors will be #14 AWG.

Duplex receptacles and toggle switches will be heavy duty, specifications grade, rated 20 amp.

Provide equipment power drops for each test bay.  Each test bay is approximately 500 square feet and there are typically (38) test bays in a facility.  Each test bay power drop Is rated for 300 amps at 208 volt three phase.  30 new retractable drops will be added within the manufacturing area.

Three overhead retractable drops will also be required within the Training Room.  In addition, four twistlock wall-mounted 30 amp dedicated plugs will also be located in the Training Room and 10 floor outlets and a connection for a wall phone.  An overhead projector is also required for the Training Room.

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General Requirements

	Wall Power		Wall Voice/Data
Location	Duplex	Quad	Duplex	Quad	Other Requirements/Comments
Standard Office	0	2	0	1	Power for each private office shall be provided by two separate circuits.
Principal Office	1	2	1	2
President Office	l	2	1	2
Board Room	4	0	0	2	• Provide one floor outlet below table to provide power/voice/data. • Provide power above ceiling for projector.
Conf. Rooms	4	0	0	2	Provide power above ceiling for projector in each conference room.
Break Room	8		4
Server Room	0	1	0	0

• Provide 100A feed hard wired into each UPS system, two total.

• Provide six 20A duplex boxes from ceiling for server racks.

• Provide two Emergency Power Off buttons in room for each of the two UPS systems.

• All server room power to be dedicated.

Aloha Room	0	0	0	0	Provide four dedicated quad outlets hung from ceiling.
Training Classroom	4	0	0	0	• Provide 10 quads floor outlets to service training tables. • Provide box for one wall phone. • Provide power above ceiling for projector.
Customer Conference	Existing to remain				• Provide one floor outlet below table to provide power/voice/data.
Training Center	6	0	0	6	• Provide four dedicated retractable 208V/30A twistlock receptacle hung from celling. • Provide four dedicated retractable quad outlets hung from ceiling.
Manufacturing/ R&D Area	16	0	0	16

• 208V/50A, 63 retractable twistlock drops. Reuse of existing bus duct to be evaluated for use in energizing all or part of required 63 twistlock drops if agreed by Landlord and Tenant.

• Provide 30 new dedicated retractable 208V/30A twistlock receptacle hung from ceiling.

• Provide 30 new dedicated retractable quad outlets hung from ceiling.

R&D Labs (per Lab)	7	0	0	4

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•                  All voice/data cabling to be completed with CAT 6 cable materials.  Landlord to provide rings and strings at all new voice/data locations.  Cabling by others.

•                  Conference Rooms:  Next to each jack is to be a jack box for DVI and VGA connections which will connect to a celling mounted projector point in the middle of the room.

•                  Server Room:  The wiring closet for the second floor shall be located in the server on either the back wall or the right hand side wall of the server room with 3’ of clearance between the wall and the wiring patch panel.  Each wiring panel will only be 2.7’ wide to accept a standard 48 port patch panel.  With 1U wiring management between each panel.  The 48 port panels will be located no lower than 2’ from the floor.  A total of 680 jacks will be needed.  Two wiring ladders will be placed over each server row to run data cabling from the patch panel.

•                  Server Room Powers:  The server Room will have two rows of four racks each with provisional spacing of 1’ between each server rack for APC rack.  Between each server rack row there will be a gap of 3’- 3”.  2x ceiling hung 100 amp circuits will be provided for hard wiring into two APC Symetera UPS systems.  UPS systems to be furnished by tenant.  These will be placed on one of each server row.  On each server row will be located at 3’-6” a 3x hanging 20 amp circuit with two outlets.  Every outlet in the Server room will be a dedicated outlet.  Two Emergency Power OFF buttons will be located and provided by the building owner next to the server room door for each UPS.

•                  Aloha Room will have dedicated quad outlets hanging from the center of the room spaced 5’ apart.  This room will be connected to the Main Server Room via 2x 62.5U Multi-Mode Fiber optic cables with LC connectors at each end.  One Telecom wiring rack will be provided.

HVAC Power

•                  Individual heavy-duty type switches in NEMA 1 for indoor and NEMA 3R for outdoor applications will be provided where equipment disconnecting means are required in accordance with 527 CMR, Massachusetts Electrical Code.

•                  Motor control centers and/or individually enclosed combination motor starter/disconnect switches will be provided for the control and overload protection of three-phase motors as required by Massachusetts Electrical Code 527 CMR.  Motor starters will be magnetic type and have overload relays in each phase for three phase motors, hand-off-automatic selector switch, and control power transformer.  Motor starters will comply with ANSI and NEMA standards.

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Card Key Access

Card Key Access power/system is to be provided at all exterior doors.

Fire Alarm

•                  The existing addressable, non-coded, Class A supervised type fire detection and alarm system shall be maintained and extended to include modified areas to meet the requirements of the Massachusetts Building Code, NFPA-72, NFPA-90A, Americans with Disabilities Act and local fire department requirements.  We expect that the existing fire alarm system consists of the fire alarm control panel, annunciator, automatic smoke and heat detectors, manual pull stations, audible and visible alarm signals, connections to automatic fire suppression systems, and a city master box for transmitting alarm signals to the local fire department.

•                  The proposed new system devices shall match the existing system for general installation.  Any pre-action fire alarm system devices, if applicable, shall be provided as part of the pre-action system.  Any fire suppression system shall communicate all status and alarm conditions with the fire alarm control panel.

•                  Fire alarm control panel shall provide an alarm and annunciation capability in case of activation of any manual fire alarm station, smoke detector, heat detector, duct smoke detector, sprinkler water flow switch or fire suppression system.

•                  Audible horns and visible high intensity strobes alarm devices shall be installed per NFPA-72.

•                  Addressable type duct smoke detectors will be installed in supply and return air ducts and floor or ceiling plenums as required by NFPA-90A.

•                  System type smoke detectors shall be provided as a minimum in the electrical rooms, electrical closets, data/telephone rooms, copier rooms, paper storage rooms and test bay areas.

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EXHIBIT C - COMMENCEMENT BATE MEMORANDUM

attached to and made a part of Lease bearing the
Lease Reference Date of October     , 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of           , 20    , by and between (“Landlord”) and                   (“Tenant”).

Recitals:

A.                                    Landlord and Tenant are parties to that certain Lease, dated for reference           , 20      (the “Lease”) for certain premises (the “Premises”) consisting of approximately            square feet at the building commonly known as                     .

B.                                    Tenant is in possession of the Premises and the Terra of the Lease has commenced.

C.                                    Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.                                      The actual Commencement Date is                   .

2.                                      The actual Rent Commencement Date is                     .

3.                                      The actual Termination Date is                     .

4.                                      The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

5.                                      Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

By:	RAR2-CROSBY CORPORATE CENTER
QRS, INC., a Maryland corporation

By:	DO NOT SIGN	By:	DO NOT SIGN
Name:		Name:
Title:		Title:
Dated:		Dated:

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C-1

EXHIBIT D — RULES AND REGULATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of October 9, 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

1.                                      No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord.  In addition, Landlord reserves the right to change from time to time the format of the signs or lettering but shall not require previously approved signs or lettering to be appropriately altered.

2.                                      If Landlord reasonably objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

3.                                      Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building.  No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.                                      Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names.  Landlord reserves the right to charge for Tenant’s directory listing.

5.                                      All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord.  Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6.                                      The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose outer than that for which they were constructed.  No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it

7.                                      Tenant shall store all its trash and garbage within its Premises.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.  Tenant will comply with any and all recycling procedures designated by Landlord.

8.                                      Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock.  Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own.  Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9.                                      If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10.                               Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration

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eliminators or other devices sufficient to eliminate the noise or vibration.  Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

11.                               Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12.                               Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

13.                               Tenant shall not waste electricity, water or air conditioning.  Tenant shall keep corridor doors closed.  Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or outer water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

14.                               Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement.  Tenant shall be responsible for any interference caused by such installation.

15.                               Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

16.                               Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises.  Tenant shall not cut or bore holes for wires.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

17.                               No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

18.                               Tenant shall not use in any space or in the public halts of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any land into the Building.

19.                               Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

20.                               Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address.

21.                               Tenant requests for services must be submitted to the Building office by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

Initials

22.                               Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other man in areas designated by Landlord as smoking areas.

23.                               Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same.  No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

24.                               Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

25.                               These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.  In the event one or more of these Rules and Regulations (whether provided herein or hereafter established by Landlord pursuant to Rule 25 below) conflicts with the terms and conditions of the Lease, the terms and conditions of the Lease shall control.

26.                               Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of die Building, and for the preservation of good order m and about the Building.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

[REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK]

Initials

EXHIBIT E — APPLICABLE REFUSAL SPACE
attached to and made a part of Lease bearing the
Lease Reference Date of October 4, 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

(SEE ATTACHED]

Initials

E-1

REFUSAL SPACE

28 Crosby Corporate Center
Bedford, MA

Exhibit E
Refusal Space Second Floor

EXHIBIT F — SERVICES AND UTILITIES SPECIFICATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of October 4, between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

A.                                    Electric Service

2,000 amps @ 480 volts (15 watts/square foot based on 90,000 square feet)

Note:  The above calculation includes power for HVAC

B.                                    HVAC Service:

1st Floor Space:  two (2) 60 ton units.

2nd Floor Space:  one (1) 80 ton unit

Initials

F-1

EXHIBIT G — FORM LETTER OF CREDIT
attached to and made a part of Lease bearing the
Lease Reference Date of October 4, 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

[SEE ATTACHED]

1777119.5

Initials

G-1

STANDBY LETTER OF CREDIT DRAFT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:  OCTOBER     , 2008

BENEFICIARY:

RAR2-CROSBY CORPORATE CENTER QRS, INC.
C/O RREEF MANAGEMENT COMPANY
34 CROSBY DRIVE
BEDFORD, MA 01730

APPLICANT:
REVEAL IMAGING TECHNOLOGIES, INC.
201 BURLINGTON ROAD
BEDFORD, MA 01730

AMOUNT: US$500,000.00 (FIVE HUNDRED THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:           , 2009 [ONE YEAR FROM LC ISSUE DATE]

LOCATION:  AT OUR COUNTRIES IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF            IN YOUR FAVOR AND YOU ARE HEREBY IRREVOCABLY AUTHORIZED TO DRAW ON US UNDER THIS LETTER OF CREDIT AND AMOUNT UP TO USD $500,00.00 (UNITED STATES DOLLARS FIVE HUNDRED THOUSAND AND 00/100).  THIS LETTER OF CREDIT IS AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.                                      THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS), IF ANY.

2.                                      A DATED CERTIFICATION FROM THE BENEFICIARY, PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER, PARTNER OR AGENT, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING.

“RAR2-CROSBY CORPORATE CENTER QRS, INC. IS ENTITLED TO THE USE OF APPLICANTS SECURITY DEPOSIT PURSUANT TO THAT CERTAIN LEASE DATED SEPTEMBER [    ], 2008 [INSERT LEASE DATE], BETWEEN RAR2-CROSBY CORPORATE CENTER QRS, INC., AS LANDLORD, AND REVEAL IMAGING TECHNOLOGIES, INC., AS TENANT, AS AMENDED FROM TIME TO TIME.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED.  THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT AND/OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE

1

SEND YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE.  IF SO WE NOTIFY YOU THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED, YOU MAY DRAW THE FULL AMOUNT THEN AVAILABLE ON OR BEFORE THE THEN CURRENT EXPIRATION DATE BY MEANS OF YOUR SIGHT DRAFT DRAWN ON US, WHICH DRAFT NEED NOT BE ACCOMPANIED BY THE CERTIFICATE.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MAY 31, 2017, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE DECREASED WITHOUT AMENDMENT(S) TO THE NEW AGGREGATE AMOUNT(S) ON THE FOLLOWING EFFECTIVE DATE(S), PROVIDED THAT THE AVAILABLE AMOUNT EXCEEDS THE FOLLOWING AGGREGATE AMOUNT(S) UNLESS AT LEAST 10 DAYS PRIOR TO THE EFFECTIVE DATE(S) SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054 ATTN: STBY L/C DEPARTMENT IS IN RECEIPT OF A SIGNED WRITTEN AUTHORIZATION FROM AN AUTHORIZED SIGNATORY OF THE BENEFICIARY OR REPRESENTATIVE, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING:  “THE APPLICANT IS IN DEFAULT PURSUANT TO THAT CERTAIN LEASE DATED OCTOBER      2008 BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT, AND THAT NO REDUCTION IS TO TAKE PLACE ON THE EFFECTIVE DATE,                      (TO BE SPECIFIED)”:

EFFECTIVE DATE(S)	NEW AGGREGATE AMOUNT(S)
MARCH 31, 2010	USD	425,000.00
MARCH 31, 2011	USD	350,000.00
MARCH 31, 2012	USD	275,000.00
MARCH 31, 2013	USD	250,00.00

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK WITHOUT COST TO THE BENEFICIARY ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO).  OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00) WILL BE PAID BY THE APPLICANT.  ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE.  EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS TO US BY OVERNIGHT COURIER MAIL ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION:  STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT FAX NO: (408) 654-6211 OR (408) 496-2418; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-7120 OR (408) 654-6349, ATTENTION:  STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE

2

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY’S SIGNED STATEMENT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (“ISP98”), AND AS TO MATTERS NOT ADDRESSED BY THE ISP98, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE U.S. FEDERAL LAW.

SILICON VALLEY BANK

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE

3

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	(BENEFICIARY’S NAME)
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.                                      DATE: ISSUANCE DATE OF DRAFT.

2.                                      REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.                                      PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.                                      US$: AMOUNT OF DRAWING IN FIGURES.

5.                                      USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.                                      LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.                                      DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.                                      BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.                                      AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:

ALICE DA LUZ: 408-654-7120
EFRAIN TUVILLA: 408-654-6349

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE

EXHIBIT “B”

DATE;

TO:	SILICON VALLEY BANK		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT
	3003 TASMAN DRIVE			NO. ISSUED BY
	SANTA CLARA. CA 95054			SILICON VALLEY BANK, SANTA CLARA
	ATTN:	INTERNATIONAL DIVISION.		L/C AMOUNT:
STANDBY LETTERS OF CREDIT

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATEDE

The name(s), title(s), and signatures) conform to that/those on file with us for the company and the signatures) is/are authorized to execute this instrument.

We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE

COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM is made as of May 1, 2009, by and between RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation (“Landlord”) and REVEAL IMAGING TECHNOLOGIES, INC., a Delaware Corporation (‘Tenant”).

Recitals

A.                                    Landlord and Tenant are parties to that certain Lease Amendment, dated for reference November 4, 2008 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 90,000 square feet at the building commonly known as 28 Crosby Drive, Bedford, Massachusetts 01730.

B.                                    Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.                                    Landlord and Tenant desire to enter into this Commencement Date Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.                                      The actual Commencement Date is May 1, 2009.

2.                                      The actual Termination Date is April 30, 2017.

3.                                      The Schedule of the Annual Rent and the Monthly Installment of Rent set forth in the Reference Pages of the Lease is hereby deleted in its entirety, and the following is substituted therefor:

Period		Rentable Square	Annual Rent Per		Monthly Installment of
From	Through	Footage	Square Foot	Annual Rent	Rent
05/01/2009	08/31/2009	90,000	$0.00	$0.00	$0,00
09/01/2009	04/30/2010	90,000	$8.67	$780,000.00	$65,000.00
05/01/2010	04/30/2011	90,000	$15.56	$1,400,000.00	$116,666.67
05/01/2011	04/30/2012	90,000	$20.50	$1,845,000.00	$153,750.00
05/01/2012	04/30/2013	90,000	$21.00	$1,890,000.00	$157,500.00
05/01/2013	04/30/2014	90,000	$22.00	$1,980,000.00	$165,000.00
05/01/2014	04/30/2015	90,000	$22.50	$2,025,000.00	$168,750.00
05/01/2015	04/30/2016	90.000	$23.00	$2,070,000.00	$172,500.00
05/01/2016	04/30/2017	90,000	$23.50	$2,115,000.00	$176,250.00

4.                                      Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Commencement Date Memorandum to be executed as of the date and year first above written.

LANDLORD:		TENANT:

RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation		REVEAL IMAGING TECHNOLOGIES, INC., a Delaware Corporation

By: RREEF Management Company, a Delaware
corporation, Authorized Agent

By:	/s/ Ron DeSimone	By:	/s/David Reissfelder
Name:	Ron DeSimone	Name:	David Reissfelder
Title:	Senior Leasing Property Manager	Title:	CFO
Dated:	5/13/09	Dated:	5/13/09

1646584.1

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) dated as of this 20th day of February, 2009 (the “Effective Date”), is entered into by and between RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation (“Landlord”), and REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), relating to the premises located in the building (the “Building”) located in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, commonly known as 28 Crosby Drive (the “Property”).

Recitals

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease with a lease reference date of November 4, 2008 (the “Lease”);

WHEREAS, Landlord is the current owner of the Property and the current holder of the landlord’s interest under the Lease and Tenant is the current holder of the tenant’s interest under the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Agreements

1.                                      Capitalized Terms.  Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Lease.

2.                                      Recitals.  The recitals above set forth are true and complete and are incorporated herein by reference.

3.                                      Amendments.  As of the Effective Date, the Lease is hereby amended as follows:

a.                                      Scheduled Commencement Date.  In the section of the Lease entitled “Reference Pages,” the subsection thereof in which the term “Scheduled Commencement Date” is defined, is hereby amended to read in its entirety as follows:

SCHEDULED

COMMENCEMENT DATE:                                      May 1, 2009

b.                                      Commencement Date.  In the section of the Lease entitled “Reference Pages,” the subsection thereof in which the term “Commencement Date” is defined, is hereby amended to read in its entirety as follows:

COMMENCEMENT DATE:                                                              The later of (a) May 1, 2009, or (b) the date upon which the “Landlord’s Work” (as defined in Exhibit B) has been Substantially Completed (as defined in Exhibit B) as determined under Exhibit B.

c.                                       Tenant’s Guaranteed Access Period.  In Exhibit B to the Lease, Section 4.2.6 thereof is hereby amended by deleting the words “March 17, 2009” and replacing them with the words “April 16, 2009”.

4.                                      Ratification of Lease Provisions.  Except as otherwise expressly amended, modified and provided for in this Amendment, all of the provisions, covenants and conditions of the Lease are hereby ratified, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

5.                                      Entire Amendment.  This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

6.                                      Authority; Binding.  Landlord and Tenant each warrant to the other that the person executing this Amendment on its behalf has the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns

7.                                      Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first above written.

LANDLORD:

RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation

By:	RREEF MANAGEMENT COMPANY, a Delaware corporation, its Authorized Agent

	By:	/s/ Edward Reiss
	Name:	Edward Reiss
	Title:	Vice President/District Manager

TENANT:

REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ David Reissfelder
	Name:	David Reissfelder
	Title:	VP Finance and Administration

1797827.2

3

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated as of this 12th day of July, 2010 (the “Effective Date”), is entered into by and between RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation (“Landlord”), and REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), relating to the premises located in the building (the “Building”) located in the Town of Bedford, County of Middlesex, Commonwealth of Massachusetts, commonly known as 28 Crosby Drive (the “Property”).

W I T N E S S E T H:

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease with a lease reference date of November 4, 2008, as affected by that certain First Amendment to Lease dated as of October 20, 2010, by and between Landlord, as landlord, and Tenant, as tenant (together, the “Lease”);

WHEREAS, Landlord is the current owner of the Property and the current holder of the landlord’s interest under the Lease and Tenant is the current holder of the tenant’s interest under the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Capitalized Terms.  Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Lease.

2.                                      Recitals.  The recitals above set forth are true and complete and are incorporated herein by reference.

3.                                      Amendments.  As of the Effective Date, the Lease is hereby amended as follows:

a.                                      Temporary Space License.  The following is hereby inserted as Section 46 of the Lease:

“46.  TEMPORARY SPACE LICENSE.  Commencing on the “Effective Date” set forth in that certain Second Amendment to Lease dated as of July 12, 2010, by and between Landlord, as landlord, and Tenant, as tenant (the “Second Amendment”), and subject to the terms and conditions set forth hereinbelow and in this Lease, Landlord shall grant to Tenant a temporary license to use that certain space consisting of approximately 720 rentable square feet and located contiguous to the portion of the Premises located on the second (2nd) floor of the Building as shown on Exhibit A-4 attached hereto (the “Temporary Space”). Landlord shall not charge Tenant Annual Rent or additional rent with respect to its granting to Tenant of a temporary license to use the Temporary Space; provided, that, Tenant shall be required to pay for the cost of electricity (lights & plugs and any supplemental cooling) relating to such Temporary Space in accordance with the terms and provisions of Article 13 of the Lease.  Both Landlord and Tenant shall have the right to terminate Tenant’s temporary license to use the Temporary Space on at least thirty (30) days prior written notice to the non-terminating party.  Notwithstanding the foregoing, if not sooner terminated by Landlord as set forth hereinabove, Tenant’s rights to the Temporary Space shall terminate upon the expiration or earlier termination of this Lease, regardless of whether notice was given to Tenant, whereupon Tenant shall vacate and surrender the same in accordance with the terms and provisions of this Lease.  Tenant acknowledges and agrees that (a) Landlord shall not be liable to Tenant for failing to deliver the Temporary Space, or any portion thereof, to Tenant by any particular date, and (b) Tenant shall not have the right to terminate this Lease for Landlord’s failure to timely deliver the Temporary Space, or any portion thereof, to Tenant by any particular date, but shall accept delivery of such Temporary Space when delivered by Landlord.

Tenant’s use of the Temporary Space shall be subject to the same terms and conditions as those set forth in this Lease with respect to the Premises, all of which shall apply to the Temporary Space.  Tenant hereby acknowledges and agrees that (i) Tenant shall be using the Temporary Space in its present “as is, where is” condition with all faults and without warranty or representation of any kind by Landlord (either express or implied), (ii) Landlord shall not be liable for damage to furniture, equipment, materials, goods, effects or other property in the Temporary Space by reason of leakage from the roof or ceiling or any damage caused by water, gas or other fluid, or from any other cause, and further agrees to release and hold harmless Landlord from any liability for damage on account of personal injuries by reason of any defects in the Building or any cause whatever, and (iii) Landlord shall not be required to make or pay for any improvements in or to the Temporary Space in connection with Tenant’s use thereof.

Tenant shall use the Temporary Space for the Permitted Uses only and Tenant shall not make, nor be permitted to make, any alterations, improvements, additions to or installations in the Temporary Space except as otherwise permitted under, and pursuant to, Article 6 of the Lease.  Tenant may not store any chemicals or flammable materials or goods in the Temporary Space.  Tenant further acknowledges and agrees that (A) Tenant’s entering of the Temporary Space and its use thereof for the purposes permitted hereunder shall be at Tenant’s sole risk and expense,

2

and (B) Landlord shall have no responsibility for, or liability to, Tenant or any person for any accident, injury, loss or damage arising out of, or in connection with, Tenant’s use of or entering of the Temporary Space.  Without limiting the generality of the foregoing, Tenant hereby acknowledges that Landlord will not be insuring anything stored by Tenant in the Temporary Space.”

b.                                      Exhibits.  Exhibit A-4 attached to the Second Amendment is hereby added and incorporated into the Lease as Exhibit A-4 thereto.

4.                                      Miscellaneous.  Tenant hereby acknowledges that (a) Landlord has no undischarged obligations under the Lease to perform any work or improvements to the Premises (including, without limitation, the Landlord’s Work, the Island Alteration Work, the Bathroom upgrade work described in Section 5 of Exhibit B to the Lease and the lobby work described in Section 7 of Exhibit B to the Lease) or to provide any tenant improvement allowance under the Lease; (b) there are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord; (c) neither Landlord nor Tenant is in any respect in default under the Lease; and (d) Tenant has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

5.                                      Brokers.  Landlord and Tenant each represent that there are no brokers involved with respect to this Amendment and each party agrees to indemnify, defend and hold harmless the other with respect to any breach of such representation.

6.                                      Effective Date.  The parties agree that this Amendment shall be effective from and after the Effective Date and not to any period of time prior thereto.  To the extent this Amendment contains language which purports to amend the Lease with respect to periods of time prior to the Effective Date, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto.  In no event shall this Amendment be construed to impose any liability on Landlord for any period of time preceding its ownership of the Property.

7.                                      Option to Extend.  Tenant has one (1) remaining option to extend the Term of the Lease for a period of five (5) years pursuant to Article 40 of the Lease.

8.                                      Ratification of Lease Provisions.  Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

9.                                      Entire Amendment.  This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

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10.                               Binding Amendment.  This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

11.                               Landlord’s Liability.  Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord’s interest in the Property to which the Premises are a part.  The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

12.                               Governing Law.  This Amendment shall be governed by the law of the state in which the Property is located.

13.                               Authority.  Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

14.                               Severability.  If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

15.                               No Reservation.  Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

16.                               Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal of the date and year first above written.

LANDLORD:

RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation

By:	RREEF AMERICA, LLC, a Delaware limited liability company, its Authorized Agent

	By:	/s/ Edward Reiss
	Name:	Edward Reiss
	Title:	Vice President/District Manager

TENANT:

REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ David Reissfelder
	Name:	David Reissfelder
	Title:	VP Finance and Administration

5

EXHIBIT A-4 — FLOOR PLAN DEPICTING THE TEMPORARY SPACE
attached to and made a part of the Lease bearing the
Lease Reference Date of November 4, 2008 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord and
REVEAL IMAGING TECHNOLOGIES, INC., as Tenant

Exhibit A-4 is intended only to show the general layout of the Temporary Space as of the “Effective Date” of the Second Amendment.  It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate.

SECOND FLOOR
BUILDING #5
28 CROSBY DRIVE
BEDFORD, MASSACHUSETTS

0' 5' 20' 40' 75'

2009_0436MP1 8/27/2009

BLDG #5
28 CROSBY DRIVE
TUNNEL A
TUNNEL B
BLDG #2
22 CROSBY DRIVE
24 CROSBY DRIVE
BLDG #4
26 CROSBY DRIVE
20 CROSBY DRIVE

KEY PLAN

RREEF

EP2

Initial Conformis Space
Short Term - Conformis/SAIC Shared Space
relocated fence/gate
new partitions

Exhibit C

Form of Delivery Agreement

Pursuant to the terms of the Sublease dated                   ,        2012 (“Sublease”) by and between                                     , REVEAL IMAGING TECHNOLOGIES, INC., a Delaware corporation (“Sublandlord”), and CONFORMIS, INC., a Delaware corporation (“Subtenant”), for that certain premises, consisting of 90,000 rentable square feet (the “Subleased Premises”) located at 28 Crosby Drive, Bedford MA (the “Building”), by execution of this Delivery Agreement, the parties hereby confirm the following:

(1)                                 The Early Access Date shall be                                         .

(2)                                 The Sublease Commencement Date shall be                                         .

(3)                                 The Sublease Expiration Date shall be                                         .

All other terms and conditions of the Sublease shall remain the same.  In the event of any conflict between this Delivery Agreement and the Sublease, this Delivery Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this Delivery Agreement this          day of                             , 2012.

SUBTENANT: CONFORMIS, INC.	SUBLANDLORD: REVEAL IMAGING TECHNOLOGIES, INC.

By:	By:

Name:	Name:

Title:	Title:

Exhibit D

Early Access Area

Initial Conformis Space

Short Term - Conformis/SAIC Shared Space

relocated fence/gate

new partitions

1

Exhibit E

Transferred FF&E Inventory List

Exhibit E — Transferred FF&E Inventory List

1st Floor	Quantity

Desk	54

Bookcase	6

File Cabinet (2 Drawer)	38

File Cabinet (3 Drawer)	57

Table	6

Desk Chair	70

Side Chair	63

Lateral File Cabinet	10

8’ x 8’ workstations and accessories	41

2nd Floor

Desk	94

Bookcase	15

File Cabinet (2 Drawer)	76

File Cabinet (3 Drawer)	83

Table	9

Desk Chair	120

Side Chair	105

Credenza	3

Lateral File Cabinet	66

8’ x 8’ workstations and accessories	77

Kitchen Area

1st Floor

Table	8

Chairs	32

Appliances	3 fridges, 2 microwaves, 2 toasters

Stools	8

Kitchen Area

2nd Floor

Table	1

Chairs

Appliances	fridge/dishwasher

Stools	6

1st Floor Conference Room

Table	2

Chairs	19

Credenza	1

1

2nd Floor Conference Room

Table	5

Chairs	48

Credenza	2

Artwork

1st Floor	25

2nd Floor	12

Equipment

2-Ton Supplemental Cooling system	1

8-Ton Supplemental Cooling System	1

APC Symmetras	2

Security System	1

Low Voltage Cabling	1-lot

2

Exhibit F-l

Nitrogen Tank Specifications

PERMA-CYL® 3000 HP

HIGH PRESSURE – HIGH FLOW

The innovative Perma-Cyl® 3000HP is the latest addition to the Perma-Cyl product line of fast fill at-site MicroBulk storage vessels. Designed for configuration to any gas application, the Perma-Cyl 3000HP is flexible to supply service from low pressure liquid nitrogen to high pressure, high flow gas supply. The relief valve setting is 350 psig (24.1 barg), and with our industry-exclusive *configure to order* plumbing you can build your own Perma-Cyl 3000HP to meet your distribution practice and your customer's needs economically.

The Perma-Cyl 3000HP comes with all the standard Perma-Cyl features. Alternatively, this model can be supplied with a vacuum-insulated bottom withdrawal connection in the *configure to order* process, keeping the lead time to a minimum.

When filled with the ORCA® delivery system, the Perma-Cyl 3000HP is designed for a safe automatic shut-off with no filling losses under normal operating conditions. The Perma-Cyl series is designed to store liquefied gas contents for long periods of time without venting – thus, limiting product losses during periods with little or no use.

Pat. No. 6,799,429

PRODUCT HIGHLIGHTS

- Fast accurate fills
  - Automatic fill shut-off works with Orca delivery system
  - Top fill circuit to optimize fill time
- Cyl-Tel® contents gauge
  - Digital and accurate
  - Telemetry ready for Onsite® and Data Online™
  - Built-in user-selectable scales
- Easy to use instruments and controls
  - Located at user height
  - Single-adjustment metered combo regulator
  - Isolation valves for regulator and level gauge
- Long-life low-maintenance
  - Stainless steel piping and outer vessel
  - Heavy-duty galvanized pallet base
- Any application – Any time
  - Choice of configurations to meet customer needs
  - Easy low-cost installation – outdoors or indoors (local codes permitting)
  - Service: N_2/Ar/O_2/CO_2
  - VIP/MAXP/Python option for LN_2
  - Optional external pressure builder/vaporizer

CHART®

Innovation. Experience. Performance.

1

PERMA-CYL. 3000 HP

HIGH PRESSURE - HIGH FLOW

CAPACITIES		
Gross Volume	822.8 gal	3110 liters
Net Volume	793.7 gal	3000 liters
Gas Storage Capacity (@ 1 Atm & 68° F / 20° C)*		
Oxygen	84,567 scf	2395 Nm³
Nitrogen	68,466 scf	1939 Nm³
Argon	82,731 scf	2343 Nm³
Carbon Dioxide	58,686 scf	1662 Nm³
GENERAL SPECIFICATIONS		
Relief Valve Setting / MAWP	350 psi	24.1 bar
Overall Height w/ Piping	117 in	2970 mm
Width w/ Piping	58 in	1473 mm
Depth w/ Piping	64 in	1626 mm
Tank Diameter	56 in	1422 mm
Tare Weight	4500 lbs	2045 kg
PERFORMANCE		
Normal Evaporation Rate (% per day)**		
Nitrogen	1%	1%
Oxygen & Argon	0.62%	0.62%
Gas Supply Rate	1350 scfh	35.4 Nm³H
High-Flow Option (side mount)	2000 scfh	52.4 Nm³H
CONSTRUCTION		
Design & Manufacturing Code	ASME Sec. VIII Div. 1	
Outer Vessel	Type 304 SS	

Footnotes: Specifications subject to change without prior notice.

Patents: 5,787,942 • 5,954,101 • 6,799,429

*Values are based on net capacity at 0 psig (0 barg). See page 15 of Chart's MicroBulk Systems Product Catalog (P/N 11926802) for conversion densities.

**Values are based on gross volume.

Spring Check
Flapper Check
Safety Valve
Rupture Disc
Ball Valve
Globe Valve
Regulator
Strainer
Liquid Level

Chart Inc.
U.S.: 800-400-4683
Worldwide: 952-758-4484

Innovation. Experience. Performance.

© 2009 Chart Inc.

P/N 14302525
www.chart-ind.com

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Exhibit F-2

Nitrogen Tank Support Area

Exhibit G

Form of Guaranty

GUARANTY OF MASTER LEASE OBLIGATIONS

THIS GUARANTY OF MASTER LEASE OBLIGATIONS (the “Guaranty”) is made as of the          day of May, 2012, by Science Applications International Corporation, a Delaware corporation (“Guarantor”) and Reveal Imaging Technologies, Inc., a Delaware corporation (“Reveal”) in favor of ConforMIS, Inc., a Delaware corporation (“ConforMIS”).

W I T N E S S E T H:

WHEREAS, ConforMIS and Reveal have entered into a Sublease (the “Sublease”) of even date herewith, whereby ConforMIS subleases from Reveal, pursuant to the terms of the Sublease, the Subleased Premises defined and described in the Sublease (the “Premises”);

WHEREAS, Reveal and RAR2-Crosby Corporate Center QRS, Inc. (“Master Landlord”), are parties to that certain Lease dated as of November 4, 2008, as affected by that certain (a) First Amendment to Lease dated as of February 20, 2009, and (b) Second Amendment to Lease dated as of July 12, 2010 (collectively, the “Master Lease”), pursuant to which Master Landlord leases to Reveal the Premises; and

WHEREAS, ConforMIS has expressed a concern that the Master Lease will be terminated due to Reveal’s nonpayment or nonperformance of its obligations under the Master Lease, and Guarantor, the sole stockholder of Reveal, is willing to provide the assurances set forth herein in order to address such concerns and to induce ConforMIS to enter into the Sublease.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor and Reveal hereby covenant and agree as follows:

1.                                      Guaranty.  Notwithstanding any notice terms or other procedures set forth in this Guaranty, Guarantor hereby unconditionally and absolutely guarantees to ConforMIS (i) the due and punctual payment of all monetary obligations of Reveal under the Master Lease and (ii) the due and punctual performance of all non-monetary obligations of Reveal under the Master Lease.  The liability of Guarantor under this Guaranty shall be direct, absolute, unconditional and continuing and shall not be impaired irrespective of (a) any lack of validity or enforceability as against Guarantor of the Master Lease and/or the Sublease, (b) any modification, supplement, extension, amendment or other change in terms of the Master Lease and/or the Sublease, or (c) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the obligations of Guarantor under the Master Lease and/or the Sublease.

2.                                      Breach of this Guaranty.  In the event that Guarantor fails to perform its obligations as and when required under Section 1 and/or Section 3 of this Guaranty, then Guarantor shall be deemed in default of this Guaranty and ConforMIS may pursue all available remedies against Guarantor for such breach, at law or in equity.  Additionally, Guarantor shall reimburse ConforMIS for all reasonable costs incurred in enforcing this Guaranty (including without limitation reasonable attorney’s fees).

3.                                      Guaranty to Include Sublease Upon Insecurity Event.  Upon the occurrence of a Reveal Financial Insecurity Event (defined below), this Guaranty will be automatically expanded to include as guaranteed obligations the payment and performance obligations of Reveal to ConforMIS under the Sublease.  For purposes of this Guaranty, a Reveal Financial Insecurity Event shall be deemed to occur upon any one or more of the following:

(A)                               Reveal (i) admits in writing its inability to pay its debts as they come due; (ii) makes an assignment for the benefit of creditors; (iii) applies for, consents to, or acquiesces in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed; (iv) voluntarily commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law of any jurisdiction; or (v) has commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law of any jurisdiction which proceeding is not discharged within 90 days;

(B)                               all or substantially all of the assets of Reveal on the date of this Guaranty have been disposed of;

(C)                               Reveal becomes insolvent or generally unable to pay its debts as they mature; or

(D)                               Reveal ceases to conduct its business or otherwise engage in any material business activity.

4.                                      Waiver.  Guarantor hereby waives (i) promptness, diligence, notice of acceptance, any other notices to which Guarantor may otherwise be entitled, and all suretyship defenses and (ii) any defense arising by reason of the bankruptcy or lack of legal existence of Reveal, or by reason of the cessation from any cause whatsoever of the liability of Reveal.

5.                                      Additional Agreements.

(a)                                 Guarantor hereby acknowledges that it is the sole stockholder of Reveal and has directly and/or indirectly benefited from the execution and delivery of the Sublease and has received fair and reasonable equivalent value in exchange for this Guaranty.

(b)                                 The liability of Guarantor hereunder may be enforced without requiring ConforMIS to first to resort to any other right or remedy against Reveal or any other party.

(c)                                  The obligations of Guarantor hereunder are primary and independent of the obligations of Reveal under the Sublease and the Master Lease, and a separate action or actions may be brought or prosecuted against Guarantor hereunder regardless of whether action is brought against Reveal (or whether Reveal is joined in any such action or actions).

(d)                                 No failure on the part of ConforMIS to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided at law.

6.                                      Modifications.  This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor, Reveal and ConforMIS.

7.                                      Successors and Assigns.  All obligations and liabilities of Guarantor and Reveal pursuant to this Guaranty shall be binding upon their respective successors and assigns.  Notwithstanding the foregoing, no party may assign, transfer or encumber any interest in this Guaranty.  In no event shall this Guaranty inure to the benefit of ConforMIS’s successors or assigns.

8.                                      Guarantor’s Notice Address.  Guarantor’s address for purposes of notice shall be as follows: Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Real Estate Leasing.

9.                                      Termination of Guaranty.  The occurrence of any of the following events (each, a “Guaranty Termination Event”) shall immediately terminate and render this Guaranty void ab initio and of no further force or effect:

(a)                                 Any assignment, transfer, encumbrance or attempted assignment, transfer or encumbrance of this Guaranty by ConforMIS in violation of Section 7 herein; or

(b)                                 An Event of Default by ConforMIS under Section 16 of the Sublease, which Section 16 by its terms incorporates by reference the terms and provisions of Section 18 of the Master Lease; provided that an Event of Default arising from a matter which ConforMIS disputes in good faith shall not terminate this Guaranty so long as ConforMIS is diligently pursing resolution of the dispute.

10.                               Governing Law.  This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

11.                               Counterparts.  This Guaranty may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor and Reveal have set their hands and seals the date first above written.

GUARANTOR:

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation

By:
Name: Frederick R. Hazard
Its: Senior Vice President of Real Estate

TENANT UNDER THE MASTER LEASE:

REVEAL IMAGING TECHNOLOGIES, INC., a Delaware Corporation

By:
Name:
Its: